    As filed with the Securities and Exchange Commission on August 22, 2001.
                                                      Registration No. 333-62788


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------

                          ADVANCED VIRAL RESEARCH CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                               5129                            59-2646820
                 ---------                              -----                           ----------
      (State or other jurisdiction of       (Primary Standard Industrial               IRS Employer
      incorporation or organization)         Classification Code Number)           Identification Number


      200 CORPORATE BOULEVARD SOUTH, YONKERS, NEW YORK 10701 (914) 376-7383
   --------------------------------------------------------------------------
   (Address and telephone number of Registrant's principal executive offices)


        Shalom Z. Hirschman, M.D., President and Chief Executive Officer

      200 CORPORATE BOULEVARD SOUTH, YONKERS, NEW YORK 10701 (914) 376-7383
      ---------------------------------------------------------------------
            (Name, address and telephone number of agent for service)


                              ---------------------

                                   COPIES TO:
                               CHARLES J. RENNERT
                   Berman Wolfe Rennert Vogel & Mandler, P.A.
         Bank of America Tower, Suite 3500, 100 Southeast Second Street
                            Miami, Florida 33131-2130
                    Phone: (305) 577-4177 Fax: (305) 373-6036

                              ---------------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

 ....................................................................................................................
   TITLE OF EACH CLASS OF       AMOUNT TO        PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
SECURITIES TO BE REGISTERED   BE REGISTERED  OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE  REGISTRATION FEE
---------------------------   -------------  ------------------------   ------------------------  ----------------
Common stock par
value $0.00001 per share       23,444,000           $0.3225 (1)                $7,560,690                $1,890
 ....................................................................................................................
Total Fee                                                                                                $1,890 (2)
 ....................................................................................................................


-----------------------



(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the closing bid and ask prices of the common stock on August 16, 2001, as reported on the OTC Electronic Bulletin Board.
(2)  Previously paid




                          ----------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  Subject to completion, dated August 22, 2001



                                23,444,000 SHARES


                          ADVANCED VIRAL RESEARCH CORP.

                                  COMMON STOCK



         This prospectus may be used only in connection with the resale of 23,444,000 shares of common stock of Advanced Viral Research Corp. by the selling shareholders listed on page 50 of this prospectus.


         Our common stock is traded on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "ADVR." On August 16, 2001, the high and low bid prices for the common stock on the Bulletin Board were $0.345 and $0.31 per share, respectively.



         INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                            ------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------


                 The date of this prospectus is August __, 2001.



         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY................................................................................................1

SUMMARY FINANCIAL DATA............................................................................................5

RISK FACTORS......................................................................................................6

ABOUT THIS PROSPECTUS............................................................................................12

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE..................................................................12

WHERE TO FIND MORE INFORMATION...................................................................................13

MARKET PRICE OF AND DIVIDENDS ON THE COMMON STOCK AND RELATED SHAREHOLDER MATTERS................................13

CAPITALIZATION...................................................................................................15

SELECTED CONSOLIDATED FINANCIAL DATA.............................................................................16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................18

BUSINESS.........................................................................................................34

MANAGEMENT.......................................................................................................49

PRINCIPAL SHAREHOLDERS...........................................................................................56

SELLING SHAREHOLDERS.............................................................................................57

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................58

DESCRIPTION OF COMMON STOCK......................................................................................58

USE OF PROCEEDS..................................................................................................59

PLAN OF DISTRIBUTION.............................................................................................59

LEGAL MATTERS....................................................................................................60

EXPERTS..........................................................................................................60

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................60

INDEX TO FINANCIAL STATEMENTS...................................................................................F-1

SIGNATURES....................................................................................................II-12



                               PROSPECTUS SUMMARY

         This summary highlights information about the offering and Advanced Viral Research Corp. which we believe will be most important to you. However, you should read the entire prospectus for a complete understanding of the offering and our business.

THE COMPANY


         Advanced Viral Research Corp. was formed in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug known by the trademark Reticulose(R). In addition to Reticulose(R), which has been used exclusively with Advanced Viral's original formulation, Advanced Viral is developing a new or current formulation which to date, has been designated only by its generic name Product R. As used in this prospectus, the term "Product R" refers to the current formulation as well as the prior formulation of the pharmaceutical drug known as Reticulose(R). Product R may be employed in the treatment of certain viral and autoimmune diseases such as:


         o Human immunodeficiency virus, or HIV, including acquired immune deficiency syndrome, or AIDS;

         o  Hepatitis B and hepatitis C, both liver diseases;

         o Human papilloma virus, or HPV, which causes genital warts and may lead to cervical cancer; and

         o  Rheumatoid arthritis.


      Since 1962, when Reticulose(R) was reclassified as a "new drug" by the Food and Drug Administration, or FDA, the FDA has not permitted Reticulose(R) to be marketed in the United States. A forfeiture action was instituted in 1962 by the FDA against Reticulose(R), and it was withdrawn from the United States market. The injunction obtained by the FDA prohibits, among other things, any shipment of Product R until a new drug application, or NDA, is approved by the FDA. FDA approval of an NDA first requires clinical testing of Product R in human trials, which cannot be conducted until we first satisfy the regulatory protocols and the substantial preapproval requirements imposed by the FDA upon the introduction of any new or unapproved drug product pursuant to an investigational new drug application, or IND. On July 30, 2001, we submitted an IND application to the FDA to begin Phase I clinical trials of Product R as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. As of August 21, 2001, our IHD application is still pending with the FDA.



         Our operations over the last five years have been limited principally to research, testing and analysis of Product R in the United States, either IN VITRO (outside the living body in an artificial environment, such as in a test tube), or on animals, and engaging others to perform testing and analysis of Product R on human patients outside the United States. The FDA has not approved human clinical trials for Product R in the United States. We may be required, in the absence of grants or other subsidies, to bear the expenses of the first phase of human clinical trials to the extent the FDA permits human clinical trials to occur. We do not know what the actual cost of such trials would be. If we need additional financing to fund such human clinical trials, it may not be available to us, which may force us to reduce our operations.

         Shalom Z. Hirschman, M.D., our Chief Executive Officer and President, has monitored the testing of Product R and has performed analyses of Product R with our scientific staff, which we believe may be used in connection with the FDA approval process. In addition, we contracted with GloboMax LLC of Hanover, Maryland to advise us in our preparation and filing of the IND with the FDA, and to otherwise assist us through the FDA process with the objective of obtaining full approval for the manufacture and commercial distribution of Product R in the United States. On July 30, 2001, we submitted an IND application to the FDA to begin Phase I clinical trials of Product R as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection.

         Our offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701 and 1250 East Hallandale Beach Boulevard, Suite 501, Hallandale, Florida 33009. Our telephone number in Yonkers, New York is (914) 376-7383 and our telephone number in Hallandale, Florida is (954) 458-7636. We have also established a website: WWW.ADVIRAL.COM. Information contained on our website is not a part of this prospectus.

THE OFFERING

         On November 8, 2000, pursuant to a securities purchase agreement with Harbor View Group and various other purchasers, we authorized the issuance and sale of up to 50,000,000 shares of our common stock and warrants to purchase an aggregate of 30,000,000 shares of common stock for a per share price of $0.40 in a private offering transaction pursuant to Section 4(2) of the Securities Act. Pursuant to this securities purchase agreement, we sold 13,427,500 shares and warrants to purchase 8,056,500 shares for an aggregate purchase price of $5,371,000. Half of the warrants are exercisable at $0.48 per share, and half of the warrants are exercisable at $0.56 per share, until November 8, 2005. Each warrant contains anti-dilution provisions, which provide for the adjustment of warrant price and warrant shares.

         On July 27, 2001, pursuant to a securities purchase agreement with various purchasers, we sold an additional 1,225,000 shares of our common stock and warrants to purchase an aggregate of 735,000 shares of common stock for a purchase price of $0.40 per share and an aggregate purchase price of $490,000 in a private offering transaction pursuant to Section 4(2) of the Securities Act. Half of the warrants are exercisable at $0.48 per share, and half of the warrants are exercisable at $0.56 per share, until July 27, 2006. Each warrant contains anti-dilution provisions, which provide for the adjustment of warrant price and warrant shares.



Securities offered............................................ 23,444,000 shares of common stock, including
                                                               8,791,500 shares issuable upon the exercise of
                                                               certain warrants.

Percentage of Advanced Viral's outstanding
securities represented by offering............................ 6%

Common stock to be outstanding
after the offering (1).......................................  395,578,618 shares of common stock, assuming exercise of all warrants for which shares are
                                                               being registered in this prospectus

Use of proceeds..............................................  We will not receive any proceeds from the sale of common stock by the selling shareholders. We
                                                               will receive the cash proceeds, if any, from
                                                               the exercise of the warrants held by selling
                                                               shareholders.


Risk factors.................................................  An investment in the shares involves a high degree of risk. See "Risk Factors."

OTC Bulletin Board trading symbol............................ "ADVR"


---------------

(1) As of August 21, 2001. Does not include approximately 242,093,000 shares issuable upon exercise of certain outstanding options and warrants other than those being offered by the selling shareholders in this prospectus.

                             SUMMARY FINANCIAL DATA


         The following selected historical financial data as of and for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 have been derived from our audited financial statements. The selected consolidated financial data set forth below should be read along with Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus. The statement of operations data for the six months ended June 30, 2001 and the balance sheet data as of June 30, 2001 are derived from our unaudited consolidated financials included elsewhere in this prospectus.




                      SUMMARY STATEMENT OF OPERATIONS DATA




                                                                            YEAR ENDED DECEMBER 31
                                      6 MONTHS ENDED          -----------------------------------------------------------
                                       JUNE 30, 2001          2000          1999          1998         1997         1996
                                       -------------          -----         -----         -----        -----        -----
Net revenues                                 $11,483         $8,363       $10,953          $656       $2,278      $24,111
Net loss                                 ($4,940,697)   ($9,354,664)  ($6,174,262)  ($4,557,710) ($4,141,729) ($1,154,740)
Net loss per common share                     ($0.01)        ($0.03)       ($0.02)       ($0.02)      ($0.02)      ($0.00)
Weighted average # of shares             375,730,988    362,549,690   302,361,109   294,809,073  274,534,277  257,645,815





                           SUMMARY BALANCE SHEET DATA



                                                                                     DECEMBER 31
                                      JUNE 30,            --------------------------------------------------------------
                                        2001              2000           1999           1998          1997          1996
                                   -------------          ----          -----          -----         -----         -----
Total Assets                          $4,896,772      $8,808,714   $2,861,574     $3,304,953    $4,189,842    $1,716,800
Long-term liabilities                   $119,874        $163,013   $4,676,652     $1,625,299    $2,384,793            --
Stockholders' equity per share             $0.01           $0.02        $0.00          $0.00         $0.01         $0.01
Shares outstanding at period
end                                  380,437,118     380,214,618  303,472,035    296,422,907   277,962,574   267,031,058



                                  RISK FACTORS

         OUR SECURITIES ARE HIGHLY SPECULATIVE. YOU SHOULD NOT PURCHASE THEM UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES.

1. BECAUSE OUR SHARES ARE `PENNY STOCKS,' YOU MAY BE UNABLE TO RESELL THEM IN THE SECONDARY MARKET.

         A "penny stock" is an equity security with a market price of less than $5 per share which is not listed on the Nasdaq or a national securities exchange. Due to the extra risks involved in an investment in penny stocks, federal securities laws and regulations require broker/dealers who recommend penny stocks to persons other than their established customers and accredited investors to make a special written suitability determination for the purchaser, provide them with a disclosure schedule explaining the penny stock market and its risks, and receive the purchaser's written agreement to the transaction prior to the sale. These requirements limit the ability of broker/dealers to sell penny stocks. In addition, because of the extra requirements, many broker/dealers are unwilling to sell penny stocks at all. As a result, you maybe unable to resell the stock you buy in this offering and could lose your entire investment.


2. THE EXERCISE OF OUR OUTSTANDING WARRANTS OR OPTIONS OR DRAW DOWNS UNDER OUR EQUITY LINE OF CREDIT COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

         As of the date hereof, in addition to the 386,787,118 shares of our common stock currently outstanding:


         o we have outstanding stock options to purchase an aggregate of 51,366,380 shares of common stock at exercise prices ranging from $0.15 to $0.36, of which 48,334,460 are currently exercisable;


         o we have outstanding warrants to purchase an aggregate of 32,851,498 shares of common stock at prices ranging from $0.199 to $1.00, of which warrants to purchase 27,851,498 shares are currently exercisable; and


         o up to 166,666,667 shares may be offered and sold, from time to time, by Cornell Capital Partners, LP, which may purchase such shares pursuant to our equity line of credit agreement, assuming a purchase price equal to $0.30. Under the terms of the equity line of credit agreement, we can "put" up to an aggregate of $50,000,000 of our common stock to Cornell Capital. The purchase price per common share will vary based on the closing bid prices of our common stock as reported on the Bulletin Board during the valuation periods provided in the equity line of credit agreement. For a full description of the equity line of credit agreement, see "Business -- Equity Line of Credit Agreement."

         If all the foregoing securities and put rights were fully exercised and/or converted, as the case may be, there would be outstanding approximately an additional 635,671,663 shares of common stock. The sale or availability for sale of this number of shares of common stock in the public market could depress the market price of the common stock. Additionally, the sale or availability for sale of this number of shares may lessen the likelihood that additional equity financing will be available to us, on favorable or unfavorable terms.


3. THE OFFER AND SALE OF SHARES OF COMMON STOCK TO CORNELL CAPITAL UNDER THE PRIVATE EQUITY LINE ARRANGEMENT MAY BE DEEMED NOT TO BE AN EXEMPT SALE OF SECURITIES.


         In a transaction like our sale of common stock to Cornell Capital, the issuer of such securities generally may register the resale of securities prior to their issuance if the issuer has completed a valid exempt sale of the securities to the investor, and the investor is at market risk at the time of filing of the registration statement. Because Cornell Capital might not be deemed to have been at market risk prior to filing of the registration statement, the transaction might not qualify for an exemption from the registration requirements of the Securities Act of 1933. Accordingly, Cornell Capital may have the right, for a period of up to one year from the date of its purchase of common stock, to recover damages resulting from its purchase if Cornell Capital is successful in its claim that the transaction was not a valid private placement. These damages could total up to the amount put by Advanced Viral and purchased by Cornell Capital under the equity line. If this occurs, our business, results of operations and financial condition would be harmed. In particular, such an occurrence would have a material adverse effect on our liquidity position and our ability to meet short-term obligations and we might not be able to secure alternative financing on favorable terms or at all.

4. IT IS UNLIKELY THAT WE WILL BE ABLE TO PAY ALL THE COSTS ASSOCIATED WITH THE FULL RANGE OF TESTING AND CLINICAL TRIALS OF PRODUCT R REQUIRED BY THE FDA WITHOUT AN IMPROVEMENT IN OUR LIQUIDITY, WHICH HAS CONSTRAINED OUR ABILITY TO FINANCE NECESSARY RESEARCH, DEVELOPMENT AND OTHER OPERATING EXPENSES AS NEEDED.


         The independent certified public accountants' report on our consolidated financial statements for the year ended December 31, 2000 includes an explanatory paragraph regarding certain liquidity concerns. Note 2 to the Consolidated Financial Statements states that our cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials of Product R required by the FDA, and, unless and until Product R is approved for sale in the United States or another industrially developed country, we may be dependent upon the continued sale of its securities, debt or equity financing for funds to meet our cash requirements. We believe that cash flows from sales of securities and from current financing arrangements will be sufficient to fund operations for the next year. Although we may not be successful in doing so, we intend to continue to sell our securities in an attempt to mitigate the effects of our cash position. No assurance can be given that equity or debt financing, if and when required, will be available.

         During the next 12 months, we expect to incur significant expenditures relating to operating expenses, expenses relating to the IND for Product R, capital expenditures for leasehold improvements, computer systems, and equipment at our Yonkers, New York office, and expenses relating to additional personnel. We currently do not have cash availability to meet our anticipated expenditures for the next 12 months, however, up to $50 million is available to us under the equity line of credit subject to certain conditions as described below. (See "Business-Equity Line of Credit"). We currently are unable to calculate the amount we will require in additional funding to complete the FDA approval process, including conducting clinical trials and filing the NDA application. Our ability to continue operations is dependent upon our continued sale of our securities for funds to meet our cash requirements, and as a result, our ability to continue as a going concern is doubtful.

         Unless we are able to generate sufficient revenue or raise additional funds when needed, it is likely that we will be unable to continue our planned activities, even if we are making progress with our research and development projects. The longer the duration of the regulatory approval process, the more unlikely it is that we will be able to raise such funds on favorable terms or at all, or that any funds raised will be sufficient to complete the FDA approval process to achieve our goal of commercial distribution in the United States and elsewhere. Furthermore, there is no guarantee that approval of Product R by the FDA or any other regulatory authority, or additional financing from the sale of our securities, will translate into any material change in our financial condition. The extensive delays and costs of complying with the FDA regulations makes it unlikely that we will have adequate funds to finance the necessary clinical studies and related costs.

         Subject to certain volume restrictions and the requirement that there be an effective registration statement covering the resale of the shares of common stock to be sold, we have the ability to sell up to $50,000,000 worth of common stock under the private equity line of credit agreement, but the timing and amount of capital raised can vary significantly depending upon various factors, including the market price of our common stock. We cannot be certain that Cornell Capital will have the ability to purchase any of the shares of common stock put to it pursuant to the equity line of credit agreement. Accordingly, we may not be able to raise necessary capital in the manner we expect pursuant to the equity line of credit agreement.


         Because the maximum amount of any draw down request under the equity line of credit agreement is subject to a formula based on the average of the three lowest closing bid prices of our common stock reported on the Bulletin Board for the 25 consecutive trading days prior to the request multiplied by the total trading volume for the same period, a decline in the trading volume or price of our common stock may reduce the amount we can draw down under the private equity line of credit agreement. In addition, business and economic conditions may not make it feasible to draw down under the private equity line of credit agreement at every opportunity, and draw downs are available only every 13 trading days. We may need to raise additional capital to fund our research and development activities. Cornell Capital may also decline to purchase shares under a draw request under the private equity line of credit agreement if the conditions set forth in such agreement are not met.


         We may not be able to obtain additional financing on terms favorable to us, if at all. If adequate funds are not available or are not available on terms favorable to us, we may not be able to effectively to continue or complete the research and development of Product R.


5. THE EXERCISE OF OUR EQUITY LINE OF CREDIT MAY MAKE IT DIFFICULT TO EVALUATE A SHAREHOLDER'S EQUITY POSITION IN ADVANCED VIRAL.


         The number of shares of our common stock which is issuable upon exercise from time to time under our equity line of credit will fluctuate based on the average of the three lowest reported closing bid prices of our common stock over a 25 trading day period ending on the advance notice date. Therefore, the percentage of our common stock held by a shareholder on any given day may be substantially different from another day depending on our closing bid prices, as the number of shares of our common stock issuable pursuant to our equity line of credit may vary significantly from day to day.

         We expect to use the net proceeds from the draw downs under the equity line of credit agreement with Cornell Capital for general corporate purposes. We will have significant flexibility in applying the net proceeds. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. If we fail to apply the net proceeds effectively, our business could be negatively affected.

6. IF WE DO NOT OBTAIN THE FDA'S APPROVAL TO CONDUCT CLINICAL TESTS OF PRODUCT R IN THE UNITED STATES, WE WILL NOT BE ABLE TO COMPLETE ITS DEVELOPMENT AND MAY NOT BE ABLE TO SELL IT ANYWHERE.


         Product R is the only product we are developing, We will not be able to sell it in the United States unless we submit, and the FDA approves, a new drug application, or NDA. We must conduct clinical trials of Product R in humans before we submit an NDA. However, we cannot begin clinical trials in the United States until the FDA approves our investigational new drug application, or IND. On July 30, 2001, we submitted an IND application to the FDA to begin Phase I clinical trials of Product R as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection.

         The FDA will not approve our IND if we haven't satisfied regulatory protocols and other preapproval requirements required for the introduction of a new or unapproved drug. If the FDA approves our IND, we won't be able to begin clinical testing unless we are able to obtain the additional financing we need in order to conduct the trials. It is also possible that clinical trials, if conducted, will not prove that Product R is safe or effective in treating viruses of any kind, in which case we won't be able to submit an NDA and we won't be able to sell Product R in the United States.


         We haven't been able to sell Product R outside the United States because we don't have a free sales certificate for Product R. A free sales certificate is a document issued by the country in which a pharmaceutical product is manufactured, certifying that the country permits the "free sale" of the product in that country. The Bahamas, where our manufacturing facility is located, has no procedure in place to issue a free sales certificate for any therapeutic drug, including Product R. Most countries require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured before allowing the registration of the product in that country. Because we are unable to obtain a certificate from the Bahamas, we are not able to meet registration requirements in the countries that require the certificate, and will be unable to sell Product R in those countries.

7. WE HAVE INCURRED LOSSES SINCE OUR INCEPTION, HAVE NO PRODUCT REVENUE, AND EXPECT TO INCUR ADDITIONAL LOSSES IN THE FUTURE.


         Although we were formed in 1985, we are still in the development stage. From inception through June 30, 2001, we had an accumulated deficit of approximately $34,020,599. We expect that our deficit will continue to increase. The only product revenues we have ever had are insignificant amounts related to our distribution of Product R for testing purposes. We do not currently have any source of product revenue. At this time, we have no basis to believe that we will ever generate operating revenues from the sale of Product R.


8. WE DEPEND ON PATENTS AND PROPRIETARY RIGHTS, WHICH MAY OFFER ONLY LIMITED PROTECTION AGAINST POTENTIAL INFRINGEMENT. IF WE ARE UNABLE TO PROTECT OUR PATENTS AND PROPRIETARY RIGHTS, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL BE HARMED.

         Patent protection and trade secret protection are important to our business and that our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce our patents, or to protect our trade secrets, and could result in substantial costs and diversion of our efforts. In June 2000, Advanced Viral filed an action and complaint in the New York Supreme Court, Westchester County, against Commonwealth Pharmaceuticals, et al alleging a breach of an exclusive distribution agreement, misappropriation of trade secrets and confidential information, conversion and conspiracy to convert Advanced Viral's property interests in Reticulose. In August 2000, Commonwealth Pharmaceuticals and certain affiliates filed a counterclaim suit against Advanced Viral in the United States District Court for the Eastern District of Michigan alleging ownership of the exclusive/broad rights in Reticulose, and seeking, among other things: (i) a declaratory judgment of the claimants' exclusive ownership of the broad/exclusive rights to Reticulose and the subject patent; (ii) an injunction against Advanced Viral from further attempts to use, market or assert any claims of ownership over any broad/exclusive rights in Reticulose, or the use, publication or disclosure of information regarding Reticulose; (iii) return of such information to the claimants; (iv) that Advanced Viral assign any Reticulose-related trademarks to the claimants and (v) that Advanced Viral pay damages, profits, costs and attorneys' fees. See "Business - Legal Proceedings."


         In January 2001, Advanced Viral and Commonwealth, et al. stipulated to dismiss the case in New York without prejudice. All disputes between the parties are now handled by the District Court of Michigan. In July 2001, Advanced Viral filed a Motion for Summary Judgment seeking dismissal of Commonwealth and IMMC's claim of exclusive ownership to Reticulose and grant of such exclusive ownership to Advanced Viral. The motion is pending.

         We currently have 15 patent applications pending with the United States Patent and Trademark Office (the "PTO") and 18 patent applications pending in other countries relating to Product R. In the United States, we have one allowed patent and four issued patents from the PTO. We also have one issued patent in Australia. We also rely on trade secrets, know-how and continuing technological advancements to protect our proprietary technology. We require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. However, these parties may not honor these agreements and we may not be able to successfully protect our rights to unpatented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.


         To facilitate development of our proprietary technology base, we may need to obtain licenses to patents or other proprietary rights from other parties. If we are unable to obtain such licenses, our product development efforts may be delayed.

         We may collaborate with universities and governmental research organizations which, as a result, may acquire certain rights to any inventions or technical information derived from such collaboration.

         We are uncertain as to whether the outcome of the aforementioned litigation will have a material adverse impact on our business. We may incur substantial costs in asserting any patent rights and in defending such suit and other suits against us related to intellectual property rights. Such disputes could substantially delay our product development or commercialization activities. The United States Patent and Trademark Office or a private party could institute an interference proceeding relating to our patents or patent applications. An opposition or revocation proceeding could be instituted in the patent offices of foreign jurisdictions. An adverse decision in any such proceeding could result in the loss of our rights to a patent or invention.

9. OUR BUSINESS COULD BE HARMED IF WE LOSE THE SERVICES OF THE KEY PERSONNEL UPON WHOM WE DEPEND.


         Advanced Viral is currently wholly dependent upon the personal efforts and abilities of our three full-time executive officers and directors, only one of whom, Bernard Friedland, Chairman of the Board of Directors, has any experience in the pharmaceutical industry. The loss or unavailability to us of the services of Bernard Friedland or Dr. Hirschman, President and Chief Executive Officer, could have a material negative impact on our business prospects and any potential earning capacity, and, therefore, we have obtained "key-man" insurance on the lives of Mr. Friedland and Dr. Hirschman in the amounts of $400,000 and $2,000,000, respectively. If our level of operations significantly increases, the business may depend upon our abilities to attract and hire additional management and staff employees. It is possible that we will be unable to secure such additional management and staff when necessary.


10. THE VOTING CONTROL HELD BY PRESENT MANAGEMENT COULD SIGNIFICANTLY IMPACT OUR BUSINESS.

         As of the date hereof, our current officers and directors beneficially owned 115,725,678 shares of our common stock, or approximately 27% of the shares of common stock deemed outstanding on such date for the purposes of the percentage calculation, including certain shares underlying options held by Dr. Hirschman and Alan Gallantar, our Chief Financial Officer. As there are no cumulative voting rights, current management, by virtue of their stock ownership, can be expected to influence substantially the election of our board of directors and thereby continue to impact substantially our business, affairs and policies.


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission to register the resale of the shares issued or issuable to the selling shareholders as provided in this prospectus. As permitted by the Commission's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. This prospectus summarizes some of the documents that are exhibits to the registration statement, and you should refer to the exhibits for a more complete description of the matters covered by those documents.

         We have not authorized anyone to give any information regarding the offering of the shares that is different from what is contained in this prospectus. This prospectus is not an offer to sell or a solicitation of anyone to whom it would be unlawful to make an offer of solicitation. You should not assume that the information contained in this prospectus is accurate as of any time after the date of this prospectus, and neither the mailing of this prospectus to our shareholders nor the issuance of the shares should create any implication to the contrary.


                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE


         This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Words such as "expects," "may," "will," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify forward-looking statements. These forward-looking statements are subject to important factors, disclosed in this prospectus, which could cause actual results to differ materially from such expectations, including those factors discussed in "Risk Factors."

         We will not publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in the prospectus might not occur.


                         WHERE TO FIND MORE INFORMATION

         We file annual, quarterly and special reports with the Commission. The annual reports contain financial information about Advanced Viral that has been audited and reported on, with an opinion expressed by an independent auditor. These filings are available on the Commission's website: HTTP://WWW.SEC.GOV. Hard copies are available at the Commission's public reference facilities at the following addresses:

         -  450 Fifth Street, NW, Room 1024, Washington, D.C. 20549;
         - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661; and
         -  7 World Trade Center, 13th Floor, New York, New York, 10007.

         Call the Commission at 1-800-SEC-0330 with questions about its public reference facilities. To contact us, use the following information:

                          Advanced Viral Research Corp.
                          200 Corporate Boulevard South
                             Yonkers, New York 10701
                                 (914) 376-7383


          MARKET PRICE OF AND DIVIDENDS ON THE COMMON STOCK AND RELATED
                              SHAREHOLDER MATTERS

COMMON STOCK


         The principal United States market in which our common stock is traded is the over-the-counter market electronic Bulletin Board. The following table shows the range of reported low bid and high bid per share quotations for our common stock for each full quarterly period during the two recent years ended December 31, 1999 and 2000, and for the first and second quarters of 2001. The high and low bid prices for the periods indicated reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


                                                                                 LOW BID              HIGH BID
                                                                                 -------              --------
     First Quarter 1999............................................................0.175                0.35
     Second Quarter 1999...........................................................0.202                0.322
     Third Quarter 1999............................................................0.1875               0.2344
     Fourth Quarter 1999...........................................................0.19                 0.27

     First Quarter 2000............................................................0.185                1.40
     Second Quarter 2000...........................................................0.33                 0.61
     Third Quarter 2000............................................................0.445                0.648
     Fourth Quarter 2000...........................................................0.26                 0.45

     First Quarter 2001............................................................0.285                0.41
     Second Quarter 2001...........................................................0.495                0.265
     Third Quarter 2001 through August 16..........................................0.395                0.31



STOCKHOLDERS


         The approximate number of holders of record of our common stock as of the date hereof is 2,841 inclusive of those brokerage firms and/or clearing houses holding shares of common stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder).


DIVIDEND POLICY

We have not declared or paid any dividends on our shares of common stock. We intend to retain future earnings, if any, that may be generated from our operations to finance our future operations and expansion and do not plan for the reasonably foreseeable future to pay dividends to holders of our common stock. Any decision as to the future payment of dividends will depend on our results of operations and financial position and such other factors as our board of directors in its discretion deems relevant.

                                 CAPITALIZATION


         The following table sets forth our capitalization at June 30, 2001: (1) on a historical basis and (2) as adjusted to give effect to the sale of (i) 14,652,500 shares of common stock which may be offered by the selling shareholders in this offering and (ii) 8,791,500 shares of common stock which are issuable or may be issuable to certain investors upon the exercise of certain warrants. See "Use of Proceeds." This table should be read in conjunction with our financial statements and related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial data appearing elsewhere in this prospectus.




                                                                                                  PRO FORMA
                                                                                      ACTUAL    AS ADJUSTED *
                                                                                      ------    -------------
Stockholders' Equity:

Common stock, $0.00001 par value; 1,000,000,000 shares authorized;
380,437,618 shares outstanding Actual; 395,578,618 shares outstanding
Pro Forma as Adjusted                                                                  3,806               3,957

Additional paid-in-capital                                                        41,453,459          48,114,888

Deficit accumulated during the development stage                                 (34,020,599)        (34,020,599)

Discount on Warrants                                                              (3,816,432)         (3,816,432)

Total Stockholders' Equity:                                                        3,620,234          10,281,814


--------------------

* Does not reflect approximately 242,093,000 shares subject to outstanding options and warrants as of August 21, 2001.

                      SELECTED CONSOLIDATED FINANCIAL DATA


         The following selected historical financial data as of and for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 have been derived from our audited financial statements. The selected consolidated financial data set forth below should be read along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus. The statement of operations data for the six months ended June 30, 2001 and the balance sheet data as of June 30, 2001 are derived from our unaudited consolidated financials included elsewhere in this prospectus.


                      SELECTED STATEMENT OF OPERATIONS DATA


                                                                           YEAR ENDED DECEMBER 31,
                                 6 MONTHS ENDED    -----------------------------------------------------------------------------
                                  JUNE 30, 2001        2000           1999               1998           1997           1996
                                  -------------        ----           ----               ----           ----           ----
Revenues                        $    11,483      $     8,363      $    10,953      $       656      $     2,278      $    24,111
                                -----------      -----------      -----------      -----------      -----------      -----------
Costs and Expenses:
 Research and development         2,142,872        3,192,551        1,948,937        1,659,456          817,603          255,660
 General and administrative       1,840,145        2,621,542        1,831,061        1,420,427        1,681,436          983,256
 Compensation expense               357,975        1,901,927          210,144               --               --               --
 Depreciation                       229,092          362,392          230,785          110,120           26,288           18,731
                                -----------      -----------      -----------      -----------      -----------      -----------
                                  4,570,084        8,078,412        4,220,927        3,190,003        2,525,327        1,257,647
                                -----------      -----------      -----------      -----------      -----------      -----------
Loss from Operations             (4,558,601)      (8,070,049)      (4,209,974)      (3,189,347)      (2,523,049)      (1,233,536)
                                -----------      -----------      -----------      -----------      -----------      -----------
Other Income (Expense):
 Interest income                     96,955          162,077           42,744          102,043          111,845           46,796
 Other income                            --               --               --              293            7,800           32,000
 Interest expense                  (479,051)      (1,446,692)      (2,007,032)      (1,470,699)      (1,738,325)              --
                                -----------      -----------      -----------      -----------      -----------      -----------
                                   (382,096)      (1,284,615)      (1,964,288)      (1,368,363)      (1,618,680)          78,796
                                -----------      -----------      -----------      -----------      -----------      -----------
Net Loss                        $(4,940,697)     $(9,354,664)     $(6,174,262)     $(4,557,710)     $(4,141,729)     $(1,154,740)
                                ===========      ===========      ===========      ===========      ===========      ===========
Net Loss Per Share of
Common
 Stock - Basic and Diluted      $     (0.01)     $     (0.03)     $     (0.02)     $     (0.02)     $     (0.02)     $     (0.00)
                                ===========      ===========      ===========      ===========      ===========      ===========


                           SELECTED BALANCE SHEET DATA


                                                                                AT DECEMBER 31
                                                           ------------------------------------------------------------------
                                    AT JUNE 30, 2001       2000            1999           1998            1997           1996
                                    ----------------       ----            ----           ----            ----           ----
ASSETS
Current Assets:
 Cash and cash equivalents          $   1,274,342   $   5,962,633   $     836,876   $     924,420   $     236,059   $      61,396
 Investments                                   --              --              --         821,047       2,984,902       1,378,841
 Inventory                                 19,729          19,729          19,729          19,729          19,729          19,729
 Other current assets                     118,223          34,804          59,734          29,818          20,240          16,081
                                    -------------   -------------   -------------   -------------   -------------   -------------
 Total current assets                   1,412,294       6,017,166         916,339       1,795,014       3,260,930       1,476,047

Property and Equipment, Net             2,619,005       1,944,199       1,375,923       1,049,593         485,661         207,209
Other Assets                              865,473         847,349         569,312         460,346         443,251          33,544
                                    -------------   -------------   -------------   -------------   -------------   -------------
 Total assets                       $   4,896,772   $   8,808,714   $   2,861,574   $   3,304,953   $   4,189,842   $   1,716,800
                                    -------------   -------------   -------------   -------------   -------------   -------------

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIENCY)
Current Liabilities:
 Accounts payable and accrued
 liabilities                        $   1,072,444   $     902,961   $     728,872   $     279,024   $     375,606   $      54,474
 Current portion of capital
 lease obligation                          61,380          58,690          50,315   $      38,335              --              --
 Current portion of note payable           22,840          21,517          19,095              --              --              --
                                    -------------   -------------   -------------   -------------   -------------   -------------
 Total current liabilities              1,156,664         983,168         798,282         317,359         375,606          54,474
                                    -------------   -------------   -------------   -------------   -------------   -------------

Long-Term Debt:
 Convertible debentures, net                   --              --       4,446,629       1,457,919       2,384,793              --
 Capital lease obligation -
 long term portion                         75,189         106,567         152,059         167,380              --              --
 Note payable - long term
 portion                                   44,685          56,446          77,964              --              --              --
                                    -------------   -------------   -------------   -------------   -------------   -------------
Total long-term debt                      119,874         163,013       4,676,652       1,625,299       2,384,793              --
                                    -------------   -------------   -------------   -------------   -------------   -------------
Deposit on Securities Purchase
Agreement                                      --              --              --         600,000              --              --

Stockholders' Equity (Deficiency):
Common stock; 1,000,000,000 shares
of $.00001 par value authorized             3,806           3,802           3,034           2,964           2,779           2,671

 Additional paid-in capital            41,453,459      39,969,373      17,537,333      14,325,076      10,512,767       7,003,351

 Subscription receivable                       --              --              --              --         (19,000)        (19,000)
 Deficit accumulated during
 Development stage                    (34,020,599)    (29,079,902)    (19,725,238)    (13,550,976)     (8,993,266)     (4,851,537)

 Deferred compensation cost               (14,769)        (73,837)       (473,159)
 Discount on warrants                  (3,816,432)     (3,230,740)       (428,489)             --              --              --
                                    -------------   -------------   -------------   -------------   -------------   -------------
 Total stockholders' equity
(deficiency)                            3,620,234       7,662,533      (2,613,360)        762,295       1,429,443       1,662,326
                                    -------------   -------------   -------------   -------------   -------------   -------------
 Total liabilities and
 stockholders' equity
 (deficiency)                       $   4,896,772   $   8,808,714   $   2,861,574   $   3,304,953   $   4,189,842   $   1,716,800
                                    -------------   -------------   -------------   -------------   -------------   -------------
 Shares outstanding at period end     380,437,118     380,214,618     303,472,035     296,422,907     277,962,574     267,031,058
                                    -------------   -------------   -------------   -------------   -------------   -------------




----------------
See notes to consolidated financial statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


         THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS AND THE RELATED NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS INCLUDED IN THIS PROSPECTUS. THE RESULTS OF OPERATIONS FOR INTERIM PERIODS ARE NOT NECESSARILY INDICATIVE OF THE RESULTS TO BE EXPECTED FOR A FULL YEAR. THE STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND FOOTNOTES THERETO INCLUDED IN ADVANCED VIRAL'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AND ITS QUARTERLY REPORT ON FORM 10-Q FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2001.

         Since our inception in July 1985, Advanced Viral has been engaged primarily in research and development activities. We have not yet generated significant operating revenues, and as of June 30, 2001 we had incurred a cumulative net loss of $34,020,599. Our ability to generate substantial operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of Product R. All of our research and development efforts have been devoted to the development of Product R.

         In order to commence clinical trials for regulatory approval of Product R in the United States, we must submit an IND with the FDA. Filings with foreign regulatory agencies are required for clinical trials outside the United States. We have contracted with GloboMax LLC of Hanover, Maryland to assist us in our preparation and filing of the IND with the FDA, and to otherwise assist us through the FDA process with the objective of obtaining full approval for the manufacture and commercial distribution of Product R in the United States. On July 30, 2001, we submitted an IND application to the FDA to begin Phase I clinical trials of Product R as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. In the IND we included, among other things:


         o  information on chemistry, laboratory and animal controls;

         o safety information for the initial study proposed to be conducted on humans; and

         o information assuring the identification, quality and purity of Product R and a description of the physical, chemical and microbiological characteristics of Product R.


         We believe that the IND demonstrates the low rate of adverse reactions occurring in the use of Product R as a treatment of HPV, however, it is impossible to determine if or how much of the data from any ongoing studies will be considered useful by the FDA in considering the IND application. FDA approval to begin human clinical trials of Product R pursuant to an approved IND will require significant cash expenditures. Furthermore, Product R may never be approved for commercial distribution by any country.

         We plan to continue to provide funding for testing programs in our laboratory and at selected universities, medical schools, laboratories and hospitals, but the amount of research that will be conducted at those institutions will depend upon our financial status. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future.


RESULTS OF OPERATIONS

Three and Six Months Ended June 30, 2001 vs. Three and Six Months Ended June 30, 2000




         RESEARCH AND DEVELOPMENT EXPENSE. Our increased losses during the three and six months ended June 30, 2001 are due to increased research and development expenses (approximately $904,000 and $2,143,000 for the three and six months ended June 30, 2001 vs. $588,000 and $1,283,000 for the three and six months ended June 30, 2000, respectively). Included in the research and development expenses are:




         o consulting expenses payable to GloboMax LLC, a firm assisting us with the preparation and filing with the FDA of the IND for Product R (approximately $355,000 and $1,079,000 for the three and six months ended June 30, 2001 vs. $104,000 and $337,000 for the three and six months ended June 30, 2000, respectively);




         o expenditures in connection with laboratory supplies (approximately $98,000 and $191,000 for the three and six months ended June 30, 2001 vs. $79,000 and $148,000 for the three and six months ended June 30, 2000, respectively);


         o expenditures in connection with Product R research in Israel of $62,000 and $117,000 for the three and six month periods ended June 30, 2001;



         o expenditures in connection with the drug approval process in Argentina of approximately $98,000 and $180,000 for the three and six months ended June 30, 2000, respectively; and




         o additional expenditures for payroll, occupancy expenses and related costs for the Yonkers, New York facility (approximately $388,000 and $756,000 for the three and six months ended June 30, 2001 vs. $287,000 and $599,000 for the three and six months ended June 30, 2000, respectively).

         GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense was approximately $956,000 and $1,840,000 for the three and six months ended June 30, 2001 vs. $610,000 and $1,366,000 for the three and six months ended June 30, 2000, respectively). Included in the general and administrative expenses are:

         o an increase in professional fees (approximately $331,000 and $676,000 for the three and six month periods ended June 30, 2001 vs. $89,000 and $294,000 for the three and six month periods ended June 30, 2000 respectively) primarily attributable to certain legal proceedings (see "Legal Proceedings");

         o an increase in payroll and related expenses (approximately $251,000 and $503,000 for the three and six month periods ended June 30, 2001 vs. $194,000 and $395,000 for the three and six month periods ended June 30, 2000 respectively) attributable to increased employee and officer salaries, and the addition of scientific and administrative staff.

         DEPRECIATION EXPENSE. Our increased losses during the three and six months ended June 30, 2001 are also due to increased depreciation expense (approximately $104,000 and $229,000 for the three and six months ended June 30, 2001 vs. $76,000 and $144,000 for the three and six months ended June 30, 2000, respectively) due to the purchase of additional research and laboratory equipment and leasehold improvements.

         INTEREST INCOME (EXPENSE). Our losses during the three and six months ended June 30, 2001 are also due to interest expense (approximately $272,000 and $479,000 for the three and six months ended June 30, 2001 vs. $113,000 and $678,000 for the three and six months ended June 30, 2000, respectively). Interest income for the three and six months ended June 30, 2001 was approximately $28,000 and $97,000 vs. $50,000 and $75,000 for the three and six months ended June 30, 2000, respectively. Included in the interest expense are:

         o beneficial conversion feature on certain convertible debentures of approximately $387,000 for the six months ended June 30, 2000;

         o amortization of loan costs and other interest expense (as reduced by other items previously accrued at year end) of approximately $10,000 and $18,000 for the three and six months ended June 30, 2001 vs. $8,000 and $67,000 for the three and six months ended June 30, 2000, respectively; and

         o amortization of discount on certain warrants (approximately $263,000 and $461,000 for the three and six months ended June 30, 2001 vs. $106,000 and $223,000 for the three and six months ended June 30, 2000, respectively).

         REVENUES. We had sales of approximately $9,000 and $11,000 for the three and six months ended June 30, 2001 vs. $2,000 and $5,000 for the three and six months ended June 30, 2000, respectively. All sales during these periods were made to distributors purchasing Product R for testing purposes.

         YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


         During the years ended December 31, 2000, 1999, and 1998 we incurred losses of approximately $9,355,000, $6,174,000 and $4,558,000, respectively.Our increased losses for the years ended December 31, 2000, 1999 and 1998 were attributable primarily to:

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were $2,622,000, $1,831,000 and $1,420,000 in 2000, 1999 and 1998,
respectively. General and administrative expenses increased by $791,000 in 2000 vs. 1999, and increased by $411,000 in 1999 vs. 1998 resulting primarily from:

         o increased computer expenses(approximately $319,000 in 2000 compared to $159,000 in 1999) primarily resulting from the implementation of new computer systems at our headquarters in Yonkers;

         o increased consulting fees (approximately $200,000 in 2000 vs. $0 in 1999 and 1998) primarily attributable to consulting services provided by Harbor View Group;

         o increased investor relations expenses (approximately $153,000 in 2000 vs. $0 in 1999 and 1998 primarily attributed to retaining a public relations firm during 2000;

         o increased payroll and related expenses ($688,000 in 2000 vs. $578,000 in 1999 and $450,000 in 1998) primarily attributable to increased employee and officer salaries and the addition of a Chief Financial Officer position during October 1999;

         o increased printing and filing fees (approximately $102,000 in 2000 vs. $16,000 in 1999 and $33,000 in 1998) primarily associated with our various registration statements and press releases;

         o increased insurance costs (approximately $308,000 in 2000 vs. $240,000 in 1999 and $80,000 in 1998) representing increased premiums for employee medical insurance and additional corporate liability insurance including directors and officers liability coverage; and

         o increased professional fees from 1998 to 1999 (approximately $425,000 in 1999 vs. $335,000 in 1998), which then decreased to
            $345,000 during 2000.

         COMPENSATION EXPENSE RELATED TO MODIFICATION OF EXISTING OPTIONS. Our increased losses during the year ended December 31, 2000 are also due to compensation expense (approximately $1,902,000 in 2000 vs. $210,000 in 1999 and $0 in 1998).These amounts are the result of the calculation of the fair value of options, using the Black Scholes Pricing Model, for the extension of the exercise date of various outstanding options.

         RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense increased from approximately $3,193,000 in 2000, $1,949,000 in 1999 to $1,659,000 in 1998. The increase from 1999 to 2000 resulted primarily from research expenses ($1,250,000) related to the GloboMax agreement in connection with the preparation of our first IND filing. The increase from 1998 to 1999 resulted primarily from research expenses related to the GloboMax agreement of approximately $203,000. The approximate costs of rent, personnel, operating costs and laboratory supplies associated with the Yonkers laboratory for the years ended 2000, 1999 and 1998 were charged to research and development expense as follows: $1,696,000, $1,325,000 and $950,000.

         DEPRECIATION EXPENSE. Depreciation expense increased from approximately $362,000 in 2000 to $231,000 in 1999 and $110,000 in 1998 as a result of the acquisition of furniture, fixtures and equipment for the Yonkers office and laboratory, along with the additional leasehold improvements for laboratory space leased during 2000, 1999 and 1998.

         INTEREST EXPENSE. Interest expense for the years ended 2000,1999 and 1998 was approximately $1,447,000, $2,007,000 and $1,471,000, respectively.
Included in interest expense for these periods was:

         o the beneficial conversion feature on certain convertible debentures of approximately $387,000, $1,045,000, and $836,000 for the years ended 2000, 1999 and 1998, respectively;

         o interest expense associated with certain convertible debentures of approximately $76,000, $163,000 and $95,000 for the years ended 2000, 1999 and 1998, respectively;

         o amortization of discount on certain warrants of approximately $611,000, $148,000 and $291,000 for the years ended 2000, 1999 and
            1998, respectively;

         o amortization of loan costs of approximately $106,000, $331,000 and $230,000 for the years ended 2000, 1999 and 1998, respectively;

         o fees of approximately $265,000 in connection with the November 2000 securities purchase agreement with Harbor View; and

         o additional financing costs related to effective date of certain registration statements of $286,000 in 1999.

         REVENUES. There were $8,363 and $10,953 in sales revenue in 2000 and 1999, respectively, compared to $656 in sales revenues for 1998. All sales revenue resulted from distributors purchasing Product R for testing purposes. Interest income was approximately $162,000 and $43,000 in 2000 and 1999, respectively, compared to approximately $102,000 in 1998.

LIQUIDITY

         JUNE 30, 2001 VS. DECEMBER 31, 2000

         As of June 30, 2001, we had current assets of approximately $1,412,000, compared to approximately $6,017,000 at December 31, 2000, respectively. We had total assets of approximately $4,897,000 and $8,809,000 at June 30, 2001 and December 31, 2000, respectively. The decrease in current and total assets was primarily attributable to the use of cash on hand to fund operating expenditures.

         During the six months ended June 30, 2001, we used cash of approximately $3,828,000 and operating activities, as compared to approximately $2,594,000 during the six months ended June 30, 2000, respectively. During the six months ended June 30, 2001, we incurred expenses of:

         o approximately $503,000 for payroll and related costs primarily for administrative staff and executive officers;

         o  approximately $1,079,000 in consulting fees to GloboMax;

         o approximately $627,000 for payroll and related costs primarily for scientific and support personnel and approximately $129,000 for occupancy expenses for our Yonkers facility;

         o  approximately $191,000 for laboratory supplies;

         o  approximately $180,000 for insurance costs; and

         o  approximately $798,000 for other professional and consulting fees.

         During the six months ended June 30, 2001, cash flows provided by financing activities was primarily due to the proceeds from the sale of common stock of approximately $83,000, offset by principal payments on equipment obligations. During the six months ended June 30, 2001, cash flow used by investing activities were used for expenditures of approximately $904,000 for leasehold improvements and research and laboratory equipment at our Yonkers, New York office.

         YEARS ENDED DECEMBER 31, 2000 AND 1999

         As of December 31, 2000, we had current assets of approximately $6,017,000, compared to approximately $916,000 at December 31, 1999. We had total assets of approximately $8,809,000 and $2,862,000 at December 31, 2000 and 1999, respectively. The increase in current and total assets was primarily attributable to obtaining investment capital in 2000 of approximately $11.8 million to fund future operating expenditures.

         During 2000, we used cash of approximately $5,742,000 for operating activities, as compared to approximately $4,148,000 in 1999. During 2000, we incurred expenses of:

         o approximately $926,000 for payroll and related costs primarily for administrative staff and executive officers;

         o  approximately $1,250,000 in consulting fees to GloboMax;

         o non-cash expenses of approximately $387,000 relating to amortization of deferred interest associated with the beneficial conversion feature of the second tranche of the December 1999 convertible debentures;

         o approximately $206,000 in connection with Phase I of the drug approval process in Argentina;

         o approximately $1,098,000 for payroll and related costs primarily for scientific personnel and approximately $263,000 for occupancy expenses for our Yonkers facility;

         o  approximately $328,000 for laboratory supplies;

         o  approximately $734,000 for other professional and consulting fees;

         o non-cash expenses relating to amortization of loan costs and discount on warrants of approximately $106,000 and $611,000, respectively, relating to convertible debentures issued in 1998, 1999 and 2000;

         o  approximately $319,000 in computer expenses; and

         o non-cash expenses of approximately $230,000 relating to the issuance of warrants for consulting services.

         During the year ended December 31, 2000, cash flows provided by financing activities was primarily due to the proceeds from the sale of convertible debentures, sale of common stock and exercise of options and warrants in 1999 and 2000 of approximately $11,836,000. During the year ended

December 31, 2000, cash flow provided by financing activities were used for expenditures of approximately $917,000 for leasehold improvements and research and laboratory equipment at our Yonkers, New York office.


         Under the terms of an agreement with RBB Bank, A.G. entered in November 1998 pursuant to which RBB purchased a 7% convertible debenture and related warrants, we were required to file with the Commission a registration statement to register shares of the common stock issuable upon conversion of the convertible debenture and upon exercise of the related warrants to allow the investors to resell such common stock to the public. Because the registration statement was not declared effective by the Commission on or before April 13, 1999, the RBB agreement provides that we pay RBB a penalty equal to the sum of
(x) $30,000 and (y) $1,500 for each day lapsed after such date, until the registration statement is declared effective by the Commission, provided, however, that total penalties shall not exceed $100,000 in the aggregate. As of the date hereof, RBB has not requested payment of the penalty.

         On February 9, 2001 we entered into a private equity line of credit agreement with Cornell Capital Partners, LP. Under the equity line of credit agreement, we have the right to put shares of our common stock to Cornell Capital from time to time to raise up to $50,000,000, subject to certain conditions and restrictions. Under the terms of a registration rights agreement entered in connection with the equity line of credit, we are required to file with the Commission a registration statement to register the resale of shares of common stock purchased by Cornell Capital upon the exercise of each put option. Such registration statement must be declared effective by the Commission before the first sale to the investor of the common stock sold pursuant to the agreement. In addition, the investors are entitled to certain "piggyback" registration rights with respect to the resale of shares of common stock issuable upon exercise of certain warrants received in consideration of its services. The registration statement was declared effective by the Commission on February 14, 2001.

         The independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 2000, includes an explanatory paragraph regarding certain liquidity concerns. Note 2 to the Consolidated Financial Statements states that our cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials of Product R required by the FDA, and, unless and until Product R is approved for sale in the United States or another industrially developed country, we may be dependent upon the continued sale of its securities, debt or equity financing for funds to meet our cash requirements. We believe that cash flows from sales of securities and from current financing arrangements will be sufficient to fund operations for the next year. Although we may not be successful in doing so, we intend to continue to sell our securities in an attempt to mitigate the effects of our cash position. No assurance can be given that equity or debt financing, if and when required, will be available.

CAPITAL RESOURCES

         We have been dependent upon the proceeds from the continued sale of securities for the funds required to continue operations at present levels and to fund further research and development activities. On March 31, 2000, we filed a shelf registration statement with the Commission relating to the offering of up to 200,000,000 shares of our common stock to be used in connection with financings and resales of the shares issued thereunder by the recipients of such shares. As of the date hereof, 189,914,683 of such shares remain available for issuance.

         The following table summarizes sales of our securities since January 1999.

 ....................................................................................................................
 DATE ISSUED      GROSS PROCEEDS   SECURITY       CONVERTIBLE /        CONVERSION PRICE /        MATURITY DATE /
                                  ISSUED          EXERCISABLE INTO     EXERCISE PRICE            EXPIRATION DATE
 ....................................................................................................................
January 1999      $802,500        Common Stock    4,917,276 shares     n/a                       n/a
 ....................................................................................................................
                                  Warrants        1,183,394 shares     $0.2040 per share         December 30, 2003
 ....................................................................................................................
                                                  1,183,394 shares     $0.2448 per share
 ....................................................................................................................
July 1999         $500,000        Common Stock    1,851,852 shares     n/a                       n/a
 ....................................................................................................................
                                  Warrants        463,264 shares       $0.324 per share          June 29, 2004
 ....................................................................................................................
                                                  463,264 shares       $0.378 per share
 ....................................................................................................................
August 1999       $2,000,000      Debentures      14,348,847 shares    $0.1396-$0.1438 per share Fully converted
 ....................................................................................................................
                                  Warrants        1,000,000 shares     $0.2461 per share         August 2, 2004
 ....................................................................................................................
December 1999 -   $2,000,000      Debentures      13,946,713 shares    $0.1363-.3564 per share   Fully converted
January 2000
 ....................................................................................................................
                                  Warrants        210,000 shares       $0.19916667 per share     December 30, 2002
 ....................................................................................................................
February 2000     $3,000,000      Common Stock    13,636,357 shares    n/a                       n/a
 ....................................................................................................................
                                  Warrants        2,727,272 shares     $0.275 per share          February 27, 2005
 ....................................................................................................................
                                                  2,727,272 shares     $0.33 per share
 ....................................................................................................................
November 2000     $5,371,000      Common Stock    13,427,500 shares    $0.40 per share           n/a
thru March 2001
 ....................................................................................................................
                                  Warrants        4,028,250 shares     $0.48 per share           November 7, 2005
 ....................................................................................................................
                                                  4,028,250 shares     $0.56 per share
 ....................................................................................................................
November 2000     $1,500,000      Common Stock    4,960,317 shares     $0.3024 per share         n/a
 ....................................................................................................................
February 2001     Equity Line     Warrants        10,000,000 shares    $1.00 per share (1)       February 9, 2006
 ....................................................................................................................
July 2001         $1,000,000      Common Stock    3,125,000 shares     $0.32 per share           n/a
 ....................................................................................................................
July 2001         $490,000        Common Stock    1,125,000 shares     $0.40 per share           n/a
 ....................................................................................................................
                                  Warrants        367,500 shares       $0.48 per share           July 27, 2006
 ....................................................................................................................
                                                  367,500 shares       $0.56 per share
 ....................................................................................................................
August 2001       $600,000        Common Stock    2,000,000 shares     $0.30 per share           n/a
 ....................................................................................................................

-------------
(1) Represents warrants issued in connection with the equity line of credit, including Class A Warrants to purchase in the aggregate 5,000,000 shares of our common stock at an exercise price per share equal to $1.00, exercisable at any time until February 9, 2006, and Class B Warrants to purchase in the aggregate 5,000,000 shares of our common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price of the common stock on the applicable advance date. Each Class B Warrant is exercisable pro rata on or after each advance date with respect to that number of warrant shares equal to the product obtained by multiplying 5,000,000 by a fraction, the numerator of which is the amount of the advance payable on the applicable advance date and the denominator of which is $20,000,000, until sixty months from the date of issuance.

SECURITIES ISSUED IN 1999

         BERMAN, ET AL.: In July 1999 pursuant to a securities purchase agreement, we sold 1,851,852 shares of common stock, and warrants to purchase an aggregate of 925,926 shares of common stock to Michael Berman, Pak-Lin Law and Kwong Wai Au in a private offering transaction pursuant to Section 4(2) of the Securities Act, for an aggregate purchase price of $500,000, received in July 1999. The warrants entitle the holders to purchase 463,264 and 463,264 shares of common stock at exercise prices of $0.324 and $0.378 per share, respectively. The warrants are exercisable at any time and from time to time until June 28, 2004. Each warrant provides that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that warrant as the excess of the market value of shares of common stock over the warrant exercise price bears to that market value. Each warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares. As of the date hereof, none of the warrants had been exercised.

         The fair value of the warrants issued as of July 9, 1999, the date of issuance of the shares in connection with the securities purchase agreement, was estimated to be $37,000 ($0.04 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%, and a risk free interest rate of 5.75% through the June 30, 2004 expiration date. This amount is amortized to interest expense in the accompanying consolidated financial statements.


         FOCUS INVESTORS LLC: Pursuant to a securities purchase agreement dated August 3, 1999 in a private offering transaction under Section 4(2) of the Securities Act, we sold to Focus Investors LLC an aggregate of 20 units for an aggregate gross purchase price of $2 million, each unit consisting of $100,000 principal amount of our ten-year 7% convertible debentures due August 3, 2009, and series W warrants to purchase 50,000 shares of our common stock exercisable until August 3, 2004. Accrued interest under the convertible debentures is payable semiannually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The convertible debentures are convertible, at the option of the holder, into shares of common stock pursuant to a specified formula. The actual number of shares of common stock issued or issuable upon conversion of the convertible debentures is subject to adjustment and could be materially less or more than the above estimated amount, depending upon the future market price of the common stock and the potential conversion of accrued interest into shares of common stock. On January 19, February 17, and March 3, 2000, pursuant to notice by Focus Investors, $300,000, $900,000, and $800,000 principal amount of the Focus debentures was converted into 2,178,155, 6,440,725 and 5,729,967 shares of common stock, respectively. As of March 3, 2000, the debenture was fully converted.

          The exercise price of the series W warrants is $0.2461 per warrant share. The warrants provide that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; The series W warrants contain anti-dilution provisions which provide for the adjustment of the warrant price and warrant shares. As of March 17, 2000, all of the warrants had been exercised.

         The fair value of the warrants issued as of August 3, 1999 in connection with the securities purchase agreement was estimated to be $52,953 ($0.0526 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%, and a risk free interest rate of 5.75% through the June 30, 2004 expiration date. This amount has been amortized to interest expense in the accompanying consolidated financial statements.

         ENDEAVOUR CAPITAL FUND S.A.: Pursuant to a securities purchase agreement dated December 28, 1999 in a private offering transaction under
Section 4(2) of the Securities Act, we issued the first $1,000,000 tranche of $2,000,000 in aggregate principal amount of our 7% convertible debentures due December 31, 2004 to Endeavour Capital Fund S.A. (the "Endeavour Transaction"). In connection with the sale of the first tranche of debentures, we issued warrants to purchase 100,000 shares of our common stock to Endeavour, and two warrants to purchase 5,000 shares of common stock to Endeavour's legal counsel. Accrued interest under the convertible debentures was computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment and was payable on conversion of the debenture or on maturity in common stock using the same conversion formula. The convertible debentures were convertible, at the option of the holder, into shares of common stock pursuant to a specified formula.

         These warrants expire on December 31, 2002 and are exercisable at $0.19916667 per share. The warrants provide that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise. The warrants contain anti-dilution provisions which provide for the adjustment of the warrant price and warrant shares. As of the date hereof, none of these warrants had been exercised.

         The fair value of the warrants issued as of December 28, 1999 in connection with the securities purchase agreement was estimated to be $4,285 ($0.0429 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%, and a risk free interest rate of 6% through the December 31, 2002 expiration date. This amount has been amortized to interest expense in the accompanying consolidated financial statements.

         On January 27, February 22 and 23, 2000 pursuant to notice by Endeavour Capital Fund, $150,000, $135,000, and $715,000 principal amount of the first tranche of the Endeavour debentures was converted into 1,105,435, 988,913, and 5,149,035 shares of common stock, respectively. As of February 23, 2000, the first tranche of the debentures was fully converted. The second tranche of the debentures issued to Endeavour in 2000, as more fully described below, were fully converted as of October 23, 2000.


 SECURITIES ISSUED IN 2000


         ENDEAVOUR CAPITAL FUND S.A.: In January 2000, in connection with the Endeavour Transaction, we issued the second $1,000,000 tranche of $2,000,000 in aggregate principal amount of our 7% convertible debentures due December 31, 2004, along with warrants to purchase 100,000 shares of our common stock to Endeavour Capital Fund, S.A. The terms of the second tranche of debentures and warrants are the identical to the terms of the debentures and warrants issued in first tranche of the Endeavour Transaction.

         The fair value of the second tranche of warrants issued in January 2000 in connection with the securities purchase agreement was estimated to be $13,600 ($0.0136 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%, and a risk free interest rate of 6% through the December 31, 2002 expiration date. This amount has been amortized to interest expense in the accompanying consolidated financial statements.

         On February 24 and 29, and October 23, 2000 pursuant to notice by Endeavour Capital Fund, $785,000, $200,000 and $15,000 principal amount of the second tranche of the Endeavour debentures was converted into 5,622,696, 1,036,674 and 42,088 shares of common stock, respectively. As of October 23, 2000, the second tranche of the debentures were fully converted.

         HARBOR VIEW GROUP, INC. On February 7, 2000 pursuant to a consulting agreement with Harbor View Group, we issued to Harbor View warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share, and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share, until February 28, 2005, in exchange for consulting services provided or to be provided to us. Each warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares. As of the date hereof, none of these warrants had been exercised.

         The fair value of the warrants is estimated to be $200,249 ($0.057 per warrant) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of eleven months (the term of the consulting agreement). We determined that $89,045 of the fair value relates to past services and, accordingly, we expensed this portion in the three months ended March 31, 2000. The remaining $111,204 is included in other current assets and was amortized during the year ended December 31, 2001.

         HARBOR VIEW GROUP, INC., ET AL. In February 2000 pursuant to a securities purchase agreement, we sold to Harbor View Group and various other purchasers 13,636,357 shares of common stock, and warrants to purchase an aggregate of 5,454,544 shares of common stock in a private offering transaction pursuant to Section 4(2) of the Securities Act, for an aggregate purchase price of $3,000,000. Half of the warrants are exercisable at $0.275 per share, and half of the warrants are exercisable at $0.33 per share, until February 28, 2005. Each warrant provides that the holder may elect to receive a reduced number of shares of common stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that warrant as the excess of the market value of shares of common stock over the warrant exercise price bears to that market value. Each warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares. As of the date hereof, warrants to purchase 181,818 shares of common stock had been exercised.

         The fair value of the warrants issued as of February 16, 2000 in connection with the securities purchase agreement was estimated to be $1,582,734 ($0.290 per warrant) based upon a financial analysis of the terms of such warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%, and a risk free interest rate of 6% through the February 28, 2005 expiration date. This amount is amortized to interest expense in the accompanying consolidated financial statements.

         HARBOR VIEW GROUP, INC., ET AL. On November 8, 2000, pursuant to a securities purchase agreement with Harbor View Group and various other purchasers, we authorized the issuance and sale of up to 50,000,000 shares of our common stock and warrants to purchase an aggregate of 30,000,000 shares of common stock in a private offering transaction pursuant to Section 4(2) of the Securities Act for a purchase price of $0.40 per share. As of March 31, 2001, we had closed on the sale of 13,427,500 shares and warrants to purchase 8,056,500 shares for an aggregate purchase price of $5,371,000. Half of the warrants are exercisable at $0.48 per share, and half of the warrants are exercisable at $0.56 per share, until November 8, 2005. Each warrant contains anti-dilution provisions that provide for the adjustment of warrant price and warrant shares. As of the date hereof, none of the warrants had been exercised.

         ROSEWORTH GROUP. On November 16, 2000, we entered into a securities purchase agreement with Roseworth Group, Ltd., whereby we agreed to sell 4,960,317 shares of our common stock at a price of $.3024 per share for an aggregate purchase price of $1,500,000. We received such proceeds in November 2000.

SECURITIES ISSUED IN 2001

         EQUITY LINE OF CREDIT AGREEMENT. On February 9, 2001, we entered into an equity line of credit agreement with Cornell Capital Partners, LP, an institutional investor, to sell up to $50,000,000 of our common stock. Under the private equity line of credit, under which we may exercise "put options" to sell shares for a price equal to 95% of the average of the three lowest reported closing bid prices of our common stock over a 25 trading day period ending on the advance notice date (the "Average Bid Price"). The agreement provides that the closing bid price of the common stock on the put option notice date shall not be less than the average closing bid price for the previous 25 trading days. Upon signing the agreement, we issued to our placement agent, May Davis Group, Inc., and certain investors Class A Warrants to purchase in the aggregate 5,000,000 shares of common stock at an exercise price per share equal to $1.00, exercisable in part or in whole at any time until February 9, 2006, and Class B Warrants to purchase in the aggregate 5,000,000 shares of common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price of the common stock on the applicable advance date. Each Class B Warrant is exercisable pro rata on or after each advance date with respect to that number of warrant shares equal to the product obtained by multiplying 5,000,000 by a fraction, the numerator of which is the amount of the advance payable on the applicable advance date and the denominator of which is $20,000,000, until sixty months from the date of issuance.


         The fair value of the Class A Warrants is estimated to be $1,019,153 ($0.024 per warrant share) based in a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 50%; risk free interest rate of 6%. This amount will be amortized to interest expense over the term of the warrants.


         As of June 30, 2001, we had incurred approximately $83,700 in fees in connection with the equity line of credit. Such fees have been included in other assets and will be amortized over the life of the line of credit.

         BNC BACH INTERNATIONAL. On July 19, 2001, we entered into a stock purchase agreement with BNC Bach International, Ltd., a British Virgin Islands corporation, pursuant to which we issued and sold to BNC Bach International 3,125,000 shares of our common stock at $0.32 per share for an aggregate purchase price of $1,000,000.

         VARIOUS PURCHASERS. On July 27, 2001, pursuant to a securities purchase agreement with various purchasers, we authorized the issuance of and sold 1,225,000 shares of our common stock and warrants to purchase an aggregate of 735,000 shares of common stock in a private offering transaction pursuant to
Section 4(2) of the Securities Act for a purchase price of $0.40 per share, for an aggregate purchase price of $490,000. Half of the warrants are exercisable at $0.48 per share, and half of the warrants are exercisable at $0.56 per share, until July 27, 2006. Each warrant contains anti-dilution provisions, which provide for the adjustment of warrant price and warrant shares. As of the date hereof, none of the warrants had been exercised.



         BNC BACH INTERNATIONAL. On August 20, 2001, we entered into a stock purchase agreement with BNC Bach International, Ltd., pursuant to which we issued and sold to BNC Bach International 2,000,000 shares of our common stock at $0.30 per share for an aggregate purchase price of $600,000.

PROJECTED EXPENSES


         During the next 12 months, we expect to incur significant expenditures relating to operating expenses, expenses relating to the IND for Product R, capital expenditures for leasehold improvements, computer systems, and equipment at our Yonkers, New York office, and expenses relating to additional personnel. We currently do not have cash availability to meet our anticipated expenditures for the next 12 months, however, up to $50 million is available to us under the equity line of credit subject to certain conditions. (See "Business--Equity Line of Credit").

         We anticipate that we can continue operations through September 2001 with our current liquid assets, if no stock options or warrants are exercised or additional securities sold. Assuming we have satisfied the conditions precedent to draw on the equity line of credit, of which there can be no assurance, if we receive the full amount of proceeds available from the equity line of credit, we can continue operations for at least an additional 12 months, if no stock options or warrants are exercised or additional securities sold. If all of the outstanding stock options and warrants are exercised, we will receive net proceeds of approximately $31.8 million. Those proceeds will contribute to general and administrative and working capital and will permit us to substantially increase our budget for research and development and clinical trials and testing and to operate at significantly increased levels of operation, assuming Product R receives approvals and prospects for sales increase to justify such increased levels of operation. The recent prevailing market price for shares of common stock has from time to time been above the exercise prices of certain of the outstanding options and warrants. As such, recent trading levels may not be sustained nor may any additional options or warrants be exercised. If none of the outstanding options and warrants are exercised, we do not draw down on the equity line of credit, and we obtain no other additional financing, in order for us to achieve the level of operations contemplated by management, management anticipates that we will have to limit intentions to expand operations beyond current levels.

         We anticipate that we will be required to sell additional securities to obtain the funds necessary to further our research and development activities. We are currently seeking debt financing, licensing agreements, joint ventures and other sources of financing, but the likelihood of obtaining such financing on favorable terms is uncertain. Management is not certain whether, at present, debt or equity financing will be readily obtainable on favorable terms. Because of the large uncertainties involved in the FDA approval process for commercial drug use on humans, it is possible that we may never be able to sell Product R commercially.

                                    BUSINESS

OVERVIEW


         Advanced Viral Research Corp. was formed in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug known by the trademark Reticulose(R). Under the Federal Food, Drug, and Cosmetic Act, as amended in 1962, the Food and Drug Administration, or FDA, classified Reticulose as a "new drug" requiring FDA approval prior to any sale in the United States. In addition to Reticulose(R), which has been used exclusively with Advanced Viral's original formulation, Advanced Viral is developing a new or current formulation which to date, has been designated only by its generic name Product
R. As used in this prospectus, the term "Product R" refers to the current formulation as well as the prior formulation of the pharmaceutical drug known as Reticulose(R). Product R has not been approved for sale or use by the FDA or any foreign government body, and thus we have not as yet commenced any commercial operations. We are dependent on registration and/or approval by applicable regulatory authorities of Product R in order to commence commercial operations.

         Our operations over the last five years have been limited principally to engaging in research, IN VITRO testing and analysis of Product R in the United States, and engaging others to perform testing and analysis of Product R on human patients overseas. On July 30, 2001, we submitted an IND application to the FDA to begin Phase I clinical trials of Product R as a topical treatment for genital warts caused by the (HPV) infection.


         The FDA has not approved human clinical trials for Product R in the United States. We may be required, in the absence of grants or other subsidies, to bear the expenses of the first phase of human clinical trials to the extent the FDA permits human clinical trials to occur. We do not know what the actual cost of such trials would be. If we need additional financing to fund such human clinical trials, it may not be available to us, which may force us to reduce our operations.

GOVERNMENT REGULATION

         The FDA imposes substantial requirements upon and conditions precedent to the introduction of therapeutic drug products, such as Product R, through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures to demonstrate that such products are both safe and effective in treating the indications for which approval is sought. After testing in animals, an Investigational New Drug, or IND, application must be filed with the FDA to obtain authorization for human testing. When the clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit a new drug application, or NDA, to the FDA. No action can be taken to market Product R, or any therapeutic drug product, in the United States until an NDA has been approved by the FDA.

         The IND process in the United States is governed by regulations established by the FDA which strictly control the use and distribution of investigational drugs in the United States. The guidelines require that an application contain sufficient information to justify administering the drug to humans, that the application include relevant information on the chemistry, pharmacology and toxicology of the drug derived from chemical, laboratory and animal or IN VITRO testing, and that a protocol be provided for the initial study of the new drug to be conducted on humans.

         In order to conduct a clinical trial of a new drug in humans, a sponsor must prepare and submit to the FDA a comprehensive IND. The focal point of the IND is a description of the overall plan for investigating the drug product and a comprehensive protocol for each planned study. The plan is carried out in three phases: phase I clinical trials, which involve the administration of the drug to a small number of healthy subjects to determine safety, tolerance, absorption and metabolism characteristics; phase II clinical trials, which involve the administration of the drug to a limited number of patients for a specific disease to determine dose response, efficacy and safety; and phase III clinical trials, which involve the study of the drug to gain confirmatory evidence of efficacy and safety from a wide base of investigators and patients.

         An investigator's brochure must be included in the IND and the IND must commit the sponsor to obtain initial and continual review and approval of the clinical investigation. A section describing the composition, manufacture and control of the drug substance and the drug product is included in the IND. Sufficient information is required to be submitted to assure the proper identification, quality, purity and strength of the investigational drug. A description of the drug substance, including its physical, chemical, and biological characteristics, must also be included in the IND. The general method of preparation of the drug substance must be included. A list of all components including inactive ingredients must also be submitted. There must be adequate information about pharmacological and toxicological studies of the drug involving laboratory animals or IN VITRO tests on the basis of which the sponsor has concluded that it is reasonably safe to conduct the proposed clinical investigation. Where there has been widespread use of the drug outside of the United States or otherwise, it is possible in some limited circumstances to use well documented clinical experience as a substitute for other pre-clinical work.

         After the FDA approves the IND, the investigation is permitted to proceed, during which the sponsor must keep the FDA informed of new studies, including animal studies, make progress reports on the study or studies covered by the IND, and also be responsible for alerting FDA and clinical investigators immediately of unforeseen serious side effects or injuries.

         When all clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit an NDA to the FDA. An NDA must be approved by the FDA covering the drug before its manufacturer can commence commercial distribution of the drug. The NDA contains a section describing the clinical investigations of the drug which section includes, among other things, the following: a description and analysis of each clinical pharmacology study of the drug; a description and analysis of each controlled clinical study pertinent to a proposed use of the drug; a description of each uncontrolled clinical study including a summary of the results and a brief statement explaining why the study is classified as uncontrolled; and a description and analysis of any other data or information relevant to an evaluation of the safety and effectiveness of the drug product obtained or otherwise received by the applicant from any source foreign or domestic. The NDA also includes an integrated summary of all available information about the safety of the drug product including pertinent animal and other laboratory data, demonstrated or potential adverse effects of the drug, including clinically significant potential adverse effects of administration of the drug contemporaneously with the administration of other drugs and other related drugs. A section is included describing the statistical controlled clinical study and the documentation and supporting statistical analysis used in evaluating the controlled clinical studies.

         Another section of the NDA describes the data concerning the action of a drug in the human body over a period of time and data concerning the extent of drug absorption in the human body or information supporting a waiver of the submission of such data. Also included in the NDA is a section describing the composition, manufacture and specification of the drug substance including the following: a full description of the drug substance, its physical and chemical characteristics; its stability; the process controls used during manufacture and packaging; and such specifications and analytical methods as are necessary to assure the identity, strength, quality and purity of the drug substance as well as the availability of the drug products made from the substance. NDA's contain lists of all components used in the manufacture of the drug product and a statement of the specifications and analytical methods for each component. Also included are studies of the toxicological actions of the drug as they relate to the drug's intended uses.

         The data in the NDA must establish that the drug has been shown to be safe for use under its proposed labeling conditions and that there is substantial evidence that the drug is effective for its proposed use(s). Substantial evidence is defined by statute and FDA regulation to mean evidence consisting of adequate and well-controlled investigations, including clinical investigations by experts qualified by scientific training and experience, to evaluate the effectiveness of the drug involved.


         On September 20, 1984, Bernard Friedland, our former President and current Chairman of the Board of Directors, as sponsor, submitted to the FDA an IND to conduct a study testing the effectiveness of Product R on human subjects with AIDS, as well as certain other viruses. The FDA has issued four letters of deficiency with regard to the IND. In a letter dated November 29, 1984, the FDA indicated, among other deficiencies noted, that the publications submitted with the IND and relating to the effectiveness of Product R on virus related diseases will not be accepted in support of the safety of Product R unless we could establish that the proposed formulation of Product R is the same as the formulation of Product R referenced in those publications. In addition, the FDA required, among other things, that an IND application include relevant information on the chemistry, laboratory and animal controls to assure the integrity of the dosage form and that safety information be provided for the initial study proposed to be conducted on humans. The FDA also required that the information assure the proper identification, quality, purity and strength of Product R and a description of the physical, chemical and microbiological characteristics of Product R. On September 11, 1987, we received a further deficiency letter from the FDA, stating that no data had been submitted supporting IN VITRO anti-HIV activity or any criterion for a biological response modifier.


         On March 6, 1992, we submitted an amendment to the IND which attempted to address the FDA's concerns. In response to the March 1992 submission, we received a third deficiency letter from the FDA dated July 27, 1992, which provided detailed comments with respect to chemistry, toxicology, microbiology and clinical areas requiring further studies and action on our part. In June 1995, we received further correspondence from the FDA which stated, among other things, that our prior submissions to the FDA did not provide an adequate response to the FDA's earlier request for preclinical information and accordingly our IND was "inactivated."

         We have not formally responded to the 1992 deficiency letters or the 1995 deficiency letter, nor have any of the studies cited in those letters been undertaken. In February 1998, we contracted with GloboMax LLC of Hanover, Maryland to advise and assist us in our preparation of a new IND to be filed with the FDA, and to otherwise guide us through the FDA process with the objective of obtaining full approval for Product R in the United States. During the 2000 and 2001, GloboMax continued its project management services for the pre-clinical development and IND submission of Product R to the FDA, the development of standard operating procedures and validation protocol for the preparation and manufacture of Product R. Expenses paid during 2000 and 2001 relating to the GloboMax agreement were approximately $2,456,000. Pursuant to the agreement with GloboMax, we are obligated to pay for services on an hourly basis, at prescribed rates. On July 30, 2001, we submitted an IND application to the FDA to begin Phase I clinical trials of Product R as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. As of the date hereof, our IND application is still pending with the FDA.

         We currently do not have the resources necessary to complete the FDA approval process. We have allocated certain proceeds from the exercise of currently outstanding options and warrants for the purpose of filing the and pursuing the new IND with the FDA, however, such proceeds, if any, will not be sufficient to improve our financial condition to any great degree. It is possible that the new IND for clinical tests of Product R on humans will not be approved by the FDA for human clinical trials on HPV or other diseases, and that any tests previously conducted or to be conducted will not satisfy FDA requirements. It is also possible that the results of such human clinical trials, if performed, will not prove that Product R is safe or effective in the treatment of HPV or other diseases, or that the FDA will not approve the sale of Product R in the United States if we submitted a proper NDA. It is not known at this time how extensive the phase II and phase III clinical trials will be, if they are conducted. The data generated may not show that the drug Product R is safe and effective, and even if the data shows that Product R is safe and effective, obtaining approval of the NDA could take years and require financing of amounts not presently available to us.


         In connection with our activities outside the United States, we are also subject to regulatory requirements governing the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical and diagnostic products, which requirements vary from country to country. Government regulation in certain countries may delay marketing of Product R for a considerable period of time and impose costly procedures upon our activities. The extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted. Whether or not FDA approval has been obtained for a product, approval of the product by comparable regulatory authorities of foreign countries must be obtained prior to marketing the product in those countries. The approval process may be more or less rigorous from country to country, and the time required for approval may be longer or shorter than that required in the United States. Clinical studies conducted outside of any country may not be accepted by such country, and the approval of any pharmaceutical or diagnostic product in one country does not assure that such product will be approved in another country. Accordingly, until registration is granted, if ever, in the United States or another developed or developing country, we do not expect that we will be able to generate material sales revenue. We received a grant of authority from the Bahamian Port Authority, an authorized division of the Bahamian Government, on October 15, 1992 confirming the right of our subsidiary, Advance Viral Research, Ltd., a Bahamian corporation, to carry on the manufacture and export sale of ethical pharmaceutical products. See "--Marketing And Sales."

RESEARCH, DEVELOPMENT AND TESTING

         For the period from inception (February 20, 1984) through December 31, 2000 we expended approximately $8,725,000 on testing and research and development activities either in our laboratories or pursuant to various testing agreements with both domestic and foreign companies. In 1996, we retained Shalom
Z. Hirschman, M.D. as our Chief Executive Officer and President. Dr. Hirschman established our research facility in Yonkers, New York, planned and monitored the testing of Product R and recently performed analyses of Product R with our scientific personnel, which analyses we believe may be used in connection with the FDA approval process. We currently are funding research and testing to:

         o determine the safety of the topical use of Product R on animals and cultured human cells;

         o assess the effectiveness of the topical application of Product R on HPV and certain cancer causing proteins of HPV. Recent laboratory testing has indicated that Product R inhibits the expression of the E-7 protein of HPV which causes cervical cancer;

         o study the effects of Product R in inhibiting the mutation of the AIDS virus in humans;

         o assess the effectiveness of the topical application of Product R for the treatment of persons diagnosed with herpes labialis/genital infections;

         o compare the results of treatment of persons diagnosed with AIDS taking a multi-drug cocktail (highly active anti-retroviral therapy, HAART) and Product R with those taking a multi-drug cocktail and a placebo;

         o determine the effectiveness of Product R for the treatment of rheumatoid arthritis in humans;

         o study the effects of Product R in inhibiting the production of key cellular receptors for HIV (CCR5 and CXCR4 receptors). The CCR5 and CXCR4 receptors are two of the cell receptors used by the AIDS virus, HIV, to attach to its target cell and initiate infection;

         o assess the effectiveness in inhibiting the replication of adenovirus in cell culture;

         o study the effects of Product R in mitigating the toxic effects of other drugs used to treat HIV infections, such as nucleoside analogues, protease inhibitors and non-nucleoside reverse transcriptase inhibitors;

         o study the effects of Product R in mitigating the toxic effects of drugs used in the chemotherapy of cancers; and

         o assess the direct inhibitory and therapeutic effects of Product R on neoplasias, including lymphomas and lymphocytic leukemia.

         On January 29, 2001, we entered into a 12-month agreement with The Weizmann Institute of Science and Yeda, its developmental arm, in Israel to conduct research on the effects of Product R on the immune system , especially on T lymphocytes. Experiments will include the impact of Product R on T cell proliferation, migration, adhesion and cytokine secretion. In addition, scientists will explore the effects of Product R on adjuvant arthritis. The cost of this research is approximately $120,000 which will be funded from our current cash position.

         On April 2, 2001, we entered into a 12-month agreement with The Selikoff Center in Israel to develop clinical trials in Israel using Product R. It is anticipated that these trials will support the United States FDA application under the aegis of GloboMax LLC. The Center will begin with clinical trials using Product R to mitigate the toxic effects of chemotherapy in patients with advanced stage cancer and develop further clinical trials using Product R to treat other diseases as well. These trials will be conducted at world-renowned hospitals throughout Israel. The cost of the first phase of this research is approximately $250,000 which will be funded from our current cash position.

         Our studies detailing the results of the above research and testing may not positively impact the FDA's decision to approve a new IND for Product R or approve the marketing, sales or distribution of Product R within the United States, and as a result may not improve our chances of gaining approval for the marketing, sales or distribution of Product R anywhere in the world.

PATENTS


         We believe that patent protection and trade secret protection are important to our business and that our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. We currently have 15 patent applications pending with the PTO and 18 patent applications pending in other countries relating to Product R. In the United States, we have one allowed patent and four issued patents from the PTO. We also have one issued patent in Australia. As patent applications in the United States are maintained in secrecy until patents issue and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any additional patents will issue from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad. See "Business - Legal Proceedings."

         In the absence of adequate patent protection, our business may be adversely affected by competitors who develop comparable technology or products. Moreover, pursuant to the terms of the Uruguay Round Agreements Act, patents filed on or after June 8, 1995 have a term of twenty years from the date of such filing, irrespective of the period of time it may take for such patent to ultimately issue. This may shorten the period of patent protection afforded to our products as patent applications in the biopharmaceutical sector often take considerable time to issue. Under the Drug Price Competition and Patent Term Restoration Act of 1984 (the "Patent Act"), a sponsor may obtain marketing exclusivity for a period of time following FDA approval of certain drug applications, regardless of patent status, if the drug is a new chemical entity or if new clinical studies were used to support the marketing application for the drug. Pursuant to the FDA Modernization Act of 1997, the period of exclusivity can be extended if the applicant performs certain studies in pediatric patients. This marketing exclusivity prevents a third party from obtaining FDA approval for a similar or identical drug under an Abbreviated New Drug Application ("ANDA") or a "505(b)(2)" New Drug Application. The statute also allows a patent owner to obtain an extension of applicable patent terms for a period equal to one-half the period of time elapsed between the filing of an IND and the filing of the corresponding NDA plus the period of time between the filing of the NDA and FDA approval, with a five year maximum patent extension. We cannot be sure that we will be able to take advantage of either the patent term extension or marketing exclusivity provisions of this law.

         In order to protect the confidentiality of our technology, including trade secrets and know-how and other proprietary technical and business information, we require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that confidentiality will be maintained or disclosure prevented by these agreements or that our proprietary information or intellectual property will be protected thereby or that others will not independently develop substantially equivalent proprietary information or intellectual property.

         The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with Product R. Therefore, Product R and any other drug candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or our consultants or research collaborators use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in such intellectual property or in related or resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties. We cannot be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. In addition, we could incur substantial costs in defending ourselves in legal proceedings instituted before the PTO or in a suit brought against it by a private party based on such patents or proprietary rights, or in suits by us asserting our patent or proprietary rights against another party, even if the outcome is not adverse to us. There are extensions available under the Patent Act if the delay in prosecution of the patent application results from a delay in the PTO's handling of any interference or appeal involving the application. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.

EQUITY LINE OF CREDIT AGREEMENT

         On February 9, 2001, we signed a private equity line of credit agreement with Cornell Capital Partners, LP. Pursuant to this equity line of credit agreement and subject to the satisfaction of certain conditions, Advanced Viral may sell and issue to Cornell Capital, from time to time, up to an aggregate of $50,000,000 of our common stock. Beginning on February 14, 2001, the date that the registration statement covering the resale of the shares issuable pursuant to the equity line of credit was declared effective by the Commission, and continuing for thirty (30) months thereafter, we may, from time to time, in our sole discretion, sell or "put" shares of our common stock to Cornell Capital at a price equal to the 95% of the market price of the common stock. Under the equity line of credit agreement, the market price of Advanced Viral common stock, for purposes of determining the purchase price, is the average of the three lowest closing bid prices, as reported by Bloomberg, L.P., of our common stock for the 25 trading day period ending on the date we notify Cornell Capital of our intention to put common stock to it, or, in other words, request an advance.

         The maximum advance amount on any advance notice date is equal to the product of 150% times the 40 day average daily volume traded for the 40 trading days preceding the advance notice date. The 40 day average volume traded is equal to the bid price multiplied by the volume for each of the 40 trading days preceding the advance notice date as reported by Bloomberg, L.P.

         Our ability to put shares of common stock to Cornell Capital is subject to certain conditions and limitations, including, but not limited to, the following:

         o the closing bid price of the common stock on the advance notice date shall not be less than the average of the three lowest closing bid prices of our common stock for the 25 trading day period ending on the date we request an advance.

         o the registration statement covering the resale of the shares must have previously become effective and shall remain effective and available for making resales of the put shares;

         o our representations and warranties contained in the equity line of credit agreement must be accurate as of the date of each put;

         o we must have performed, satisfied and complied in all respects with all covenants, agreements and conditions required to be performed, satisfied or complied with at or prior to the date of each put;

         o we must have obtained all permits and qualifications required by any applicable state in accordance with the registration rights agreement for the offer and sale of the put shares, or shall have the availability of exemptions therefrom. The sale and issuance of the put shares must be legally permitted by all laws and regulations to which we are subject;

         o no statute, rule, regulation, executive order, decree, ruling, or injunction may be in effect which prohibits or directly and adversely affects any of the transactions contemplated by the equity line of credit agreement;

         o at the time of an advance, there must not have been any material adverse change in our business, operations, properties, prospects, or financial condition since the date of filing of our most recent report with the SEC;

         o our common stock must not have been delisted from the Bulletin Board or suspended from trading by the SEC or the Bulletin Board; and we must not have received any notice threatening the continued listing of our common stock on the Bulletin Board;

         o at least 13 trading days must have elapsed since the last date we put shares to Cornell Capital; and

         o no advance date shall be less than 12 trading days after an advance notice date.

         We cannot assure you that we will satisfy all of the conditions required under the equity line of credit agreement or that Cornell Capital will have the ability to purchase all or any of the shares of common stock put to it thereunder.

         Under the equity line of credit agreement, we agreed to register the common stock for resale by Cornell Capital, which will permit Cornell Capital to resell the common stock from time to time in the open market or in privately-negotiated transactions. We prepared the registration statement and will file amendments and supplements thereto as may be necessary in order to keep it effective as long as the equity line of credit agreement remains in effect or Cornell Capital owns any of our common stock. We have agreed to bear certain expenses, other than broker discounts and commissions, if any, in connection with the preparation and filing of the registration statement and any amendments to it.


         In addition, pursuant to the equity line of credit agreement, each officer, director and affiliate of Advanced Viral has agreed that he, she or it will not, directly or indirectly, without the prior written consent of Cornell Capital, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any shares of common stock, including options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein for a period of 10 trading days following the receipt of an advance notice by Advanced Viral pursuant to the agreement.

         In conjunction with the equity line of credit agreement, we entered into an agreement with May Davis Group, Inc., our placement agent. May Davis assisted Advanced Viral in negotiating the equity line of credit agreement. As a placement fee, we issued to May Davis and certain other investors Class A Warrants to purchase 5,000,000 shares of our common stock at an exercise price per share equal to $1.00, exercisable in part or in whole at any time until February 9, 2006, and Class B Warrants to purchase in the aggregate 5,000,000 shares of our common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price of the common stock on the applicable advance date under the private equity line of credit agreement. Each Class B Warrant is exercisable pro rata on or after each advance date with respect to that number of warrant shares equal to the product obtained by multiplying 5,000,000 by a fraction, the numerator of which is the amount of the advance payable on the applicable advance date and the denominator of which is $20,000,000, until sixty months from the date of issuance.

         We may redeem the warrants at a redemption price of $0.01 per share provided that the bid price for our common stock equals at least $4.00 per share for a period of ten (10) consecutive trading days, as described therein. The warrants contain provisions that adjust the purchase price and number of shares issuable upon the occurrence of certain events, such as a stock split, reverse stock split, stock dividend, merger, or recapitalization. Assuming the registration statement covering the shares underlying the warrants and the equity line of credit is not suspended, the holder may effect a cashless exercise of the warrant commencing with the first advance date. There are also entitled to certain "piggyback" registration rights with respect to the shares of common stock issuable upon exercise of the warrants pursuant to a registration rights agreement.

MARKETING AND SALES

         Except for limited sales of Product R for testing and other purposes, Product R is not sold commercially anywhere in the world. As of the date hereof, our efforts or the efforts of our representatives have produced no material benefits to us regarding our ability to have Product R sold commercially anywhere in the world. We have entered into exclusive distribution agreements with four separate entities granting exclusive rights to distribute Product R in the countries of Canada, China, Japan, Hong Kong, Macao, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, the distributors are obligated to cause Product R to be approved for commercial sale in such countries and upon such approval, to purchase from us certain minimum quantities of Product R to maintain the exclusive distribution rights. Our marketing plans for Product R are still dependent upon registration of Product R for sale in various jurisdictions where our distributors are seeking approvals.

         To date we have received no information that would lead us to believe that we will be positioned to sell Product R commercially anywhere in the world in the immediate future, and it is possible that none of our distributors will ever secure registration of Product R. The only application for registration of Product R which has been filed as of the date hereof is an application requesting that Product R be permitted to be sold in Argentina, which was filed in March 1998. In this March 1998 filing, DCT, S.R.L., our distribution agent in Argentina, received an investigational new drug identification number from the National Administration for Drug, Food and Medical Technology in Argentina, or ANMAT. This allowed DCT to begin pre-clinical studies on our behalf with Product R which have since been concluded. In February 2000, DCT received approval from the ANMAT to proceed with Phase I clinical trials in Argentina for Product R. We are currently evaluating the costs and time necessary to complete Phase I clinical trials in Argentina. DCT must apply for approval from the ANMAT to proceed with Phases II and III clinical trials before Product R is approved for sale in Argentina. The costs and time necessary to complete such trials cannot be predicted at this time. GloboMax Americas has been retained to review the application and status of Product R in Argentina. Based upon recommendations received from GloboMax Americas, we will decide how to proceed further in Argentina.

         We initially targeted our sales and marketing efforts to those countries where Product R was previously marketed by its prior owners for a number of years as an anti-viral agent in the treatment of Asian influenza, viral pneumonia, viral infectious hepatitis, mumps, encephalitis, herpes simplex and herpes zoster. Those countries included Singapore, Hong Kong, Malaysia, Taiwan, the Philippines and Malta. Registration of Product R will be required in such countries as well as in the other countries comprising the distributors' territories before any significant sales may begin. The registration of Product R for sale in these countries has been frustrated due to our inability to obtain the registration and approval to sell Product R in the Bahamas, the country of origin, and a general lack of published data on the effectiveness of Product R. Until Product R is registered and approved for sale in the United States, in another developed country or in the other countries included in the distributors' territories, we will not generate any material sales of Product R. For the years ended December 31, 2000, 1999 and 1998, we reported no commercial sales except limited sales for testing purposes. Product R is not legally available for commercial sale anywhere in the world, except for testing purposes. See "--Research, Development and Testing."

         By letter dated February 13, 1996, our subsidiary in the Bahamas, Advance Viral Research, Ltd., was notified that the National Economic Council of the Bahamas had refused our subsidiary's request for a "free sales certificate" for Product R. A free sales certificate is a document typically issued by a country in which a pharmaceutical product is manufactured which certifies that such country permits the "free sale" of such product in such country. Most countries require that, before allowing the registration of a pharmaceutical product for use in that country, it must at least be registered and certified for free sale in the country in which it is manufactured. However, the Bahamas has no procedures currently in place to issue a free sales certificate for any therapeutic drug, including Product R. If we do not obtain a free sales certificate or other equivalent document from the Bahamas or another country, or if we do not receive FDA approval, it is possible that we will not be able to meet registration requirements in the countries which require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured. We are exploring the possibility of manufacturing Product R in Argentina, where we are seeking regulatory approval, and therefore may not need a free sale certificate for Argentina.


         We are currently reconfiguring our Yonkers, New York research facilities to produce clinical trial batches and manufacture Product R under current Good Manufacturing Procedures (cGMP) as set forth by the United States Food & Drug Administration if and when the FDA approves Product R for distribution and sale in the United States.

COMPETITION

         The pharmaceutical drug industry is highly competitive and rapidly changing. If we ever successfully develop Product R, it will compete with numerous existing therapies. In addition, many companies are pursuing novel drugs that target the same diseases we are targeting with Product R. We believe that a significant number of drugs are currently under development and will become available in the future for the treatment of HIV, HPV, hepatitis and other viruses. We anticipate that we will face intense and increasing competition as new products enter the market and advanced technologies become available. Our competitors' products may be more effective, or more effectively marketed and sold, than Product R. Competitive products may render Product R obsolete or noncompetitive before we can recover the expenses of developing and commercializing Product R. Furthermore, the development of a cure or new treatment methods for the diseases we are targeting could render Product R noncompetitive, obsolete or uneconomical. Many of our competitors:

         o have significantly greater financial, technical and human resources than we have and may be better equipped to develop, manufacture and market products;

         o have extensive experience in preclinical testing and clinical trials, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products; and

         o have products that have been approved or are in late stage development and operate large, well-funded research and development programs.

         A number of therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HIV infection and AIDS, including several products currently marketed as part of a "cocktail" in the United States. We believe Product R should be added to such cocktails in order to enhance their effectiveness and mitigate the toxic effects of other drugs used to treat HIV infections. Among the companies with significant commercial presence in the AIDS market are Glaxo SmithKline, Bristol-Myers Squibb, Hoffmann-La Roche, Agouron Pharmaceuticals, Merck & Co. and DuPont Pharma. In addition, Glaxo SmithKline, in collaboration with Biochem Pharma, is pursuing development of Lamivudine, a nucleoside analogue to treat hepatitis B infection. This compound was recently approved for marketing in the United States, China and several other countries and represents significant potential competition for Product R as a treatment for hepatitis B.

         Several therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HPV. Schering Plough Corp. manufactures Intron A, an injectable interferon product approved by the FDA for the treatment of HPV. 3M Pharmaceuticals received FDA approval for its immune-response modifier, Aldara(R), a self-administered topical cream, for the treatment of HPV. Product R, if approved for commercial sale by the FDA, would also compete with surgical, chemical, and other methods of treating HPV. Products developed by our competitors or advances in other methods of the treatment of HPV may have a negative impact on the commercial viability of Product R.

         Several products are currently marketed or are in advanced stages of clinical development for the treatment of rheumatoid arthritis. Immunex Corp.'s product Enbrel, a biologic response modifier, was approved by the FDA in November 1998 for the treatment of moderate to severe rheumatoid arthritis. Centocor Inc. is developing a monoclonal antibody known as Remicade, an anti-inflammatory agent that has completed phase III trials in rheumatoid arthritis. The FDA approved Remicade for treatment of Crohn's disease in August 1998. Centocor filed for FDA approval of an expanded indication for Remicade for rheumatoid arthritis in January 1999. These products represent significant competition for Product R as a treatment for rheumatoid arthritis.

         Three antiviral products are presently sold in the United States for the treatment of recurrent genital herpes: Zovirax(R) (manufactured by Glaxo SmithKline) which contains acyclovir and is administered orally, topically, or intravenously, Famvir(R) (manufactured by SmithKline Beecham Pharmaceuticals) which contains famcyclovir and is administered orally, and Valtrex(R) (manufactured by Glaxo SmithKline) which contains valacyclovir and is also administered orally. These products represent significant competition for Product R as a treatment for genital herpes.

         Other small companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and biotechnology companies. Academic institutions, governmental agencies and other public and private research organizations are also becoming increasingly aware of the commercial value of their inventions and are more actively seeking to commercialize the technology they have developed.

         If we successfully develop and obtain approval for Product R, we will face competition based on the safety and effectiveness of Product R, the timing and scope of regulatory approvals, the availability of supply, marketing and sales capability, reimbursement coverage, price, patent position and other factors. Our competitors may develop or commercialize more effective or more affordable products, or obtain more effective patent protection, than we do. Accordingly, our competitors may commercialize products more rapidly or effectively than we do, which could hurt our competitive position and adversely affect our business. If and when we obtain FDA approval for Product R, we expect to compete primarily on the basis of product performance and price with a number of pharmaceutical companies, both in the United States and abroad.

EMPLOYEES


         We have 35 full-time employees, consisting of our 4 executive officers, 23 employees involved in research, and 8 administrative employees. Dr. Hirschman, our President and Chief Executive Officer and a director, Bernard Friedland, Chairman of the Board, William Bregman, our Secretary, Treasurer and a director, and Alan V. Gallantar, our Chief Financial Officer, each devote all of their business time to our day-to-day business operations. Additionally, we may hire, as and when needed, and as available, such sales and technical support staff and consultants for specific projects on a contract basis. See "Management --Employment Contracts, Termination of Employment and Change-in-Control Arrangements."


PROPERTY

         We lease approximately 16,650 square feet for executive offices, including research laboratory space, at 200 Corporate Boulevard South, Yonkers, New York from an unaffiliated third party (the "Yonkers Lease"). The term of the Yonkers Lease is five years through April 2005 and our annual rental obligation under the Yonkers Lease is approximately $260,000.

         We currently maintain corporate offices at 1250 East Hallandale Beach Boulevard, Hallandale, Florida 33009, pursuant to a three-year lease agreement with three one-year extentions, at approximately $18,000 annually. The Bahamian manufacturing facility, which was acquired on December 16, 1987, is located in Freeport, Bahamas and consists of a 29,242 square foot site containing a one-story concrete building of approximately 7,300 square feet and is equipped for all phases of the testing, production, and packaging of Product R. The Bahamian facility is currently being used to store and produce inventory for testing purposes.

LEGAL PROCEEDINGS


         In June 2000, we filed an action and complaint in the Supreme Court of New York, Westchester County, against Commonwealth Pharmaceuticals, Ltd., Immune Modulation Maximum Corp. ("IMMC") and Charles E. Miller (collectively, the "Defendants") alleging a breach by Commonwealth of an exclusive distribution agreement between Advanced Viral and Commonwealth, misappropriation of trade secrets and confidential information, conversion and conspiracy to convert our property interests in Reticulose(R). We further alleged that Defendant Miller filed and obtained a U.S. patent entitled "Composition Containing Peptides and Nucleic Acids and Methods of Making Same" based on a study conducted by a third party using Reticulose(R), and that such patent was assigned to Defendant IMMC, a company controlled by Defendant Miller, in violation of the exclusive distribution agreement.


         In our complaint, we seek relief in the form of (i) assignment of the patent to Advanced Viral, (ii) adjudgment that Defendants breached, misappropriated, converted and conspired to convert our property rights, (iii) damages, profits realized and interest thereon; and (iv) attorneys' fees, costs and expenses. In response, on August 3, 2000, Defendants filed a Motion to Dismiss the Complaint alleging lack of personal jurisdiction or, in the alternative, that the agreement underlying our claim is legally inoperative.

         In August 2000, Commonwealth and IMMC filed a suit against Advanced Viral in the United States District Court for the Eastern District of Michigan which alleges that IMMC, and not Advanced Viral, is the owner of the exclusive/broad rights in Reticulose(R), and seeks, among other things: (i) a declaratory judgment that IMMC is the exclusive owner of the broad/exclusive rights to Reticulose(R) and the subject patent; (ii) an injunction against Advanced Viral from further attempts to use, market or assert any claims of ownership over any broad/exclusive rights in Reticulose(R), or the use, publication or disclosure of information regarding Reticulose(R); (iii) return of such information to IMMC; (iv) that Advanced Viral assign any Reticulose(R)-related trademarks to IMMC and (v) that Advanced Viral pay the plaintiffs in this case damages, profits, costs and attorneys' fees. Advanced Viral was served with a copy of the complaint on August 8, 2000.


         In January 2001, Advanced Viral and Commonwealth, et al. stipulated to dismiss the case in New York without prejudice. All disputes between the parties are now handled by the District Court of Michigan. In July 2001, Advanced Viral filed a Motion for Summary Judgment seeking dismissal of Commonwealth and IMMC's claim of exclusive ownership to Reticulose and grant of such exclusive ownership to Advanced Viral. The motion is pending.

         Advanced Viral believes that the allegations contained in Commonwealth and IMMC's complaint are without merit and Advanced Viral intends to vigorously defend itself against all allegations contained therein.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our directors and executive officers and further information concerning them are as follows:


        NAME                                    AGE        POSITION
        ----                                    ---        --------
        Shalom Z. Hirschman, M.D.                65        President, Chief Executive Officer,
                                                           Chief Scientific Officer, Director

        Bernard Friedland                        75        Chairman of the Board

        William Bregman                          79        Vice President, Secretary, Treasurer,
                                                           Director

        Louis J. Silver                          72        Director

        Alan V. Gallantar                        43        Chief Financial Officer



         SHALOM Z. HIRSCHMAN, M.D., President, Chief Executive Officer and a director since October 1996, was Director of the Division of Infectious Diseases and Professor of Medicine at Mount Sinai School of Medicine, New York, New York, from May 1969 until October 1996.


         BERNARD FRIEDLAND, Director since July 1985, Chairman of the Board since May 1987, and President and Chief Executive Officer from September 1985 until October 1996, was employed by Key, Inc. for 30 years, until March 1, 1986, in the Research and Development and Quality Assurance Departments in Pharmaceuticals, Pharmacology, and Cancer antimetabolites, and has been the President and CEO of our subsidiary, Advance Viral Research, Ltd. since 1984.


         WILLIAM BREGMAN, director since July 1985 and Vice President, Secretary-Treasurer since September 1985, and Vice President and Treasurer of our subsidiary, Advance Viral Research, Ltd., from August 1984 until the present.

         LOUIS J. SILVER, director since May 1992, has been self-employed as a free-lance accountant and auditor since 1985. Mr. Silver previously served as a member of the board of directors during the periods from May 1987 to July 1987.

         ALAN V. GALLANTAR, Chief Financial Officer since October 1999, was treasurer and controller from March 1998 to September 1999 of AMBI Inc., a nutraceutical company, senior vice president and chief financial officer from 1992 to 1997 of Bradley Pharmaceuticals, Inc., a pharmaceutical manufacturer, and vice president and divisional controller from 1989 to 1991 for PaineWebber Incorporated. From 1985 to 1989, Mr. Gallantar was second vice president at The

Chase Manhattan Bank, N.A., and from 1983 to 1985, was a senior accountant at Philip Morris, Incorporated. From 1979 to 1983, Mr. Gallantar was a senior accountant in the audit department of Deloitte & Touche.


         Bernard Friedland and William Bregman may be deemed a "parent" and "promoter" as those terms as defined in the rules and regulations promulgated under the Securities Act. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.


DIRECTOR COMPENSATION

         The arrangement for director compensation is $150 for each meeting of the board of directors attended, which has not in fact been paid within at least the last three years.


EXECUTIVE OFFICER COMPENSATION

         Other than Dr. Hirschman, our President and Chief Executive Officer, and Mr. Gallantar, our Chief Financial Officer, none of our directors, officers or employees received salary and bonus exceeding in the aggregate $100,000 in the years ended December 31, 2000, 1999 or 1998.

         The following table provides certain summary information concerning compensation paid or accrued by Advanced Viral, to or on behalf of the named executive officer for the years ended December 31, 2000, 1999 and 1998.


                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                ANNUAL COMPENSATION                      COMPENSATION AWARDS
                                       --------------------------------------   ------------------------------------
                                                                                    SECURITIES
NAME AND                                                       OTHER ANNUAL         UNDERLYING          ALL OTHER
PRINCIPAL POSITION              YEAR   SALARY (1)   BONUS    COMPENSATION (2)    OPTIONS/SARS (3)    COMPENSATION(4)
------------------              ----   ----------   -----    ----------------    ----------------    ----------------
Shalom Z. Hirschman, M.D.,      2000     $361,000        $0        $30,775                   --            $4,540
President, Chief Executive      1999     $325,000        $0        $34,738                   --            $4,316
Officer and Chief Scientific    1998     $325,000        $0        $12,288           23,000,000            $4,316
Officer since October 1996
and consultant from May 24,
1995 until October 1996.

Alan V. Gallantar, Chief        2000     $200,000   $25,000        $21,000                   --                --
Financial Officer since         1999     $ 43,750        $0         $1,500            4,547,880                --
October 1999.                   1998           --        --             --                   --                --

-------------
(1) Dr. Hirschman's salary increased for the year 2000 to $361,000. Mr. Gallantar's salary increased in October 2000 to $200,000. Mr. Gallantar was hired in October 1999 and therefore his salary in 1999 reflects only three months of his $175,000 annual salary.

(2) Other Annual Compensation for Dr. Hirschman includes medical insurance premiums paid by Advanced Viral on his behalf, and aggregate incremental cost to Advanced Viral of Dr. Hirschman's automobile lease, gas, oil, repairs and maintenance. Other Annual Compensation for Mr. Gallantar includes an automobile allowance of $500 per month and allowance for moving expenses of approximately $15,000.

(3) Includes all options granted during fiscal years shown. No stock appreciation rights were granted with any options.

(4) The dollar value of insurance premiums paid by, or on behalf of, us with respect to term life insurance for the benefit of Dr. Hirschman.



         In February 1998, we granted Dr. Hirschman options to acquire 23,000,000 shares of common stock, which are currently exercisable at $0.27 per share through February 17, 2008. In October 1999, we granted Mr. Gallantar options to acquire 4,547,880 shares of common stock, exercisable at $0.24255 per share in one third increments on October 1, 2000, 2001, and 2002, until October 1, 2009. In May 2000, we granted Louis Silver options to acquire 100,000 shares of common stock at $0.25. No other stock options were granted to the named executive officers during 2000. Other than stock options beneficially owned by our officers and directors of Advanced Viral, there are options to acquire 7,678,500 shares of the common stock at exercise prices ranging from $0.14 to $0.36 per option share outstanding.


         The following table sets forth certain summary information concerning exercised and unexercised options to purchase our common stock as of December 31, 2000 held by the named executive officers. No options were exercised during the year ended December 31, 2000 by the named executive officers.

                         AGGREGATED OPTION EXERCISES IN
                   LAST FISCAL YEAR AND YEAR-END OPTION VALUES


                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                     UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON     VALUE       OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END
NAME                         EXERCISE (#) REALIZED (1)   EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                         ------------ ------------   -------------------------      -------------------------
Shalom Z. Hirschman, M.D.         0           N/A         39,100,000/39,100,000        $2,707,250/$0(2)(3)

Alan V. Gallantar                 0           N/A          1,515,960/4,547,880          $128,781/$257,562(2)(4)

-------------------
(1) Based on the difference between the average of the high and low bid prices per share of the common stock as reported by the Bulletin Board on the date of exercise, and the exercise or base price.

(2) Based on the difference between the average of the high and low bid prices per share of the common stock as reported by the Bulletin Board on December 31, 2000, $0.3275, and the exercise or base price of in-the-money stock options.

(3) As of December 31, 2000, Dr. Hirschman held options to purchase 4,100,000 shares of common stock at $0.18 per share; 4,000,000 shares of common stock at $0.19 per share; 4,000,000 shares of common stock at $0.27 per share; 4,000,000 shares of common stock at $0.36 per share, and 23,000,000 shares of common stock at $0.27, all of which are currently exercisable.

(4) As of December 31, 2000, Mr. Gallantar held options to purchase 4,547,880 shares of common stock at $0.24255 per share, of which 1,515,960 are currently exercisable.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         HIRSCHMAN EMPLOYMENT AGREEMENT


         Pursuant to an Amended and Restated Employment Agreement dated as of May 12, 2000 between Advanced Viral and Dr. Hirschman, we employ Dr. Hirschman on a full business time basis as our President, Chief Executive Officer, Chief Scientific Officer and Chairman of our Scientific Advisory Board, with duties including supervising our day-to-day operations, including management of scientific, medical, financial, regulatory and corporate matters, establishing appropriate laboratory, executive and other facilities on our behalf, and raising additional capital on our behalf. The agreement includes an agreement that Dr. Hirschman will be nominated as a director for the duration of Dr. Hirschman's employment with us under the agreement, and voting agreements regarding the election of Messrs. Friedland, Bregman and Dr. Hirschman as directors. See "Principal Stockholders."

         Pursuant to the agreement, the term of Dr. Hirschman's employment continues until December 31, 2002 and will continue for one year periods thereafter unless either we or Dr. Hirschman gives the other notice at least two years in advance that such one year automatic extension shall be vitiated. If the agreement is terminated by us for cause, we may cancel all unvested stock options, benefits under stock bonus plans and stock appreciation rights ("SARs") granted to Dr. Hirschman. If the agreement is terminated by Dr. Hirschman for cause, we are required to pay to Dr. Hirschman his annual salary and employee benefits through the remainder of the then current term.


         Pursuant to the agreement, Dr. Hirschman receives an annual salary of $361,000, payable in equal biweekly installments. The agreement also entitles Dr. Hirschman to a major medical insurance policy, disability policy and dental policy insurance to Dr. Hirschman and his dependents that is reasonably acceptable to the parties, and a term life insurance policy at least in the amount of $1,000,000, with a beneficiary to be designated by Dr. Hirschman. The agreement further provides that we shall:

         o take such action as may be necessary to permit Dr. Hirschman to be entitled to participate in stock option, stock bonus or similar plans (including plans for SARs) as are established by us;

         o lease or purchase for Dr. Hirschman, at his discretion, an automobile selected and to be used by him, having a list price not in excess of $40,000, and pay for all gas, oil, repairs and maintenance, as well as the lease or purchase payments, as applicable, in connection with the automobile;

         o reimburse Dr. Hirschman for all of his proven expenses incurred in and about the course of his employment that are deductible under the current tax law, including, among other expenses, his license fees, membership dues in professional organizations, subscriptions to professional journals, necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips that contribute to the benefit of us in the reasonable determination of Dr. Hirschman, and all other expenses that may be pre-approved by our board of directors; and

         o provide not less than four weeks paid vacation annually and such paid sick or other leave as we provide to all of our employees.


         The agreement also provides for the payment of $100,000 to Dr. Hirschman on the earlier to occur of (i) the date an IND number is obtained from and approved by the FDA so that human research may be conducted using Product R; or (ii) the execution of an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to us of at least $15 million.


         The agreement further provides that Dr. Hirschman is not authorized, without the express written consent of the board of directors and other than in the ordinary course of business, to pledge the credit of Advanced Viral or any of our other employees, to bind us, to release or discharge any debt due us unless we have received payment in full, or to dispose (as collateral or otherwise) of all or substantially all of our assets.


         Dr. Hirschman has agreed that he will assign to us all patents he develops which result from his knowledge acquired while performing his duties under the agreement, and that, if his employment under the agreement is terminated by us "for cause" or by Dr. Hirschman otherwise than "for cause," as specified in that agreement, he will not, directly or indirectly, compete with us for three years after termination or solicit our employees to leave our employ for one year after termination.


         Pursuant to the execution of the agreement, we ratified a $100,000 bonus payment made to Dr. Hirschman in February 1998 and the February 1998 grant to Dr. Hirschman of options to acquire 23,000,000 shares of common stock exercisable at $0.27 per share at any time through February 17, 2008 or (i) 90 days after (A) the termination of Dr. Hirschman's employment (other than for good reason or upon the occurrence of a change in control, in which two cases Dr. Hirschman may exercise such options until the expiration of the original term, or (B) Dr. Hirschman is terminated for cause, or (ii) until 18 months after death.

         GALLANTAR EMPLOYMENT AGREEMENT


         Advanced Viral entered into an Employment Agreement dated as of October 1, 1999 with Alan V. Gallantar, pursuant to which Mr. Gallantar is employed as our Chief Financial Officer on a full business time basis. Under the agreement, the term of Mr. Gallantar's employment continues until October 1, 2002. If the agreement is terminated by us for cause, Mr. Gallantar will have no accrued right to receive any bonus for the year in which his employment is terminated, all unvested stock options will be cancelled, and any vested stock options will terminate 90 days after the effective date of termination. If the agreement is terminated by Advanced Viral not for cause, we are required to pay to Mr. Gallantar all accrued and unpaid compensation, and all stock options granted as of the date of the agreement shall become 100% vested. Upon such termination not for cause, all options which became vested as a result of this provision may be exercised by Mr. Gallantar until 90 days after the effective date of termination. If Mr. Gallantar elects to terminate this agreement as a result of a change in control, he will be paid his base salary for the remaining term of the agreement, and all stock options granted on the date of the agreement will become 100% vested and exercisable until 90 days after the effective date of termination. If Mr. Gallantar elects to terminate this agreement for any other reason, he will be paid all unaccrued and unpaid base salary, and he will have the right to exercise any vested stock until 90 days after the effective date of termination. All payments made to Mr. Gallantar in connection with the termination of the agreement are subject to reduction to the extent they exceed
2.99 times the "base amount" as determined under Section 280G of the Internal Revenue Code of 1986.


         Pursuant to the agreement, Mr. Gallantar will receive an annual salary of $175,000 for the first year of the agreement; $200,000 for the second year of the agreement; and $225,000 for the third year of the agreement. For each year of the agreement, Mr. Gallantar is entitled to a cash bonus of between 10% and 50% of his base salary, based on certain targets and the discretion of the board of directors. As of the date of the agreement, Mr. Gallantar received options to purchase an aggregate of 4,547,880 shares of our common stock. The options expire on October 1, 2009, and are exercisable in three increments of 1,515,960 on the October 1, 2000, 2001 and 2002, respectively. The agreement further provides that:

         o Mr. Gallantar and his family are entitled to receive the same benefits generally given to other senior executives of Advanced Viral.

         o Mr. Gallantar is entitled to 15 working days of vacation during the first year and 20 days of vacation during each year thereafter, subject to certain exceptions.

         o Mr. Gallantar will receive a non-accountable automobile allowance of $500 per month, provided however, that he is be responsible for all costs of acquiring and maintaining the automobile.

         o We will reimburse Mr. Gallantar for certain professional license and membership fees up to a maximum of $5,000 per year in the aggregate, and all other expenses incurred in the performance of his duties with the prior approval of the Chief Executive Officer.

         o If Mr. Gallantar relocates his primary residence to Westchester County, New York, or New York City prior to the second anniversary of the agreement, we will pay reasonable moving, legal and brokerage fees or costs incurred by him in connection with such relocation up to a maximum of $15,000.

         The agreement provides that Mr. Gallantar is not authorized, without the express written consent of the board of directors and other than in the ordinary course of business, to pledge the credit of Advanced Viral, to bind us under any note, mortgage or other monetary obligation, to release or discharge any debt due us unless we have received payment in full, or to dispose (as collateral or otherwise) of a substantial amount of our assets. Furthermore, Mr. Gallantar agreed that he will assign to us all intellectual property rights developed by him which result from the knowledge he acquired while performing his duties under the agreement. Finally, he has agreed that he will not, directly or indirectly, compete with us for five years after termination of his employment or solicit our employees to leave our employ for one year after termination.

ADVANCED VIRAL RESEARCH CORP. CASH OR DEFERRED PLAN AND TRUST (401(K))

         In December 1999, we adopted a 401(k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits, which were $10,500 in 2000. We match 50% of the first 6% of the employee contributions in our stock and may, at our discretion, make additional contributions based upon earnings. In March 2001, we funded the 401(k) plan with $23,757 to enable the 401(k) plan to purchase shares of our common stock on the open market to contribute to the 401(k) plan for the employer match for the year ended December 31, 2000.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date hereof for (i) each shareholder who is known by us to own beneficially more than 5% of our common stock, (ii) each director and executive officer, and (iii) all of our directors and named executive officers as a group. Except as otherwise indicated, we believe, based on information furnished by the persons named in this table that such persons have voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws, where applicable.



                                                              SHARES OF COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED (1)            PERCENT OWNED
------------------------------------                          ----------------------            -------------
Shalom Z. Hirschman, M.D.                                             39,100,000 (2)(3)              9.2%
c/o Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701

Bernard Friedland                                                     39,161,730 (3)(4)             10.1%
c/o Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Hallandale, Florida 33009

William Bregman                                                       36,296,988 (3)(5)              9.4%
c/o Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Hallandale, Florida 33009

Louis J. Silver                                                          351,000 (2)(6)               *
5110 S.W. 127th Place
Miami, Florida 33175

Alan V. Gallantar                                                      1,515,960 (2)(7)               *
c/o Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701

ALL OFFICERS & DIRECTORS (5 PERSONS)                                 116,425,678 (2)                27.2%



----------------------

*    Less than 1%

(1) The persons named in this table have sole voting power with respect to all shares shown as beneficially owned by them, except as indicated in other footnotes to this table. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days from the date hereof, are deemed outstanding. According to American Stock Transfer & Trust Company, the transfer agent for the common stock, 386,787,118 shares of the common stock were outstanding as of the close of business as of August 21, 2001.


(2) Includes shares that may be acquired pursuant to options to purchase common stock exercisable within 60 days from the date hereof.


(3) The Hirschman employment agreement provides that Messrs. Friedland and Bregman, during the term of Dr. Hirschman's employment under that agreement, shall vote all shares of the common stock owned or voted by them in favor of Dr. Hirschman as a director of Advanced Viral. That agreement, however, does not restrict or otherwise limit their right to sell their shares to third parties without restriction. The Hirschman employment agreement also provides that Dr. Hirschman, during that term, shall take no action which shall preclude Messrs. Friedland and Bregman from being nominees as directors of Advanced Viral and that Dr. Hirschman shall vote all shares of the common stock owned or voted by him in favor of Messrs. Friedland and Bregman as directors of Advanced Viral. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."


(4) Includes 1,000,000 shares of the common stock owned by Mr. Friedland and Beth Friedland, his daughter, as joint tenants;) 20,000,000 shares owned by Mr. Friedland and Shirley Friedland, his spouse, as joint tenants; and 400,000 shares owned the B&SD Friedland Foundation, a not-for-profit foundation controlled by Mr. Friedland. Does not include 15,000 shares owned by Shirley Friedland as to which Mr. Friedland disclaims beneficial ownership.

(5) Includes 22,443,614 shares held in a trust for which Mr. Bregman is the sole trustee and sole beneficiary; 165,000 shares owned by Carol Bregman, his daughter; 165,000 shares owned by Janet Berlin, his daughter; 165,000 shares owned by Forest Berlin, his grandson; 165,000 shares owned by Jessica Berlin, his granddaughter; and 30,000 shares owned by David Berlin, his son-in-law.

(6) Includes options granted in May 2000 to acquire 100,000 shares of common stock at $0.25 per share.

(7) Represents currently exercisable options to purchase 1,515,960 shares of common stock at $0.24255 per share.


                              SELLING SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the common stock as of the date hereof by each of the selling shareholders assuming the full exercise of certain warrants and stock options. Unless otherwise indicated below, to our knowledge all persons listed below have sole voting and investment power with respect to the shares of common stock, except to the extent authority is shared by spouses under applicable law. The information included below is based upon information provided by the selling shareholders. Because the selling shareholders may offer all, some or none of their shares, no definitive estimate as to the number of shares that will be held by the selling shareholders after such offering can be provided and the following table has been prepared on the assumption that all shares offered under this prospectus will be sold.

                            SELLING SHAREHOLDER TABLE

                                                                SHARES OWNED                               SHARES OWNED
                                  POSITION WITH OR         BEFORE OFFERING(1)     SHARES BEING           AFTER OFFERING(3)
                                  RELATIONSHIP TO          -------------------     SOLD IN              -------------------
SELLING SHAREHOLDER                ADVANCED VIRAL          NUMBER     PERCENT     OFFERING (2)          NUMBER      PERCENT
-------------------                --------------          -------    -------     -------------         ------      -------
Christopher Acquaviva                 Investor          1,520,000                    320,000  a        1,200,000     *
Paul Alberti                          Investor            850,000      *             400,000  f          450,000     *
Elliot Bauer                          Investor          1,580,000      *             480,000  g        1,100,000     *
Barbara Brennan                       Investor          1,330,000      *             580,000  h          750,000     *
Bridge Ventures, Inc.                 Investor            400,000      *             400,000  f                0     *
Jennifer Burke                        Investor            160,000      *             160,000  c                0     *
Gene Cartwright Living Trust          Investor          3,400,000      *             400,000  f        3,000,000     *
Leonard Cohen                         Investor          3,460,000      *             960,000  m        2,500,000     *
David Cohen                           Investor            680,000      *             480,000  g          200,000     *
Todd A. Cohen                         Investor            600,000      *             600,000  i                0     *
Celia Conaway                         Investor             80,000      *              80,000  b                0     *
Michael Contillo                      Investor            550,000      *             400,000  f          150,000     *
Joseph Deglomini                      Investor            550,000      *             400,000  f          150,000     *
Gerold Director                       Investor            845,000      *             320,000  a          525,000     *
Joseph Giamanco                       Investor            420,000      *             320,000  a          100,000     *
Edward D. Gorkes                      Investor            990,000      *             800,000  k          190,000     *
Bernard Gutherz                       Investor            500,000      *             400,000  f          100,000     *
Linda Halpert                         Investor          2,320,000      *             320,000  a        2,000,000     *
Harbor View Group, Inc.               Investor         10,300,000    2.6%          1,800,000  p        8,500,000    2.2%
Barry L. Johnston                     Investor            900,000      *             400,000  f          500,000     *
Glen Kapuscienski                     Investor            410,000      *             320,000  a           90,000     *
Benjamin Kirsch                       Investor          2,120,000      *             960,000  m        1,160,000     *
Byron Lassin                          Investor          2,800,000      *           1,200,000  n        1,600,000     *
Steven Levitt                         Investor          1,650,000      *             400,000  f        1,250,000     *
Frederic Lutz                         Investor          1,550,000      *             800,000  k          750,000     *
Roy D. Mittman                        Investor            200,000      *             200,000  e                0     *
Jonas and Roda Parnes                 Investor            476,000      *             176,000  d          300,000     *
Kermit Rudolph                        Investor            420,000      *             320,000  a          100,000     *
Kenneth I. Schatz                     Investor          1,840,000      *             640,000  j        1,200,000     *
Gerald Schuster                       Investor          1,420,000      *           1,200,000  n          220,000     *
Jeffrey Sliemers                      Investor            160,000      *             160,000  c                0     *
Frank Vigliarolo                      Investor          1,520,000      *           1,400,000  o          120,000     *
Barry Weshnak                         Investor            620,000      *             320,000  a          300,000     *
Eli Wilner                            Investor          3,250,000      *           2,000,000  q        1,250,000     *
                                                        ---------    ---           ---------           ---------   ---

Dorothy Christofides                  Investor            910,000      *             640,000  j          270,000     *
Danielle Contillo                     Investor            200,000      *             200,000  e                0     *
Russell Kuhn                          Investor          2,451,144      *             800,000  k        1,651,144     *
Gary Segal                            Investor            422,000      *             400,000  f           22,000     *
Franklin Smith                        Investor            450,000      *             200,000  e          250,000     *
Myron Weiner                          Investor          1,950,000      *           1,088,000  r          862,000     *

TOTAL SHARES (1)                                       56,254,144    13.9%        23,444,000          32,810,144    8.5%

SHARES OUTSTANDING AFTER OFFERING(2)                                             395,578,618

-------------------
*    Less than 1%

(1) Includes an aggregate of 17,152,644 shares of common stock underlying purchase warrants issuable to the selling shareholders, 8,791,500 of which are being offered hereby.

(2) Assumes the full exercise of the warrants held by selling shareholders. Includes the following number of shares of common stock underlying such warrants, 50% of which are exercisable at $0.48 per warrant share and 50% of which are exercisable at $0.56 per warrant share: (a) 120,000 shares;
     (b) 30,000 shares; (c) 60,000 shares; (d) 66,000 shares; (e) 75,000 shares;
     (f) 150,000 shares; (g) 180,000 shares, (h) 217,500 shares; (i) 225,000 shares; (j) 240,000 shares; (k) 300,000 shares; (l) 330,000 shares; (m)
     360,000 shares; (n) 450,000 shares; (o) 525,000 shares; (p) 675,000 shares;
     (q) 750,000 shares; and (r) 408,000 shares.

(3) Assumes that all of the shares are sold by the selling shareholders and no additional shares of common stock are acquired.




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         For the past three fiscal years, there were no material transactions between Advanced Viral and any of our officers or directors which involved $60,000 or more.


                           DESCRIPTION OF COMMON STOCK


         As of the date hereof, our Certificate of Incorporation authorize us to issue 1,000,000,000 shares of common stock, par value $0.00001 per share. As of August 21, 2001, there were outstanding 386,787,118 shares of common stock, all of which are fully paid for and non-assessable. The holders of common stock:


         o have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;

         o entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

         o do not have preemptive, subscription, or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and

         o are entitled to one noncumulative vote per share on all matters which shareholders may vote on at all meetings of shareholders.

         American Stock Transfer & Trust Company is our transfer agent and registrar, and is located in Brooklyn, New York.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by the selling shareholders. We will receive the cash proceeds, if any, from the exercise of any of the warrants held by the selling shareholders.


                              PLAN OF DISTRIBUTION


         We are registering the proposed resale of 23,444,000 shares of our common stock by the selling shareholders, including 8,791,500 shares of common stock issuable upon the exercise of certain warrants. The selling shareholders may offer the shares at various times in one or more of the following transactions:


         o  in the over-the-counter market;

         o  in transactions other than market transactions;

         o  in connection with short sales of our shares;

         o  by pledge to secure debts or other obligations;

         o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

         o  in a combination of any of the above.

         The selling shareholders may sell shares at market prices then prevailing, at prices related to prevailing market prices, at negotiated prices or at fixed prices.

         The selling shareholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. Selling shareholders may be deemed to be underwriters with respect to the shares sold by them. Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by these broker-dealers, and any commissions received by the broker-dealers, may be deemed underwriting discounts and commissions under the Securities Act of 1933.

         No underwriting commissions or finder's fees have been or will be paid to us. The selling shareholders will pay all broker-dealer commissions and related selling expenses associated with the sale of the common stock. The common stock offered hereby is being registered pursuant to our contractual obligations, and we have agreed to pay the costs of registering the shares, including the fees outlined above.

         In connection with the offering, persons participating in the offering may purchase and sell shares of common stock on the open market. These transactions may include short sales, stabilizing transactions in accordance with Rule 104 of Regulation M under the Exchange Act and purchases to cover positions created by short sales. Short sales involve the sale by an underwriter of a greater number of shares than they are required to purchase in the offering which creates a short position. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or limiting a decline in the market price of the common stock.

         These activities, if taken by the underwriters, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.


                                  LEGAL MATTERS

         The validity of the shares offered in this prospectus will be passed upon for Advanced Viral by Berman Wolfe Rennert Vogel & Mandler, P.A., Bank of America Tower, 35th Floor, 100 Southeast Second Street, Miami, Florida 33131.


                                     EXPERTS

         The Consolidated Financial Statements of Advanced Viral Research Corp. included in this prospectus and in the registration statement except as they pertain to periods unaudited, have been audited by Rachlin Cohen & Holtz LLP, independent certified public accountants, for the periods indicated in their report appearing elsewhere in this prospectus, and are included in this prospectus in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.



            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES


         Our certificate of incorporation provides that none of our directors shall be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability

         o for any breach of the director's duty of loyalty to us or our shareholders;

         o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         o  under section 174 of the Delaware General Corporation Law; or

         o for any transaction from which the director derives improper personal benefit.

     The effect of this provision is to eliminate our rights and those of our shareholders (through shareholders' derivative suits on behalf of Advanced Viral) to recover monetary damages against a director for breach of his or her fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling Advanced Viral pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


         No dealer, salesperson, or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making the offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                          INDEX TO FINANCIAL STATEMENTS



Report of Independent Certified Public Accountants........................................................F-2

Consolidated Financial Statements Years Ended 2000, 1999 and 1998
     Balance Sheets, December 31, 2000 and 1999...........................................................F-3

     Statements of Operations for the Years Ended December 31, 2000, 1999
         and 1998 and from Inception (February 20, 1984) to December 31, 2000.............................F-4

     Statements of Stockholders' Equity from Inception (February 20, 1984) to
         December 31, 2000................................................................................F-5

     Statements of Cash Flows for the Years Ended December 31, 2000, 1999
         and 1998 and from Inception (February 20, 1984) to December 31, 2000.............................F-14

     Notes to Consolidated Financial Statements...........................................................F-15

Consolidated Financial Statements for the Three and Six Months Ended
June 30, 2001 and 2000

     Balance Sheets, June 30, 2001 and December 31, 2000..................................................F-41

     Statements of Operations for the Three and Six Months Ended June 30, 2001 and 2000
           and from Inception (February 20, 1984) to June 30, 2001........................................F-42

     Statements of Stockholders' Equity from Inception (February 20, 1984) to
         June 30, 2001....................................................................................F-43

     Statements of Cash Flows for the Three Months Ended June 30, 2001 and 2000
         and from Inception (February 20, 1984) to June 30, 2001..........................................F-53

     Notes to Consolidated Financial Statements...........................................................F-54

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Stockholders and Directors
Advanced Viral Research Corp.
  (A Development Stage Company)
Yonkers, New York


We have audited the accompanying consolidated balance sheets of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the years in the three year period ended December 31, 2000 and for the period from inception (February 20, 1984) to December 31, 2000. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2000 and for the period from inception (February 20, 1984) to December 31, 2000 in conformity with generally accepted accounting principles.

As more fully described in Note 2, the Company is subject to certain liquidity considerations. The Company's plans with respect to this matter are also described in Note 2.


                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
February 9, 2001

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999




                                                                             2000               1999
                                                                        ------------       ------------
                                      ASSETS
Current Assets:
   Cash and cash equivalents                                            $  5,962,633       $    836,876
   Inventory                                                                  19,729             19,729
   Other current assets                                                       34,804             59,734
                                                                        ------------       ------------
         Total current assets                                              6,017,166            916,339

Property and Equipment, Net                                                1,944,199          1,375,923

Other Assets                                                                 847,349            569,312
                                                                        ------------       ------------
         Total assets                                                   $  8,808,714       $  2,861,574
                                                                        ============       ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
   Accounts payable and accrued liabilities                             $    902,961       $    728,872
   Current portion of capital lease obligation                                58,690             50,315
   Current portion of note payable                                            21,517             19,095
                                                                        ------------       ------------
         Total current liabilities                                           983,168            798,282
                                                                        ------------       ------------

Long-Term Debt:
   Convertible debentures, net                                                    --          4,446,629
   Capital lease obligation - long term portion                              106,567            152,059
   Note payable - long term portion                                           56,446             77,964
                                                                        ------------       ------------
        Total long-term debt                                                 163,013          4,676,652
                                                                        ------------       ------------

Commitments, Contingencies and Subsequent Events                                  --                 --

Stockholders' Equity (Deficiency):
   Common stock; 1,000,000,000 shares of $.00001 par value
      authorized, 380,214,618 and 303,472,035
      shares issued and outstanding                                            3,802              3,034
   Additional paid-in capital                                             39,969,373         17,537,333
   Deficit accumulated during the development stage                      (29,079,902)       (19,725,238)
   Discount on warrants                                                   (3,230,740)          (428,489)
                                                                        ------------       ------------
         Total stockholders' equity (deficiency)                           7,662,533         (2,613,360)
                                                                        ------------       ------------
         Total liabilities and stockholders' equity (deficiency)        $  8,808,714       $  2,861,574
                                                                        ============       ============



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                 Inception
                                                                                               (February 20,
                                                                                                   1984) to
                                                  Year Ended December 31,                      December 31,
                                   -----------------------------------------------------       -------------
                                        2000                1999                1998                2000
                                   -------------       -------------       -------------       -------------
Revenues                           $       8,363       $      10,953       $         656       $     214,291
                                   -------------       -------------       -------------       -------------

Costs and Expenses:
   Research and development            3,192,551           1,948,937           1,659,456           8,724,955
   General and administrative          2,621,542           1,831,061           1,420,427          11,767,850
   Compensation expense                1,901,927             210,144                  --           2,112,071
   Depreciation                          362,392             230,785             110,120             908,615
                                   -------------       -------------       -------------       -------------
                                       8,078,412           4,220,927           3,190,003          23,513,491
                                   -------------       -------------       -------------       -------------

Loss from Operations                  (8,070,049)         (4,209,974)         (3,189,347)        (23,299,200)
                                   -------------       -------------       -------------       -------------

Other Income (Expense):
   Interest income                       162,077              42,744             102,043             764,118
   Other income                               --                  --                 293             120,093
   Interest expense                   (1,446,692)         (2,007,032)         (1,470,699)         (6,664,913)
                                   -------------       -------------       -------------       -------------
                                      (1,284,615)         (1,964,288)         (1,368,363)         (5,780,702)

Net Loss                           $  (9,354,664)      $  (6,174,262)      $  (4,557,710)      $ (29,079,902)
                                   =============       =============       =============       =============

Net Loss Per Share of Common
   Stock - Basic and Diluted       $       (0.03)      $       (0.02)      $       (0.02)
                                   =============       =============       =============

Weighted Average Number of
   Common Shares Outstanding         362,549,690         302,361,109         294,809,073
                                   =============       =============       =============




                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2000


                                                                     Common Stock                                      Deficit
                                                    --------------------------------------------                     Accumulated
                                                     Amount                                            Additional     during the
                                                      Per                                               Paid-In       Development
                                                     Share          Shares           Amount             Capital          Stage
                                                    --------    ---------------  ---------------   ---------------   ------------
Balance, inception (February 20, 1984)
  as previously reported                                                     --  $         1,000  $            --   $      (1,000)

Adjustment for pooling of interests                                          --           (1,000)            1,000             --
                                                                ---------------  ---------------   ---------------   ------------

Balance, inception, as restated                                              --               --             1,000         (1,000)

   Net loss, period ended December 31, 1984                                  --               --                --        (17,809)
                                                                ---------------  ---------------   ---------------   ------------

Balance, December 31, 1984                                                   --               --             1,000        (18,809)

   Issuance of common stock for cash               $ .00            113,846,154            1,138               170             --
   Net loss, year ended December 31, 1985                                    --               --                --        (25,459)
                                                                ---------------  ---------------   ---------------   ------------

Balance, December 31, 1985                                          113,846,154            1,138             1,170        (44,268)

   Issuance of common stock - public offering        .01             40,000,000              400           399,600             --
   Issuance of underwriter's warrants                                        --               --               100             --
   Expenses of public offering                                               --               --          (117,923)            --
   Issuance of common stock, exercise of "A"
    warrants                                         .03                819,860                9            24,587             --
   Net loss, year ended December 31, 1986                                    --               --                --       (159,674)
                                                                ---------------  ---------------   ---------------   ------------

Balance, December 31, 1986                                          154,666,014            1,547           307,534       (203,942)
                                                                ---------------  ---------------   ---------------   ------------




                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2000

                                                                     Common Stock                                   Deficit
                                                            --------------------------------                      Accumulated
                                                            Amount                                Additional       during the
                                                             Per                                   Paid-In        Development
                                                            Share      Shares         Amount       Capital           Stage
                                                            ------     ------         ------      ----------     -------------
Balance, December 31, 1986                                            154,666,014   $     1,547   $   307,534       $  (203,942)

   Issuance of common stock, exercise of "A" warrants       $   .03    38,622,618           386     1,158,321                --
   Expenses of stock issuance                                    --            --       (11,357)           --
   Acquisition of subsidiary for cash                            --            --       (46,000)           --
   Cancellation of debt due to stockholders                      --            --        86,565            --
   Net loss, year ended December 31, 1987                        --            --            --      (258,663)
                                                                      -----------   -----------   -----------       -----------
Balance, December 31, 1987                                            193,288,632         1,933     1,495,063          (462,605)

   Net loss, year ended December 31, 1988                        --            --            --      (199,690)
                                                                      -----------   -----------   -----------       -----------
Balance, December 31, 1988                                            193,288,632         1,933     1,495,063          (662,295)

   Net loss, year ended December 31, 1989                        --            --            --      (270,753)
                                                                      -----------   -----------   -----------       -----------
Balance, December 31, 1989                                            193,288,632         1,933     1,495,063          (933,048)

   Issuance of common stock, expiration of redemption           .05     6,729,850            67       336,475                --
      offer on "B" warrants
   Issuance of common stock, exercise of "B" warrants           .05       268,500             3        13,422                --
   Issuance of common stock, exercise of "C" warrants           .08        12,900            --         1,032                --
   Net loss, year ended December 31, 1990                                      --            --            --          (267,867)
                                                                      -----------   -----------   -----------       -----------
                                                                      200,299,882         2,003     1,845,992        (1,200,915)
                                                                      -----------   -----------   -----------       -----------




                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2000


                                                                        Common Stock                                 Deficit
                                                             -------------------------------------                 Accumulated
                                                                Amount                               Additional    during the
                                                                 Per                                   Paid-In     Development
                                                                Share       Shares       Amount        Capital        Stage
                                                             ---------    -----------  -----------    -----------   -----------
Balance, December 31, 1990                                                200,299,882  $     2,003    $ 1,845,992   $(1,200,915)

   Issuance of common stock, exercise of "B" warrants            $   .05       11,400           --            420            --
   Issuance of common stock, exercise of "C" warrants                .08        2,500           --            200            --
   Issuance of common stock, exercise of underwriter warrants       .012    3,760,000           38         45,083            --
   Net loss, year ended December 31, 1991                                          --           --             --      (249,871)
                                                                          -----------  -----------    -----------   -----------
Balance, December 31, 1991                                                204,073,782        2,041      1,891,695    (1,450,786)

   Issuance of common stock, for testing                           .0405   10,000,000          100        404,900            --
   Issuance of common stock, for consulting services                .055      500,000            5         27,495            --
   Issuance of common stock, exercise of "B" warrants                .05    7,458,989           75        372,875            --
   Issuance of common stock, exercise of "C" warrants                .08    5,244,220           52        419,487            --
   Expenses of stock issuance                                                                                            (7,792)
   Net loss, year ended December 31, 1992                                          --           --             --      (839,981)
                                                                          -----------  -----------    -----------   -----------
Balance, December 31, 1992                                                227,276,991        2,273      3,108,660    (2,290,767)

   Issuance of common stock, for consulting services                .055      500,000            5         27,495            --
   Issuance of common stock, for consulting services                 .03    3,500,000           35        104,965            --
   Issuance of common stock, for testing                            .035    5,000,000           50        174,950            --
   Net loss, year ended December 31, 1993                                          --           --             --      (563,309)
                                                                          -----------  -----------    -----------   -----------
Balance, December 31, 1993                                                236,276,991        2,363      3,416,070    (2,854,076)
                                                                          -----------  -----------    -----------   -----------




                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2000


                                                     Common Stock                                         Deficit
                                              -----------------------------                             Accumulated
                                              Amount                           Additional               during the      Deferred
                                               Per                              Paid-In    Subscription Development   Compensation
                                              Share     Shares     Amount       Capital     Receivable     Stage          Cost
                                              -----  -----------  ----------- -----------  ------------ -----------   -----------
Balance, December 31, 1993                           236,276,991  $     2,363 $ 3,416,070  $        --  $(2,854,076)  $        --
   Issuance of common stock, for
        consulting services                 $  .05     4,750,000           47     237,453           --           --            --
   Issuance of common stock, exercise
        of options                             .08       400,000            4      31,996           --           --            --
   Issuance of common stock, exercise
        of options                             .10       190,000            2      18,998           --           --            --
   Net loss, year ended December 31, 1994                     --           --          --           --     (440,837)           --
                                                     -----------  ----------- -----------  -----------  -----------   -----------

Balance, December 31, 1994                           241,616,991        2,416   3,704,517           --   (3,294,913)           --

   Issuance of common stock, exercise
        of options                             .05     3,333,333           33     166,633           --           --            --
   Issuance of common stock, exercise
        of options                             .08     2,092,850           21     167,407           --           --            --
   Issuance of common stock, exercise
        of options                             .10     2,688,600           27     268,833           --           --            --
   Issuance of common stock, for consulting
        services                               .11     1,150,000           12     126,488           --           --            --
   Issuance of common stock, for consulting
        services                               .14       300,000            3      41,997           --           --            --
   Net loss, year ended December 31, 1995                     --           --          --           --     (401,884)           --
                                                     -----------  ----------- -----------  -----------  -----------   -----------
Ralance, December 31, 1995                           251,181,774        2,512   4,475,875           --   (3,696,797)           --
                                                     -----------  ----------- -----------  -----------  -----------   -----------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2000


                                           Common Stock                                             Deficit
                                   --------------------------------                               Accumulated
                                   Amount                            Additional                     during the        Deferred
                                    Per                               Paid-In      Subscription    Development     Compensation
                                   Share      Shares     Amount       Capital       Receivable        Stage            Cost
                                   -----   -----------  -----------  -----------   -----------     -----------     -----------
Balance, December 31, 1995                 251,181,774  $     2,512  $ 4,475,875   $        --     $(3,696,797)    $        --
   Issuance of common stock,
        exercise of options         .05      3,333,334           33      166,634            --              --              --
   Issuance of common stock,
        exercise of options         .08      1,158,850           12       92,696            --              --              --
   Issuance of common stock,
        exercise of options         .10      7,163,600           72      716,288            --              --              --
   Issuance of common stock,
        exercise of options         .11        170,000            2       18,698            --              --              --
   Issuance of common stock,
        exercise of options         .12      1,300,000           13      155,987            --              --              --
   Issuance of common stock,
        exercise of options         .18      1,400,000           14      251,986            --              --              --
   Issuance of common stock,
        exercise of options         .19        500,000            5       94,995            --              --              --
   Issuance of common stock,
        exercise of options         .20        473,500            5       94,695            --              --              --
   Issuance of common stock,
        for services rendered       .50        350,000            3      174,997            --              --              --
   Options granted                                  --           --      760,500            --              --        (473,159)
   Subscription receivable                          --           --           --       (19,000)             --              --
   Net loss, year ended
        December 31, 1996                           --           --           --            --      (1,154,740)             --
                                           -----------        -----    ---------       -------      ----------        --------
Balance, December 31, 1996                 267,031,058        2,671    7,003,351       (19,000)     (4,851,537)       (473,159)
                                           -----------        -----    ---------       -------      ----------        --------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2000


                                               Common Stock                                             Deficit
                                      ---------------------------------                                Accumulated
                                      Amount                              Additional                    during the      Deferred
                                       Per                                 Paid-In      Subscription    Development   Compensation
                                      Share     Shares         Amount      Capital       Receivable        Stage          Cost
                                      ------  -----------   -----------   -----------   -----------    -----------    -----------
Balance, December 31, 1996                    267,031,058   $     2,671   $ 7,003,351   $   (19,000)   $(4,851,537)   $  (473,159)
   Issuance of common stock,
        exercise of options             .08     3,333,333            33       247,633            --             --             --
   Issuance of common stock,
        conversion of debt              .20     1,648,352            16       329,984            --             --             --
   Issuance of common stock,
        conversion of debt              .15       894,526             9       133,991            --             --             --
   Issuance of common stock,
        conversion of debt              .12     2,323,580            23       269,977            --             --             --
   Issuance of common stock,
        conversion of debt              .15     1,809,524            18       265,982            --             --             --
   Issuance of common stock,
        conversion of debt              .16       772,201             8       119,992            --             --             --
   Issuance of common stock,
        for services rendered           .41        50,000            --        20,500            --             --             --
   Issuance of common stock,
        for services rendered           .24       100,000             1        23,999            --             --             --
   Beneficial conversion feature,
        February debenture                             --            --       413,793            --             --             --
   Beneficial conversion feature,
        October debenture                              --            --     1,350,000            --             --             --
   Warrant costs, February debenture                   --            --        37,242            --             --             --
   Warrant costs, October debenture                    --            --       291,555            --             --             --
   Amortization of deferred
        compensation cost                              --            --            --            --             --        399,322
   Imputed interest on convertible
        debenture                                      --            --         4,768            --             --             --
   Net loss, year ended
        December 31, 1997                              --            --            --            --     (4,141,729)            --
                                              -----------   -----------   -----------   -----------    -----------    -----------
Balance, December 31, 1997                    277,962,574         2,779    10,512,767       (19,000)    (8,993,266)       (73,837)
                                              -----------   -----------   -----------   -----------    -----------    -----------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2000


                                            Common Stock                                           Deficit
                                   -------------------------------                               Accumulated
                                   Amount                             Additional                 during the         Deferred
                                     Per                                Paid-In   Subscription  Development      Compensation
                                    Share      Shares      Amount       Capital   Receivable        Stage             Cost
                                   ------   -----------   --------   ------------ ------------  ------------    ------------
Balance, December 31, 1997                  277,962,574   $  2,779   $ 10,512,767  $ (19,000)   $ (8,993,266)   $    (73,837)

   Issuance of common stock,
        exercise of options          .12        295,000          3         35,397         --              --              --
   Issuance of common stock,
        exercise of options          .14        500,000          5         69,995         --              --              --
   Issuance of common stock,
        exercise of options          .16        450,000          5         71,995         --              --              --
   Issuance of common stock,
        exercise of options          .20         10,000         --          2,000         --              --              --
   Issuance of common stock,
        exercise of options          .26        300,000          3         77,997         --              --              --
   Issuance of common stock,
        conversion of debt           .13      1,017,011         10        132,990         --              --              --
   Issuance of common stock,
        conversion of debt           .14      2,512,887         25        341,225         --              --              --
   Issuance of common stock,
        conversion of debt           .15      5,114,218         51        749,949         --              --              --
   Issuance of common stock,
        conversion of debt           .18      1,491,485         15        274,985         --              --              --
   Issuance of common stock,
        conversion of debt           .19      3,299,979         33        619,967         --              --              --
   Issuance of common stock,
        conversion of debt           .22      1,498,884         15        335,735         --              --              --
   Issuance of common stock,
        conversion of debt           .23      1,870,869         19        424,981         --              --              --
   Issuance of common stock,
        for services rendered        .21        100,000          1         20,999         --              --              --
   Beneficial conversion feature,
        November debenture                           --         --        625,000         --              --              --
   Warrant costs, November
        debenture                                    --         --         48,094         --              --              --
   Amortization of deferred
        compensation cost                            --         --             --         --              --          59,068
   Write off of subscription
        receivable                                   --         --        (19,000)    19,000              --              --
   Net loss, year ended
        December 31, 1998                            --         --             --         --      (4,557,710)             --
                                            -----------   --------   ------------  ---------    ------------    ------------
Balance, December 31, 1998                  296,422,907      2,964     14,325,076         --     (13,550,976)        (14,769)
                                            -----------   --------   ------------  ---------    ------------    ------------


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2000

                                                  Common Stock                             Deficit
                                         --------------------------------                 Accumulated
                                         Amount                              Additional   during the     Deferred     Discount
                                          Per                                  Paid-In    Development   Compensation     on
                                         Share       Shares       Amount       Capital       Stage         Cost        Warrants
                                         ------   -----------   ----------   -----------  ------------  ------------  ----------
Balance, December 31, 1998                        296,422,907   $    2,964   $14,325,076  $(13,550,976)  $ (14,769)   $       --

   Issuance of common stock,
        securities purchase agreement      .16      4,917,276           49       802,451            --          --            --
   Issuance of common stock,
        securities purchase agreement      .27      1,851,852           18       499,982            --          --            --
   Issuance of common stock,
        for services rendered              .22        100,000            1        21,999            --          --            --
   Issuance of common stock,
        for services rendered              .25        180,000            2        44,998            --          --            --
   Beneficial conversion feature,
        August debenture                                   --           --       687,500            --          --            --
   Beneficial conversion feature,
        December debenture                                 --           --       357,143            --          --            --
   Warrant costs, securities
        purchase agreement                                 --           --       494,138            --          --      (494,138)
   Warrant costs, securities
        purchase agreement                                 --           --        37,025            --          --       (37,025)
   Warrant costs, August debenture                         --           --        52,592            --          --            --
   Warrant costs, December debenture                       --           --         4,285            --          --            --
   Amortization of warrant costs,
        securities purchase agreement                      --           --            --            --          --       102,674
   Amortization of deferred
        compensation cost                                  --           --            --            --      14,769            --
   Compensation expense related to
        modification of existing
        options                                            --           --       210,144            --          --            --
   Net loss, year ended
        December 31, 1999                                  --           --            --    (6,174,262)         --            --
                                                  -----------   ----------   -----------  ------------   ---------    ----------
Balance, December 31, 1999                        303,472,035        3,034    17,537,333   (19,725,238)         --      (428,489)
                                                  -----------   ----------   -----------  ------------   ---------    ----------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2000



                                                 Common Stock                             Deficit
                                       -------------------------------                  Accumulated
                                       Amount                             Additional    during the      Deferred       Discount
                                         Per                                Paid-In     Development   Compensation       on
                                        Share     Shares      Amount       Capital        Stage           Cost         Warrants
                                       -------  -----------   --------   ------------  ------------   ------------   ------------
Balance, December 31, 1999                      303,472,035   $  3,034   $ 17,537,333  $(19,725,238)   $        --   $   (428,489)

Issuance of common stock,
    exercise of options                0.1400       600,000          6         83,994            --             --             --
Issuance of common stock,
    exercise of options                0.1500     1,600,000         16        239,984            --             --             --
Issuance of common stock,
    exercise of options                0.1600       650,000          7        103,994            --             --             --
Issuance of common stock,
    exercise of options                0.1700       100,000          1         16,999            --             --             --
Issuance of common stock,
    exercise of options                0.2100       792,500          8        166,417            --             --             --
Issuance of common stock,
    exercise of options                0.2500     1,000,000         10        246,090            --             --             --
Issuance of common stock,
    exercise of options                0.2700       281,000          3         75,867            --             --             --
Issuance of common stock,
    exercise of options                0.3600       135,000          1         48,599            --             --             --
Issuance of common stock,
    exercise of warrants               0.2040       220,589          2         44,998            --             --             --
Issuance of common stock,
    exercise of warrants               0.2448       220,589          2         53,998            --             --             --
Issuance of common stock,
    exercise of warrants               0.2750        90,909          1         24,999            --             --             --
Issuance of common stock,
    exercise of warrants               0.3300        90,909          1         29,999            --             --             --
Issuance of common stock,
    conversion of debt                 0.1400    35,072,571        351      4,907,146            --             --             --
Issuance of common stock,
    conversion of debt                 0.1900     1,431,785         14        275,535            --             --             --
Issuance of common stock,
    conversion of debt                 0.2000     1,887,500         19        377,481            --             --             --
Issuance of common stock,
    conversion of debt                 0.3600        43,960         --         15,667            --             --             --
Issuance of common stock,
    cashless exercise of warrants                   563,597          6        326,153            --             --             --
Issuance of common stock,
    services rendered                  0.4650       100,000          1         46,499            --             --             --
Private placement of common stock      0.2200    13,636,357        136      2,999,864            --             --             --
Private placement of common stock      0.3024     4,960,317         50      1,499,950            --             --             --
Private placement of common stock      0.4000    13,265,000        133      5,305,867            --             --             --
Cashless exercise of warrants                            --         --       (326,159)           --             --             --
Beneficial conversion feature,
    January Debenture                                    --         --        386,909            --             --             --
Warrant costs, consulting agreement                      --         --        200,249            --             --             --
Warrant costs, January Debenture                         --         --         13,600            --             --             --
Warrant costs, private placement                         --         --      3,346,414            --             --     (3,346,414)
Recovery of subscription receivable
    previously written off                               --         --         19,000            --             --             --
Amortization of warrant costs,
    securities purchase agreements                       --         --             --            --             --        544,163
Compensation expense related to
    modification of existing options                     --         --      1,901,927            --             --             --
Net loss                                                 --         --             --    (9,354,664)            --             --
                                                -----------   --------   ------------  ------------    -----------   ------------
Balance, December 31, 2000                  0   380,214,618   $  3,802   $ 39,969,373  $(29,079,902)   $        --   $ (3,230,740)
                                                ===========   ========   ============  ============    ===========   ============





                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A Development Stage Company)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                                        Inception
                                                                                                                     (February 20,
                                                                                Year Ended December 31,                 1984) to
                                                                      --------------------------------------------    December 31,
                                                                           2000            1999            1998            2000
                                                                      ------------    ------------    ------------    ------------
Cash Flows from Operating Activities:
   Net loss                                                           $ (9,354,664)   $ (6,174,262)   $ (4,557,710)   $(29,079,902)
                                                                      ------------    ------------    ------------    ------------
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Depreciation                                                      362,392         230,785         110,120         908,525
         Amortization of debt issue costs                                  106,030         331,250         229,978         779,215
         Amortization of deferred interest cost on beneficial
            conversion feature of convertible debenture                    386,909       1,044,643         835,951       3,820,270
         Amortization of discount on warrants                              611,134         148,262         290,297       1,049,693
         Amortization of discount on warrants - consulting services        230,249              --              --         230,249
         Amortization of deferred compensation cost                             --          14,769          59,068         760,500
         Issuance of common stock for debenture interest                    76,212              --              --          76,212
         Issuance of common stock for services                              46,500          67,000          21,000       1,551,000
         Expenses related to modification of existing options            1,901,927         210,144              --       2,112,071
         Other                                                                  --              --              --          (1,607)
         Changes in operating assets and liabilities:
            Increase in other current assets                                (5,063)        (29,917)         (9,608)        (64,798)
            Increase in inventory                                               --              --              --         (19,729)
            Increase in other assets                                      (278,037)       (440,216)       (247,072)     (1,494,995)
            Increase (decrease) in accounts payable and
               accrued liabilities                                         174,089         449,848         (96,582)        909,161
                                                                      ------------    ------------    ------------    ------------
                  Total adjustments                                      3,612,342       2,026,568       1,193,152      10,615,767
                                                                      ------------    ------------    ------------    ------------
                  Net cash used by operating activities                 (5,742,322)     (4,147,694)     (3,364,558)    (18,464,135)
                                                                      ------------    ------------    ------------    ------------

Cash Flows from Investing Activities:
   Purchase of investments                                                      --              --        (915,047)     (6,292,979)
   Proceeds from sale of investments                                            --         821,047       3,078,902       6,292,979
   Acquisition of property and equipment                                  (917,471)       (407,150)       (451,734)     (2,468,221)
   Proceeds from sale of property and equipment                                 --              --              --           1,200
                                                                      ------------    ------------    ------------    ------------
                  Net cash provided (used) by investing activities        (917,471)        413,897       1,712,121      (2,467,021)
                                                                      ------------    ------------    ------------    ------------

Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt                            1,000,000       3,000,000       1,500,000       9,500,000
   Proceeds from deposit on securities purchase agreement                       --              --         600,000         600,000
   Proceeds from sale of securities, net of issuance costs              10,835,970         702,500         257,400      16,917,058
   Payments under capital lease                                            (50,324)        (41,986)        (16,602)       (108,912)
   Payments on note payable                                                (19,096)        (14,261)             --         (33,357)
   Recovery of subscription receivable written off                          19,000              --              --          19,000
                                                                      ------------    ------------    ------------    ------------
                  Net cash provided by financing activities             11,785,550       3,646,253       2,340,798      26,893,789
                                                                      ------------    ------------    ------------    ------------

Net Increase (Decrease) in Cash and Cash Equivalents                     5,125,757         (87,544)        688,361       5,962,633

Cash and Cash Equivalents, Beginning                                       836,876         924,420         236,059              --
                                                                      ------------    ------------    ------------    ------------

Cash and Cash Equivalents, Ending                                     $  5,962,633    $    836,876    $    924,420    $  5,962,633
                                                                      ============    ============    ============    ============

Supplemental Disclosure of Non-Cash Financing Activities:
   Cash paid during the year for interest                             $     36,681    $    118,870    $      6,042
                                                                      ============    ============    ============

   During 2000, the Company purchased equipment under a capital lease totaling $13,197


                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999



NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS

         Advanced Viral Research Corp. (the Company) was incorporated in Delaware on July 31, 1985. The Company was organized for the purpose of manufacturing and marketing a pharmaceutical product named Reticulose (the current formulation of which is now known as and hereinafter referred to as "Product R"). While the Company has had limited sales of this product, primarily for research purposes, the success of the Company will be dependent upon obtaining certain regulatory approval for its pharmaceutical product, Product R, to commence commercial operations.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its 99.6% owned subsidiary, Advance Viral Research, Ltd.
         (LTD), a Bahamian Corporation. All significant intercompany accounts have been eliminated.

         DEVELOPMENT STAGE ENTERPRISE

         As described above, the Company was incorporated on July 31, 1985, and, since that time, has been primarily involved in organizational activities, research and development activities, and raising capital. Planned operations, as described above, have not commenced to any significant extent. Accordingly, the Company is considered to be in the development stage, and the accompanying consolidated financial statements represent those of a development stage enterprise.

         CASH AND CASH EQUIVALENTS

         Cash equivalents consist of highly liquid investments (money fund), with original maturities of three months or less.

         INVESTMENTS

         At December 31, 2000 and 1999, investments consist of a money fund, which is reported at fair value.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RESEARCH AND DEVELOPMENT

         Research and development costs are expensed as incurred by the Company.

         INCOME TAXES

         The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2000 and 1999. Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as of December 31, 2000 and 1999 or that will be realized in the future.

         The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, a money fund, accounts payable and the convertible debentures. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

         CONCENTRATIONS OF CREDIT RISk

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. At various times during the year, the Company had cash balances in excess of federally insured limits. The Company maintains its cash, which consists primarily of demand deposits, with high quality financial institutions, which the Company believes limits this risk.

         STOCK-BASED COMPENSATION

         The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         STOCK-BASED COMPENSATION (Continued)

         123, ACCOUNTING FOR STOCK-BASED COMPENSATION. APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

         The Company follows SFAS No. 123 in accounting for stock options issued to non-employees.

         NET LOSS PER COMMON SHARE

         The Company computes loss per share in accordance with SFAS No. 128, EARNINGS PER SHARE. This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

         Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year. The Company's potentially issuable shares of common stock pursuant to outstanding stock options are excluded from the Company's diluted computation, as their effect would be anti-dilutive.

         REVENUE RECOGNITION

         The limited sales generated by the Company have consisted of sales of Product R for testing and other purposes. The Company records sales when the product is shipped to customers.

         RECLASSIFICATIONS

         Certain amounts in the 1998 and 1999 financial statements have been reclassified to conform to 2000 presentation.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133. In June 2000, the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities and Amendment of SFAS No. 133. SFAS No. 133 as amended by SFAS No. 137 and SFAS No. 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

         Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standards to affect its financial statements.


NOTE 2. LIQUIDITY

         The Company has suffered accumulated net losses of approximately $29,000,000 during its history. The Company is dependent upon registration of Product R for sale before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials required by the FDA. Unless and until Product R is approved for sale in the United States or another industrially developed country, the Company will be dependent upon the continued sale of its securities, debt or equity financing for funds to meet its cash requirements.

         During November and December 2000, the Company completed several private placements of its securities under securities purchase agreements in which it received cash proceeds of $6,806,000. In February 2001, the Company entered into a private equity line of credit agreement to sell up to $50,000,000 of common stock, which it anticipates realizing during 2001 (see Note 6).

         Management believes that cash flows from sales of securities and from current financing arrangements will be sufficient to fund operations for the next year. Management intends to continue to sell the Company's securities in an attempt to meet its cash flow requirements; however, no assurance can be given that equity or debt financing, if and when required, will be available.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 3.  ACQUISITION

         Two of the principal stockholders of the Company acquired LTD, a Bahamian Corporation with pharmaceutical manufacturing and warehousing facilities, on February 20, 1984. The acquisition is a combination of two entities under common control and has been accounted for in a manner similar to a pooling of interests. In 1986, the Company acquired from LTD exclusive rights to manufacture and market Reticulose (currently referred to as Product R) worldwide, except within the Bahamas, for $50,000. The Company also purchased inventory of Product R from LTD for $45,000 and was obligated to pay $3 per ampule of Product R for the initial 100,000 ampules purchased and $2 per ampule for purchases exceeding 100,000 ampules. On December 16, 1987, the Company acquired the controlling beneficial interest in 99.6% of the common stock of LTD through an appropriate trust agreement to satisfy the rules of the Bahamian Government, from two of the principal stockholders of the Company. Both stockholders concurrently canceled $86,565 of indebtedness due them from LTD.


NOTE 4.  PROPERTY AND EQUIPMENT

                                                ESTIMATED USEFUL
                                                 LIVES (YEARS)             2000            1999
                                                ----------------           ----            ----
          Land and improvements                        15               $   34,550      $   34,550
          Building and improvements                    30                  896,720         483,865
          Machinery and equipment                       5                1,918,693       1,400,880
                                                                        ----------      ----------
                                                                         2,849,963       1,919,295
          Less accumulated depreciation                                    905,764         543,372
                                                                        ----------      ----------
                                                                        $1,944,199      $1,375,923
                                                                        ==========      ==========

         The Company maintains certain property and equipment in Freeport, Bahamas. This property and equipment amounted to $402,694 as of December 31, 2000 and $385,087 as of December 31, 1999 including $17,623 expended in 1987 to purchase a land lease expiring in 2068. Included with machinery and equipment is $13,197 and $38,645 of equipment purchased under capital leases during 2000 and 1999, respectively. Depreciation expense for equipment under the capital leases was approximately $7,729 and $47,040 in 2000 and 1999, respectively. These amounts are included above.


NOTE 5.  OTHER ASSETS

                                                                         2000          1999
                                                                       --------      --------
          Patent development costs                                     $715,655      $517,816
          Loan costs, net of accumulated amortization of $779,215        80,198            --
          Other                                                          51,496        51,496
                                                                       --------      --------
                                                                       $847,349      $569,312
                                                                       ========      ========

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 5.  OTHER ASSETS (Continued)

         Patent development costs are capitalized as incurred. Loan costs include fees paid in connection with the February 2001 private equity line of credit agreement and will be amortized over the life of the agreement (see Note 6).


NOTE 6.  SECURITIES PURCHASE AGREEMENTS

         CONVERTIBLE DEBENTURES

         In February 1997 and October 1997, in order to finance research and development, the Company sold $1,000,000 and $3,000,000, respectively, principal amount of its ten-year 7% Convertible Debentures (the "February Debenture" and the "October Debenture", collectively, the "Debentures") due February 28, 2007 and August 30, 2007, respectively, to RBB Bank Aktiengesellschaft ("RBB") in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended. Accrued interest under the Debentures was payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The Debentures were convertible, at the option of the holder, into shares of Common Stock pursuant to specified formulas. On April 22, 1997, June 6, 1997, July 3, 1997 and August 20, 1997, pursuant to notice by the holder, RBB, to the Company under the February Debenture, $330,000, $134,000, $270,000 and $266,000, respectively, of the principal amount of the February Debenture was converted into 1,648,352, 894,526, 2,323,580 and 1,809,524 shares of the Common Stock, respectively. As of August 20, 1997, the February Debenture was fully converted. On December 9, 1997, January 7, 1998, January 14, 1998, February 19, 1998, February 23, 1998, March 31, 1998, May 4, 1998 and May 5, 1998,
         pursuant to notice by the holder, RBB, to the Company, $120,000, $133,000, $341,250, $750,000, $335,750, $425,000, $275,000 and
         $620,000, respectively, of the October Debenture was converted into 772,201, 1,017,011, 2,512,887, 5,114,218, 1,498,884, 1,870,869,
         1,491,485 and 3,299,979 Common Stock, respectively. As of May 5, 1998, the October Debenture was fully converted.

         In connection with the issuance of the February Debenture, the Company issued to RBB three warrants (the "February Warrants") to purchase common stock, each such February Warrant entitling the holder to purchase, from February 21, 1997 through February 28, 2007, 178,378 shares of common stock. The exercise price of the three February Warrants was $0.288, $0.576 and $0.864 per warrant share, respectively. The fair value of the February Warrants were estimated to be $37,242 ($.209 per warrant), $19,196 ($.108 per warrant), and $9,946 ($.056 per warrant), respectively, based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model. This amount has been reflected in the accompanying financial statements as interest expense related to the convertible February Debenture. Based on the terms for conversion associated with the February Debenture, there was an intrinsic value associated with the beneficial conversion feature of $413,793. This amount has been fully amortized to interest expense with a corresponding credit to additional paid-in capital.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 6.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES (Continued)

         In connection with the issuance of the October Debenture, the Company issued to RBB three warrants (the "October Warrants") to purchase Common Stock, each such October Warrant entitling the holder to purchase, from the date of grant through August 30, 2007, 600,000 shares of the Common Stock. The exercise price of the three October Warrants was $0.20, $0.23 and $0.27 per warrant share, respectively. The fair value of the three October Warrants was established to be $106,571 ($.178 per warrant), $97,912 ($.163 per warrant) and $87,472
         ($.146 per warrant), respectively, based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model. This amount has been reflected in the accompanying financial statements as a discount on the convertible debenture, with a corresponding credit to additional paid-in capital, and is being amortized over the expected term of the notes, which at December 31, 1997 was 120 months. In May 1998, the remaining unamortized discount of $276,957 was amortized upon full conversion of the October Debenture.

         Based on the terms for conversion associated with the October Debenture, there was an intrinsic value associated with the beneficial conversion feature of $1,350,000. This amount has been treated as deferred interest expense and recorded as a reduction of the convertible debenture liability with a corresponding credit to additional paid-in capital and has been amortized to interest expense over the period from October 8, 1997 (date of debenture) to February 24, 1998 (date the debenture was fully convertible). The interest expense relative to this item was $210,951 for 1998 and $1,139,049 for 1997.

         In November 1998, in order to finance further research and development, the Company sold $1,500,000 principal amount of its ten year 7% Convertible Debenture (the "November Debenture") due October 31, 2008, to RBB. Accrued interest under the November Debenture is payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from the date of the issuance of the November Debenture until the date of interest payment. The November Debenture may be prepaid by the Company before maturity, in whole or in part, without premium or penalty, if the Company gives the holder of the Debenture notice not less than 30 days before the date fixed for prepayment in that notice. The November Debenture was convertible, at the option of the holder, into shares of common stock.

         On January 19, 2000 and March 7, 2000 pursuant to notice by the holder, RBB, to the Company under the November Debenture, $1,122,500 and $377,500, respectively, of the principal amount of the November Debenture was converted into 8,252,746 and 1,887,500 shares of the common stock, respectively. As of March 7, 2000, the November Debenture was fully converted.

         In connection with the issuance of the November Debenture, the Company issued to RBB two warrants (the "November Warrants") to purchase Common Stock, each such November Warrant entitling the holder to purchase 375,000 shares of the Common Stock at any time and from time to time through October 31, 2008. The exercise price of the two November Warrants was $.20 and $.24 per warrant share, respectively. The fair value of the November

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 6.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES (Continued)

         warrants was estimated to be $48,000 ($.064 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of one year. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

         Based on the terms for conversion associated with the November Debenture, there was an intrinsic value associated with the beneficial conversion feature of $625,000. This amount has been recorded as interest expense in 1998.

         In August 1999, in order to finance further research and development, the Company entered into a securities purchase agreement to issue an aggregate of 20 units, each unit consisting of $100,000 principal amount of the Company's 7% convertible debenture (the "August Debenture") due August 3, 2009 to Focus Investors LLC ("Focus"). Accrued interest under the August Debenture is payable semi-annually, computed at the rate of 7% on the unpaid principal balance from the date of issuance until the date of the interest payment. No payment of the principal of the August Debenture may be made prior to the maturity date without the consent of the holder. The August Debenture was convertible, at the option of the holder, into shares of common stock. On January 19, 2000, February 17, 2000 and March 3, 2000 pursuant to notice by the holder, Focus, to the Company under the August Debenture, $300,000, $900,000 and $800,000, respectively, of the principal amount of the August Debenture was converted into 2,178,155, 6,440,735 and 5,729,967 shares of the common stock, respectively. As of March 3, 2000 the November Debenture was fully converted.

         In connection with the issuance of the August Debenture, the Company issued to Focus one warrant (the "August Warrant") to purchase Common Stock, such August Warrant entitling the holder to purchase 1,000,000 shares of the Common Stock at any time and from time to time through August 3, 2004. The exercise price of the August Warrant was $.2461 per warrant share. The fair value of the August Warrants was estimated to be $52,592 ($.0526 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

         Based on the terms for conversion associated with the August Debenture, there was an intrinsic value associated with the beneficial conversion feature of $687,500. This amount has been recorded as interest expense in 1999.

         In December 1999, in order to finance further research and development, the Company entered into a securities purchase agreement to sell $2,000,000 principal amount of the Company's 7% convertible debenture (the December Debenture) due December 28, 2009 to Endeavour Capital ("Endeavour"). Accrued interest under the December Debenture was

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 6.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES (Continued)

         payable semi-annually, computed at the rate of 7% on the unpaid principal balance from the date of issuance until the date of the interest payment. No payment of the principal of the December Debenture may be made prior to the maturity date without the consent of the holder. The December Debenture was convertible, at the option of the holder, into shares of common stock. During 1999, $1,000,000 of these debentures was sold. The remaining $1,000,000 was not available until the shares underlying the first $1,000,000 were registered. Such registration statement was declared effective in January 2000 and the remaining $1,000,000 transaction was consummated.

         On January 27, 2000, February 22, 2000, February 23, 2000, February 24, 2000, February 29, 2000 and October 25, 2000 pursuant to notice by the holder, Endeavour, to the Company under the December Debenture, $150,000, $135,000, $715,000, $785,000, $200,000 and $15,000,
         respectively, of the principal amount of the December Debenture was converted into 1,105,435, 988,913, 5,149,035, 5,622,696, 1,036,674 and
         43,960 shares of the common stock, respectively.

         In connection with the issuance of the first $1,000,000 of the December Debenture, the Company issued to Endeavour warrants (the December Warrants) to purchase Common Stock, such December Warrant entitling the holder to purchase 100,000 shares of the Common Stock at any time and from time to time through December 31, 2002. The exercise price of the December Warrant was $.19 per warrant share. The fair value of the December Warrants was estimated to be $4,285 ($.0429 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of three years. This amount has been amortized to interest expense in the accompanying consolidated financial statements.

         Based on the terms for conversion associated with the first $1,000,000 of the December Debenture, there was an intrinsic value associated with the beneficial conversion feature of $357,143. This amount has been recorded as interest expense in 1999.

         In connection with the issuance of the second $1,000,000 of the December Debenture, the Company issued to Endeavour warrants (the December Warrants) to purchase Common Stock, such December Warrants entitling the holder to purchase 110,000 shares of the Common Stock at any time and from time to time through December 31, 2002. The exercise price of the December Warrant was $.20 per warrant share. The fair value of the December Warrants was estimated to be $13,600 ($.136 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of three years. This amount has been amortized to interest expense in the accompanying consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 6.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES (Continued)

         Based on the terms for conversion associated with the second $1,000,000 of the December Debenture, there was an intrinsic value associated with the beneficial conversion feature of $386,909. This amount has been recorded as interest expense in 2000.

         A summary of the outstanding convertible debentures is as follows:

                                                              December 31,      December 31,
                                                                  2000              1999
                                                              -------------      ----------
          Unpaid principal balance of November debenture      $          --      $1,500,000
          Unpaid principal balance of August debenture                   --       2,000,000
          Unpaid principal balance of December debenture                 --       1,000,000
                                                              -------------      ----------
                                                                         --       4,500,000
          Less unamortized discount                                      --          53,371
                                                              -------------      ----------
          Convertible debentures, net                         $          --      $4,446,629
                                                              =============      ==========

         OTHER

         In January 1999, pursuant to a securities purchase agreement, the Company issued 4,917,276 shares of its common stock for an aggregate purchase price of $802,500. Such agreement also provided for the issuance of four warrants to purchase a total of 2,366,788 shares of common stock at prices ranging from $.204 to $.2448 per share at any time until December 31, 2003. The fair value of these warrants was estimated to be $494,138 ($.209 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements. As of September 30, 2000, 441,178 shares of common stock were issued pursuant to the exercise of these warrants for an aggregate exercise price of approximately $99,000.

         On June 23, 1999, the Company entered into a securities purchase agreement with certain individuals whereby the Company issued 1,851,852 shares of its common stock for an aggregate purchase price of $500,000. These proceeds were received in July 1999. Such agreement also provided for the issuance of warrants to purchase an aggregate of 925,926 shares of common stock at any time until June 30, 2004. The fair value of these warrants was estimated to be $37,000 ($.04 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

         Pursuant to a securities purchase agreement with Harbor View Group and other various purchasers, dated February 16, 2000, the Company received $3,000,000 on March 9, 2000 in exchange for 13,636,357 shares of common stock.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 6.  SECURITIES PURCHASE AGREEMENTS (Continued)

         OTHER (Continued)

         Additionally, in connection with the above described securities purchase agreement, the Company issued warrants to purchase an aggregate of 5,454,544 shares of common stock. Fifty percent (50%) of the warrants are exercisable at $0.275 per share and fifty percent (50%) of the warrants are exercisable at $0.33 per share, until February 28, 2005. The fair value of these warrants was estimated to be $1,582,734 ($0.295 and $0.285 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions; expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements. As of December 31, 2000, 181,818 shares of common stock were issued pursuant to the exercise of these warrants for an aggregate exercise price of approximately $55,000.

         On November 8, 2000, the Company entered into a securities purchase agreement with Harbor View Group, Inc. and various other purchasers, whereby the Company authorized the issuance and sale of up to 50,000,000 shares of common stock in a private offering transaction at a purchase price of $.40 per share. As of December 31, 2000, 13,265,000 shares were issued for a purchase price of $5,306,000.

         Such agreement also provided for the issuance of warrants to purchase an aggregate of 30,000,000 shares of common stock, half at an exercise price of $.48 and half at an exercise price of $.56. As of December 31, 2000, 7,959,000 warrants had been issued (3,979,500 at $.48 and
         3,979,500 at $.56) exercisable at any time until November 8, 2005. The fair value of these warrants was estimated to be $1,763,680 ($.222 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements. The Company paid a fee of $265,300 relative to this agreement, which has been charged to interest expense in the accompanying consolidated financial statements.

         On November 16, 2000, the Company entered into a securities purchase agreement with Roseworth Group, Ltd., whereby the Company agreed to sell 4,960,317 shares of its common stock at a price of $.3024 per share for an aggregate purchase price of $1,500,000. The Company received such proceeds in November 2000.

         PRIVATE EQUITY LINE OF CREDIT

         On February 9, 2001, the Company entered into an equity line of credit agreement with Cornell Capital Partners, LP, an institutional investor, to sell up to $50,000,000 of the Company's common stock. Under such agreement, the Company may exercise "put options" to sell shares for certain prices based on certain average trading prices. Upon signing this agreement, the Company issued to its placement agent, May Davis Group, Inc., and certain

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 6.  SECURITIES PURCHASE AGREEMENTS (Continued)

         EQUITY LINE OF CREDIT (Continued)

         investors, Class A warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price of $1.00 per share, exercisable in part or whole until February 9, 2006, and Class B warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price on the applicable advance date. Such Class B warrants are exercisable pro rata with respect to the number of warrant shares as determined by the fraction of the advance payable on that date as the numerator and $20,000,000 as the denominator multiplied by 5,000,000 until sixty months from the date of issuance.


NOTE 7.  NOTE PAYABLE

         During 1999, the Company entered into an installment purchase agreement for equipment totaling $123,600. The agreement is collateralized by the equipment and calls for monthly installments of $2,476 at 12% per annum for 60 months, commencing in March 1999 and expiring in February 2004.

         The aggregate maturities of the installment purchase agreement are as follows:

          Year ending December 31:
             2001                                      $21,517
             2002                                       24,246
             2003                                       27,521
             2004                                        4,679
                                                       -------
                                                        77,963
          Less current portion                          21,517
                                                       -------
          Note payable - long-term portion             $56,446
                                                       =======


NOTE 8.  COMMITMENTS AND CONTINGENCIES

         GENERAL

         POTENTIAL CLAIM FOR ROYALTIES

         The Company may be subject to claims from certain third parties for royalties due on sale of Product R. The Company has not as yet received any notice of claim from such parties.

         PRODUCT LIABILITY

         The Company is unaware of any claims or threatened claims since Product R was initially marketed in the 1940's; however, one study noted adverse reactions from highly concentrated doses in guinea pigs. Therefore, the Company could be subjected to claims for adverse reactions resulting from the use of Product R. In the event any claims for substantial amounts

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         PRODUCT LIABILITY (Continued)

         were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of Product R. As of the date hereof, the Company does not have product liability insurance for Product R. There can be no assurance that the Company will be able to secure such insurance in adequate amounts or at reasonable premiums if it determined to do so. Should the Company be unable to secure such product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.

         LACK OF PATENT PROTECTION

         The Company has three issued patents and two allowed patents for the use of Product R. The Company currently has 15 patent applications pending with the U.S. Patent Office and 17 foreign patent applications. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

         TESTING AGREEMENTS

         PLATA PARTNERS LIMITED PARTNERSHIP

         On March 20, 1992, the Company entered into an agreement with Plata Partners Limited Partnership ("Plata") pursuant to which Plata agreed to perform a demonstration in the Dominican Republic in accordance with a certain agreed upon protocol (the "Protocol") to assess the efficacy of a treatment using Product R incorporated in the Protocol against AIDS (the "Plata Agreement"). Plata covered all costs and expenses associated with the demonstration.

         Pursuant to the Plata Agreement, the Company authorized the issuance to Plata of 5,000,000 shares of common stock and options to purchase an additional 5,000,000 shares at $.08 per share through July 9, 1994 (the "Plata Options") and 5,000,000 shares at $.10 per share through July 9, 1994 (the "Additional Plata Options"). Pursuant to several amendments, the Plata Options and the Additional Plata Options were exercisable through June 30, 2000 at an exercise price of $.15 and $.17, respectively. The fair value of these options was estimated to be $32,925 ($.0348 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount has been charged to compensation expense at December 31, 1999 as it related to services previously provided. Through December 31, 2000, the Company has received approximately $1,422,000 pursuant to the issuance of approximately 9.8 million shares in connection with the exercise of the Plata Options and the Additional Plata Options.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         ARGENTINE AGREEMENT

         In April 1996, the Company entered into an agreement (the "Argentine Agreement") with DCT SRL, an Argentine corporation unaffiliated with the Company ("DCT") pursuant to which DCT was to cause a clinical trial to be conducted in two separate hospitals located in Buenos Aires, Argentina (the "Clinical Trials"). Pursuant to the Argentine Agreement, the Clinical Trials were to be conducted pursuant to a protocol developed by Juan Carlos Flichman, M.D. and the purpose of the Clinical Trials was to assess the efficacy of the Company's drug Product R on the Human Papilloma Virus (HPV). The protocol calls for, among other things, a study to be performed with clinical and laboratory follow-up on 12 male and female human patients between the ages of 18 and 50.

         Pursuant to the Argentine Agreement, the Company delivered $34,000 to DCT to cover out-of-pocket expenses associated with the Clinical Trials. The Argentine Agreement further provides that at the conclusion of the Clinical Trials, DCT shall cause Dr. Flichman to prepare and deliver a written report to the Company regarding the methodology and results of the Clinical Trials (the "Written Report"). In September 1996, Dr. Flichman delivered the Written Report to the Company. Upon delivery of the Written Report to the Company, the Company delivered to the principals of DCT options to acquire 2,000,000 shares of the Company's common stock for a period of one year from the date of the delivery of the Written Report, at a purchase price of $.20 per share. Pursuant to several amendments, the DCT options were exercisable through June 30, 2000 at an exercise price of $.21 per share. The fair value of these options was estimated to be $1,788 ($.0012 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount has been charged to compensation expense at December 31, 1999 as it related to services previously provided. Effective July 1, 2000, these options were extended to December 31, 2000 at an exercise price of $.22 per share. As a result of the modification of the option terms, the fair value of these options was estimated to be $166,860 ($.2273 per option share) based on a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 50%; risk free interest rate of 6%. This amount has been charged to expense related to modification of existing option terms during the year ended December 31, 2000. Effective December 31, 2000, these options were extended to December 31, 2001 at an exercise price of $.24 per share. As a result of the modification of the option terms, the fair value of these options was estimated to be $108,429 ($.1457 per option share) based on a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; risk free interest rate of 6%. This amount has been charged to expense related to modification of existing option terms during the year ended December 31, 2000. As of December 31, 2000, 1,256,000 shares of common stock were issued pursuant to the exercise of these options for an aggregate exercise price of approximately $261,500.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         ARGENTINE AGREEMENT (Continued)

         In June 1994, DCT SRL and the Company entered into an exclusive distribution agreement whereby the Company granted to DCT, subject to certain conditions, the exclusive right to market and sell Product R in Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (the "DCT Exclusive Distribution Agreement").

         In April 1996, the Company entered into an agreement with DCT (the HIV-HPV Agreement") whereby the Company agreed to provide to DCT or its assignees, up to $600,000 to cover the costs of a double blind placebo controlled study in approximately 150 patients to assess the efficacy of Product R for the treatment of persons diagnosed with the HIV virus
         (AIDS) and HPV (the "HIV-HPV Study"). Subsequently, the Company has agreed to advance additional funds towards such study. In connection with the HIV-HPV Agreement, the Company advanced approximately $665,000, which was accounted for as research and development expense. The amounts have been used to cover expenses associated with clinical activities of the HIV-HPV Study. The HIV-HPV Agreement provides that
         (i) in the event the data from the HIV-HPV Study is used in connection with Product R being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or
         (ii) DCT receives financing to cover the costs of the HIV-HPV Study, then DCT is obligated to reimburse the Company for all amounts expended in connection with the HIV-HPV Study.

         In October 1997, the Company entered into two agreements with DCT, whereby the Company agreed to provide DCT or its assignees, up to $220,000 and $341,000 to cover the costs of double blind placebo controlled studies in approximately 360 and 240 patients, respectively, to assess the efficacy of the topical application of Product R for the treatment of persons diagnosed with Herpes Labialis/Genital Infections (the "Herpes Study") and HPV (the "HPV Topical Study").

         In connection with the Herpes Study and the HPV Topical Study (collectively, the "Studies"), the Company advanced approximately $58,000 and $132,000, respectively. Such expenses were accounted for as research and development expense. The amounts expended have been used to cover expenses associated with pre-clinical activities. Neither the Herpes Study nor the HPV Topical Study has commenced. Both Agreements with DCT provide that (i) in the event the data from the Studies are used in connection with Product R being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii), DCT receives financing to cover the costs of the Studies, then DCT is obligated to reimburse the Company for all amounts expended in connection with the Studies.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         ARGENTINE AGREEMENT (Continued)

         In February 1998, the Company entered into an agreement with DCT (the "Concurrent Agreement") whereby the Company agreed to provide DCT or its assignees, up to $413,000 to cover the costs of a study in 65 patients to compare the results of treatment of patients with AIDS taking a three drug cocktail and Product R with those taking a three drug cocktail and a placebo. As of December 31, 2000, the Company advanced approximately $50,000 for such study, which has been accounted for as research and development expense.

         In May 1998, the Company entered into an agreement with DCT (the "Rheumatoid Arthritis Agreement") whereby the Company agreed to provide DCT or its assignees, up to $95,000 to cover the costs of a controlled study in 30 patients to determine the efficacy of Product R for the treatment of rheumatoid arthritis in humans. In connection with this study, the Company advanced approximately $95,000, which has been accounted for as research and development expense.

         In July 1998, the Company authorized expenditures of up to $90,000 to study the effects of Product R in inhibiting the mutation of the AIDS virus. As of December 31, 2000, the Company advanced approximately $70,000 for such study, which has been accounted for as research and development expense.

         As of December 31, 2000, the Company advanced approximately $442,000 for expenses in connection with the drug approval process in Argentina.

         BARBADOS STUDY

         A double blind study assessing the efficacy of the Company's drug Product R in 43 human patients diagnosed with HIV (AIDS) has been conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados (the "Barbados Study"). As of December 31, 2000, the Company expended approximately $390,000 to cover the costs of the Barbados Study.

         In July 1998, the Company authorized expenditures of up to $45,000 to study the effects of Product R in inhibiting the mutation of the AIDS virus. As of December 31, 2000, the Company advanced approximately $15,000 for such study, which has been accounted for as research and development expense.

         CONSULTING AND EMPLOYMENT AGREEMENTS

         HIRSCHMAN AGREEMENT

         In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

         provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries. In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $.18 per share. As of December 31, 2000, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

         In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending February 17, 2008 at an exercise price of $.19 per share, of which options to acquire 500,000 shares (exercisable until March 23, 2001) were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending February 17, 2008 at an exercise price of $.27 per share, of which options to acquire 500,000 shares (exercisable until March 23, 2001) were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending February 17, 2008 at an exercise price of $.36 per share, of which options to acquire 500,000 shares (exercisable until March 23, 2001) were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company. As of December 31, 2000, 916,000 shares of common stock were issued pursuant to the exercise of stock options by Richard Rubin. Mr. Rubin has, from time to time in the past, advised the Company on matters unrelated to his consultation with Dr. Hirschman.

         In March 2000, Mr. Rubin transferred 75,000 of his $0.27 options and 75,000 of his $0.36 options to Elliot Bauer, an individual who also received and exercised shares and options as a result of the "Cohen Agreements".

         In November 1997, Dr. Hirschman assigned to Henry Kamioner, a consultant to Dr. Hirschman, options to acquire 1,500,000 shares (500,000 at $.19, 500,000 at $.27, and 500,000 at $.36), which are exercisable until March 23, 2001.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

         In May 2000, the Company and Dr. Hirschman entered into a second amended and restated employment agreement (the "Agreement") which supersedes in its entirety the July 1988 Employment Agreement. Pursuant to this Agreement, Dr. Hirschman was employed to serve as Chief Executive Officer and President of the Company until December 31, 2002. The Agreement further provides that Bernard Friedland and William Bregman will vote all shares owned or voted by them in favor of Dr. Hirschman as a member of the Board of Directors of the Company. The Agreement provides for Dr. Hirschman to receive an annual base salary of $361,000 (effective January 1, 2000), use of an automobile, major medical, disability, dental and term life insurance benefits for the term of his employment. The Agreement also provides for previously issued options to acquire 23,000,000 shares of common stock at $0.27 per option share to be immediately vested as of the date of this agreement and are exercisable until February 17, 2008.

         The fair value of these options was estimated to be $5,328,441 ($0.2317 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected life of 32 months. The Company is recognizing the $5,328,441 fair value of the options as compensation costs on a pro-forma basis over the 32 month service period (the term of the employment agreement).

         GALLANTAR AGREEMENT

         On October 1, 1999, the Company entered into an employment agreement with Alan Gallantar whereby Mr. Gallantar has agreed to serve as the Chief Financial Officer of the Company for a period of three years, subject to earlier termination by either party, either for cause as defined in and in accordance with the provisions of the agreement, without cause or upon the occurrence of certain events. Such agreement provides for Mr. Gallantar to receive a base salary of $175,000, $200,000 and $225,000 annually for each of the three years of the term of the agreement as well as various performance based bonuses ranging from 10% to 50% of the base salary and various other benefits. Additionally, in connection with such agreement, the Company granted Mr. Gallantar options to purchase an aggregate of 4,547,880 shares of the Company's common stock. Such options have a term of ten years and have an exercise price of $.24255 per share. 1,515,960 options vest on each of the first, second and third anniversary dates of this employment agreement. The fair value of these options was estimated to be $376,126 ($.0827 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected life of ten years. The Company is recognizing the $376,126 fair value of the options as compensation costs on a pro-forma basis over the three year service period (the term of the employment agreement). A performance bonus for Mr. Gallantar's first year in the amount of $25,000 has been charged to expense in the accompanying consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         OTHER EMPLOYEES

         On January 3 and December 29, 2000, the Company issued to certain other employees stock options to acquire an aggregate of 430,000 and 716,000 shares of common stock at an exercise price of $.21 and $.33 per share, respectively. These options expire on January 2, 2010 and December 29, 2010, respectively, and vest in 20% increments at the end of each year for five years.

         The fair value of the these options was estimated to be $42,342 ($.1721 per option share) and $117,893 ($.2788 per option share), respectively, based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6%; an expected life of ten years; and a termination rate of 10%. The Company will recognize the fair value of the options as compensation costs on a pro-forma basis over a one year service period (the term of the employment agreements).

         Financial reporting of the Hirschman, Gallantar and other employee options has been prepared pursuant to the Company's policy of following APB No. 25, and related interpretations, in accounting for its employee stock options. Accordingly, the following pro forma financial information is presented to reflect amortization of the fair value of the options.

                                    AS REPORTED          PRO FORMA               AS
                                 DECEMBER 31, 2000       ADJUSTMENT            ADJUSTED
                                 -----------------     --------------       --------------
          Net loss                $   (9,354,664)      $   (1,799,827)      $  (11,154,491)
                                  ==============       ==============       ==============

          Net loss per share      $        (0.03)      $        (0.00)      $        (0.03)
                                  ==============       ==============       ==============

                                    AS REPORTED           PRO FORMA               AS
                                 DECEMBER 31, 1999        ADJUSTMENT           ADJUSTED
                                 -----------------     --------------       --------------
          Net loss                $   (6,174,262)      $      (31,344)      $   (6,205,606)
                                  ==============       ==============       ==============

          Net loss per share      $        (0.02)      $        (0.00)      $        (0.02)
                                  ==============       ==============       ==============

         There were no other options outstanding that would require pro forma presentation.

         COHEN AGREEMENTS

         In September 1992, the Company entered into a one year consulting agreement with Leonard Cohen (the "September 1992 Cohen Agreement"). The September 1992 Cohen Agreement required that Mr. Cohen provide certain consulting services to the Company in exchange for the Company's issuing to Mr. Cohen 1,000,000 shares of common stock (the "September

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         COHEN AGREEMENTS (Continued)

         1992 Cohen Shares"), 500,000 of which were issuable upon execution of the September 1992 Cohen Agreement and the remaining 500,000 shares of which were issuable upon Mr. Cohen completing 50 hours of consulting service to the Company. The Company issued the first 500,000 shares to Mr. Cohen in October 1992 and the remaining 500,000 shares to Mr. Cohen in February 1993. Further pursuant to the September 1992 Cohen Agreement, the Company granted to Mr. Cohen the option to acquire, at any time and from time to time through September 10, 1993 (which date has been extended through June 30, 2000), the option to acquire 3,000,000 shares of common stock of the Company at an exercise price of $.09 per share (which exercise price has been increased to $.16 per share) (the "September 1992 Cohen Options"). The fair value of these options was estimated to be $59,030 ($.0347 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount has been charged to compensation expense at December 31, 1999 as it related to services previously provided. Effective July 1, 2000, these options were extended to December 31, 2000 at an exercise price of $.17 per share. As a result of the modification of the option terms, the fair value of these options was estimated to be $55,023 ($.2751 per option share) based on a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 50%; risk free interest rate of 6%. This amount has been charged to compensation expense related to modification of existing option terms during the year ended December 31, 2000. Effective December 31, 2000, these options were extended to December 31, 2001 at an exercise price of $.19 per share. As a result of the modification of the option terms, the fair value of these options was estimated to be $17,311 ($.1731 per option share) based on a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; risk free interest rate of 6%. This amount has been charged to compensation expense related to modification of existing option terms during the year ended December 31, 2000. As of December 31, 2000, 2,900,000 of the September 1992 Cohen Options have been exercised for cash consideration of $403,000.

         In February 1993, the Company entered into a second consulting agreement with Mr. Cohen (the "February 1993 Cohen Agreement") for a three year term commencing on March 1, 1993. The February 1993 Cohen Agreement provides that Mr. Cohen provide financing business consulting services concerning the operations of the business of the Company and possible strategic transactions in exchange for the Company issuing to Mr. Cohen 3,500,000 shares of common stock (the "February 1993 Cohen Shares"), 1,500,000 shares of which Mr. Cohen has informed the Company he has assigned to certain other persons not affiliated with the Company or any of its officers or directors.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         COHEN AGREEMENTS (Continued)

         In July 1994, in consideration for services related to the introduction, negotiation and execution of a distribution agreement, the Company issued: (i) to Mr. Cohen, an additional 2,500,000 shares (the "April 1994 Cohen Shares") and (ii) to each of Elliot Bauer and Lee Rizzuto, 625,000 shares (the "Bauer and Rizzuto Shares") as well as options to acquire an additional 5,000,000 shares each at $.10 per share exercisable through May 1, 1996 (the "Bauer and Rizzuto Options"). Through December 31, 1999, 2,855,000 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $285,500. Mr. Rizzuto sold all of his shares and all shares underlying his options. Pursuant to several amendments, the remaining Bauer options were exercisable through June 30, 2000 at an option price of $.14. The fair value of these options was estimated to be $116,101 ($.0541 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount has been charged to compensation expense at December 31, 1999 as it related to services previously provided. Effective July 1, 2000, these options were extended to December 31, 2000 at an exercise price of $.16 per share. As a result of the modification of the option terms, the fair value of these options was estimated to be $953,885 ($.2848 per option share) based on a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 50%; risk free interest rate of 6%. This amount has been charged to expense related to modification of existing option terms during the year ended December 31, 2000. Effective December 31, 2000, these options were extended to December 31, 2001 at an exercise price of $.18 per share. As a result of the modification of the option terms, the fair value of these options was estimated to be $600,419 ($.1793 per option share) based on a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; risk free interest rate of 6%. This amount has been charged to compensation expense related to modification of existing option terms during the year ended December 31, 2000. Through December 31, 2000, 6,650,500 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $696,050. Mr. Rizzuto sold all of his shares and all shares underlying his options.

         GLOBOMAX AGREEMENT

         On January 18, 1999, the Company entered into a consulting agreement with Globomax LLC to provide services at hourly rates established by the contract to the Company's Investigational New Drug application submission and to perform all work that is necessary to obtain FDA approval. The contract was extended by mutual consent of both parties. The Company has incurred approximately $1,450,000 in services to GloboMax through December 31, 2000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HARBOR VIEW AGREEMENT

         On February 7, 2000, the Company entered into a consulting agreement with Harbor View Group, Inc. for past and future consulting services related to corporate structures, financial transactions, financial public relations and other matters through December 31, 2000.

         In connection with this agreement, the Company issued warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share until February 28, 2005. The fair value of the warrants was estimated to be $200,249 ($.057 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of eleven months (the term of the consulting agreement). This amount has been amortized to consulting expense during the year ended December 31, 2000.

         DISTRIBUTION AGREEMENTS

         The Company currently is a party to separate agreements with five different entities (the "Entities"), whereby the Company has granted exclusive rights to distribute Product R in the countries of China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil, Chile, Channel Islands, The Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize and Saudi Arabia. Pursuant to these agreements, distributors are obligated to cause Product R to be approved for commercial sale in such countries and, upon such approval, to purchase from the Company certain minimum quantities of Product R to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.

         CONSTRUCTION COMMITMENT

         In November 1999, the Company entered into an agreement with an unaffiliated third party to construct leasehold improvements at an approximate cost of $380,000 for research and development purposes at the Company's Yonkers, New York facilities, of which $300,000 has been incurred as of December 31, 2000. In October 2000, the Company entered into an another agreement with the unaffiliated third party to construct additional leasehold improvements at an approximate cost of $325,000 for research and development purposes at the Company's Yonkers, New York facilities, of which $114,000 has been incurred as of December 31, 2000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         LITIGATION

         In June 2000, the Company filed an action and complaint in the Supreme Court of New York, Westchester County, against Commonwealth Pharmaceuticals, Ltd., Immune Modulation Maximum Corp. ("IMMC") and Charles E. Miller (collectively, the "Defendants") alleging a breach by Commonwealth of an exclusive distribution agreement between the Company and Commonwealth, misappropriation of trade secrets and confidential information, conversion and conspiracy to convert the Company's property interests in Reticulose (Product R). The agreement, which the Company alleges in its complaint is currently in force and effect, provides that: (i) all laboratory or clinical studies initiated by Commonwealth for which Reticulose is provided for free must first be approved by the Company; (ii) the results of all studies, all research data and documentation and any research publications resulting from studies initiated by Commonwealth or any of its agents will belong to the Company and will be made use of at the Company's discretion; and
         (iii) such studies are only permitted as part of such agreement. In its complaint, the Company alleged that Defendant Miller filed and obtained a U.S. patent entitled "Composition Containing Peptides and Nucleic Acids and Methods of Making Same" based on a study conducted by a third party using Reticulose obtained free of charge from the Company, and that such patent was assigned to Defendant IMMC, a company controlled by Defendant Miller, in violation of the exclusive distribution agreement.

         In its complaint, the Company seeks relief in the form of (i) assignment of the patent to the Company; (ii) adjudgment that Defendants breached, misappropriated, converted and conspired to convert the Company's property rights; (iii) damages, profits realized and interest thereon; and (iv) attorneys' fees, costs and expenses. In response, on August 3, 2000, Defendants filed a Motion to Dismiss the Complaint alleging lack of personal jurisdiction or, in the alternative, that the agreement underlying the Company's claim is legally inoperative.

         In August 2000, the Defendants other than Miller, filed a suit against the Company in the United States District Court for the Eastern District of Michigan which alleges that IMMC, and not the Company, is the owner of the exclusive/broad rights in Reticulose, and seeks, among other things, (i) a declaratory judgment that Defendant IMMC is the exclusive owner of the broad/exclusive rights to Reticulose and the subject patent; (ii) an injunction against the Company from further attempts to use, market or assert any claims of ownership over any broad/exclusive rights in Reticulose, or the use, publication or disclosure of information regarding Reticulose; (iii) return of such information to the Defendants; (iv) that the Company assign any Reticulose-related trademarks to IMMC; and (v) that the Company pay Defendants damages, profits, costs and attorneys' fees. The Company was served with the Complaint on August 8, 2000.

         In January 2001, the Company and Commonwealth, et al., agreed to dismiss the case in New York without prejudice. All disputes between the parties are now handled by the District Court of Michigan. At this point, we have answered the complaint against us in the Federal Court and have entered a number of counterclaims which are in substance the same as our claims in the New York case.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         LITIGATION (Continued)

         The Company believes that the allegations contained in the Defendant's complaint are without merit and the Company intends to vigorously defend itself against all allegations contained therein.

         GENERAL

         CAPITAL LEASES

         During 1998, the Company entered into a purchase lease agreement for equipment totaling $222,318. The lease calls for monthly payments of $4,529 for 60 months commencing on September 1998 and expiring on July 2003. During 1999, the Company entered into a purchase lease agreement for equipment totaling $38,645. The lease calls for monthly payments of $965 for 48 months commencing in August 1999 and expiring in July 2003. Additionally, during 2000, the Company entered into a purchase lease agreement for equipment totaling $13,197. The lease calls for monthly payments of $447 for 36 months commencing in January 2001 and expiring in December 2003.

         Future minimum capital lease payments and the net present value of the future minimum lease payments at December 31, 2000 are as follows:

          Year ending December 31:
          2001                                                    $ 71,292
          2002                                                      71,292
          2003                                                      43,822
                                                                  --------
          Total minimum lease payments                             186,406
          Less amount representing interest                         21,150
                                                                  --------
          Net present value of future minimum lease payments       165,256
          Less current maturities                                   58,689
                                                                  --------
                                                                  $106,567
                                                                  ========

         OPERATING LEASES

         Management executed a non-cancelable lease for new office space in Florida on January 1, 1996, expiring on December 31, 1999 at approximately $17,000 annually. The Company has three options to renew for an additional one year per option. Management has exercised its second option for the year 2001.

         On December 30, 1998, the Company executed an amendment to its existing lease dated April 1997 for the laboratory facilities in Yonkers, New York. The lease on the additional space is effective May 1, 1999. The new lease adds 10,550 square feet (for a total of 16,650 square feet) and extends its term until April 2005. Annual rent on the original lease is approximately $85,000. Rent for the additional facilities is approximately $175,000. Total rental commitment for the laboratory facilities will be $260,000 until May 1, 2002 at which time it will increase to approximately $290,000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 8.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         OPERATING LEASES (Continued)

         The Company leased an automobile in November 1999 for 36 months at $711 per month expiring in November 2002.

         Total lease expense for the years ended December 31, 2000, 1999 and 1998 amounted to $296,064, $191,974 and $121,477, respectively.

         Future minimum lease commitments as of December 31, 2000 are as follows:

          Year ending December 31:
          2001                           $  269,000
          2002                              288,000
          2003                              290,000
          2004                              290,000
          2005                              290,000
                                         ----------
          Total                          $1,427,000
                                         ==========

NOTE 9.  STOCKHOLDERS' EQUITY

         During 1999, the Company issued 7,049,128 shares of common stock for an aggregate consideration of $1,369,500. The amounts were comprised of the issuance of 6,769,128 shares of common stock for cash of $1,302,500 and issuance of 280,000 shares of common stock in exchange for consulting services for consideration of $67,000.

         During 2000, the Company issued 76,742,583 shares of common stock for an aggregate consideration of $16,564,500. The amounts were comprised of the issuance of 31,861,674 shares of common stock for cash of $9,806,000, issuance of 5,158,500 shares common stock pursuant to the exercise of options for $982,000, issuance of 1,186,593 shares of common stock pursuant to the exercise of warrants for $154,000, issuance of common stock upon conversion of debt of 38,435,816 shares for $5,576,000 and issuance of 100,000 shares of common stock in exchange for services for $46,500.

NOTE 10. INCOME TAXES

         The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 10. INCOME TAXES (Continued)

         As of December 31, 2000 and 1999, the Company had net operating loss carryforwards for Federal income tax reporting purposes amounting to approximately $21,100,000 and $14,600,000, which expire in varying amounts to 2020.

         The Company presently has temporary differences between financial reporting and income tax reporting relating to interest expense on the beneficial conversion feature of the convertible debt, depreciation and patent costs.

         The components of the deferred tax asset as of December 31, 2000 and 1999 were as follows:

                                                              2000            1999
                                                           ----------      ----------
          Benefit of net operating loss carryforwards      $7,174,000      $4,850,000
          Less valuation allowance                          7,174,000       4,850,000
                                                           ----------      ----------
          Net deferred tax asset                           $       --      $       --
                                                           ==========      ==========


         As of December 31, 2000 and 1999, sufficient uncertainty exists regarding the realizability of these operating loss carryforwards and, accordingly, a 100% valuation allowance has been established regarding these deferred tax assets.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED CONDENSED BALANCE SHEETS



                                                                                                CONDENSED
                                                                                                  FROM
                                                                                                 AUDITED
                                                                                                FINANCIAL
                                                                                               STATEMENTS
                                                                         JUNE 30,             DECEMBER 31,
                                                                          2001                     2000
                                                                      -------------            ------------
                                                                       (Unaudited)
                                 ASSETS

Current Assets:
   Cash and cash equivalents                                          $   1,274,342             $  5,962,633
   Inventory                                                                 19,729                   19,729
   Other current assets                                                     118,223                   34,804
                                                                      -------------             ------------
         Total current assets                                             1,412,294                6,017,166

Property and Equipment, Net                                               2,619,005                1,944,199

Other Assets                                                                865,473                  847,349
                                                                      -------------             ------------
         Total assets                                                 $   4,896,772             $  8,808,714
                                                                      =============             ============

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued liabilities                           $   1,072,444             $    902,961
   Current portion of capital lease obligation                               61,380                   58,690
   Current portion of note payable                                           22,840                   21,517
                                                                      -------------             ------------
         Total current liabilities                                        1,156,664                  983,168
                                                                      -------------             ------------

Long-Term Liabilities:
   Capital lease obligation                                                  75,189                  106,567
   Note payable                                                              44,685                   56,446
                                                                      -------------             ------------
        Total long-term liabilities                                         119,874                  163,013
                                                                      -------------             ------------

Commitments, Contingencies and Subsequent Events                                 --                       --

Stockholders' Equity:
   Common stock; 1,000,000,000 shares of $.00001 par value
      authorized, 380,437,118 and 380,214,618
      shares issued and outstanding                                           3,806                    3,802
   Additional paid-in capital                                            41,453,459               39,969,373
   Deficit accumulated during the development stage                     (34,020,599)             (29,079,902)
   Discount on warrants                                                  (3,816,432)              (3,230,740)
                                                                      -------------             ------------
         Total stockholders' equity                                       3,620,234                7,662,533
                                                                      -------------             ------------
         Total liabilities and stockholders' equity                   $   4,896,772             $  8,808,714
                                                                      =============             ============


            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                                                          INCEPTION
                                                                                                        (FEBRUARY 20,
                                       THREE MONTHS ENDED                  SIX MONTHS ENDED               1984) TO
                                            JUNE 30,                          JUNE 30,                     JUNE 30,
                                 -------------------------------     -------------------------------     ------------
                                      2001              2000              2001              2000             2001
                                 -------------     -------------     -------------     -------------     ------------
Revenues                         $       9,118     $       1,933     $      11,483     $       4,961     $    225,774
                                 -------------     -------------     -------------     -------------     ------------
Costs and Expenses:
   Research and development            903,764           588,027         2,142,872         1,283,102       10,867,827
   General and administrative          956,315           610,402         1,840,145         1,365,825       13,607,995
   Compensation expense                     --                --           357,975                --        2,470,046
   Depreciation                        103,818            76,209           229,092           143,969        1,137,707
                                 -------------     -------------     -------------     -------------     ------------
                                     1,963,897         1,274,638         4,570,084         2,792,896       28,083,575
                                 -------------     -------------     -------------     -------------     ------------
Loss from Operations                (1,954,779)       (1,272,705)       (4,558,601)       (2,787,935)     (27,857,801)
                                 -------------     -------------     -------------     -------------     ------------
Other Income (Expense):
   Interest income                      28,324            49,628            96,955            74,591          861,073
   Other income                             --                --                --                --          120,093
   Interest expense                   (272,495)         (113,351)         (479,051)         (677,504)      (7,143,964)
                                 -------------     -------------     -------------     -------------     ------------
                                      (244,171)          (63,723)         (382,096)         (602,913)      (6,162,798)
                                 -------------     -------------     -------------     -------------     ------------
Net Loss                         $  (2,198,950)    $  (1,336,428)    $  (4,940,697)    $  (3,390,848)    $(34,020,599)
                                 =============     =============     =============     =============     ============
Net Loss Per Share of Common
   Stock - Basic and Diluted     $       (0.01)    $       (0.00)    $       (0.01)    $       (0.01)
                                 =============     =============     =============     =============
Weighted Average Number of
   Common Shares Outstanding       375,730,988       328,713,278       375,730,988       328,713,278
                                 =============     =============     =============     =============


            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2001


                                                                           COMMON STOCK                            DEFICIT
                                                                   -----------------------------                  ACCUMULATED
                                                                   AMOUNT                           ADDITIONAL    DURING THE
                                                                    PER                              PAID-IN      DEVELOPMENT
                                                                   SHARE      SHARES      AMOUNT     CAPITAL         STAGE
                                                                   -----      ------      ------    ----------     ------------
Balance, inception (February 20, 1984) as previously reported                       --    $ 1,000     $      --     $  (1,000)

Adjustment for pooling of interests                                                 --     (1,000)        1,000            --
                                                                           -----------    -------     ---------     ---------

Balance, inception, as restated                                                     --         --         1,000        (1,000)

   Net loss, period ended December 31, 1984                                         --         --            --       (17,809)
                                                                           -----------    -------     ---------     ---------

Balance, December 31, 1984                                                          --         --         1,000       (18,809)

   Issuance of common stock for cash                             $ 0.00    113,846,154      1,138           170            --
   Net loss, year ended December 31, 1985                                           --         --            --       (25,459)
                                                                           -----------    -------     ---------     ---------

Balance, December 31, 1985                                                 113,846,154      1,138         1,170       (44,268)

   Issuance of common stock - public offering                      0.01     40,000,000        400       399,600            --
   Issuance of underwriter's warrants                                               --         --           100            --
   Expenses of public offering                                                      --         --      (117,923)           --
   Issuance of common stock, exercise of "A" warrants              0.03        819,860          9        24,587            --
   Net loss, year ended December 31, 1986                                           --         --            --      (159,674)
                                                                           -----------    -------     ---------     ---------

Balance, December 31, 1986                                                 154,666,014      1,547       307,534      (203,942)
                                                                           -----------    -------     ---------     ---------


            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2001




                                                                     COMMON STOCK                                 DEFICIT
                                                         ----------------------------------                     ACCUMULATED
                                                         AMOUNT                               ADDITIONAL         DURING THE
                                                          PER                                  PAID-IN          DEVELOPMENT
                                                         SHARE        SHARES        AMOUNT     CAPITAL             STAGE
                                                         -----        ------        ------    ----------        ------------
Balance, December 31, 1986                                          154,666,014    $    1,547    $   307,534     $  (203,942)
   Issuance of common stock, exercise of "A" warrants      $0.03      38,622,61           386      1,158,321              --
   Expenses of stock issuance                                                --            --        (11,357)             --
   Acquisition of subsidiary for cash                                        --            --        (46,000)             --
   Cancellation of debt due to stockholders                                  --            --         86,565              --
   Net loss, period ended December 31, 1987                                  --            --             --        (258,663)
                                                                    -----------    ----------    -----------     -----------

Balance, December 31, 1987                                          193,288,632         1,933      1,495,063        (462,605)
   Net loss, year ended December 31, 1988                                    --            --             --        (199,690)
                                                                    -----------    ----------    -----------     -----------

Balance, December 31, 1988                                          193,288,632         1,933      1,495,063        (662,295)
   Net loss, year ended December 31, 1989                                    --            --             --        (270,753)
                                                                    -----------    ----------    -----------     -----------

Balance, December 31, 1989                                          193,288,632         1,933      1,495,063        (933,048)
   Issuance of common stock, expiration of redemption
      offer on "B" warrants                                 0.05      6,729,850            67        336,475              --
   Issuance of common stock, exercise of "B" warrants       0.05        268,500             3         13,422              --
   Issuance of common stock, exercise of "C" warrants       0.08         12,900            --          1,032              --
   Net loss, year ended December 31, 1990                                    --            --             --        (267,867)
                                                                    -----------    ----------    -----------     -----------

Balance, December 31, 1990                                          200,299,882         2,003      1,845,992      (1,200,915)
                                                                    -----------    ----------    -----------     -----------

            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2001


                                                                                 COMMON STOCK                          DEFICIT
                                                                        ----------------------------                  ACCUMULATED
                                                                        AMOUNT                          ADDITIONAL    DURING THE
                                                                         PER                             PAID-IN      DEVELOPMENT
                                                                        SHARE     SHARES      AMOUNT     CAPITAL         STAGE
                                                                        -----     ------      ------    ----------     ------------
Balance, December 31, 1990                                                      200,299,882    $2,003    $1,845,992    $(1,200,915)
   Issuance of common stock, exercise of "B" warrants             $    0.05          11,400        --           420             --
   Issuance of common stock, exercise of "C" warrants                  0.08           2,500        --           200             --
   Issuance of common stock, exercise of underwriters warrants         0.01       3,760,000        38        45,083             --
   Net loss, year ended December 31, 1991                                                --        --            --       (249,871)
                                                                                -----------    ------    ----------    -----------

Balance, December 31, 1991                                                      204,073,782     2,041     1,891,695     (1,450,786)
   Issuance of common stock, for testing                               0.04      10,000,000       100       404,900             --
   Issuance of common stock, for consulting services                   0.06         500,000         5        27,495             --
   Issuance of common stock, exercise of "B" warrants                  0.05       7,458,989        75       372,875             --
   Issuance of common stock, exercise of "C" warrants                  0.08       5,244,220        52       419,487             --
   Expenses of stock issuance                                                                                               (7,792)
   Net loss, year ended December 31, 1992                                                --        --            --       (839,981)
                                                                                -----------    ------    ----------    -----------

Balance, December 31, 1992                                                      227,276,991     2,273     3,108,660     (2,290,767)
   Issuance of common stock, for consulting services                   0.06         500,000         5        27,495             --
   Issuance of common stock, for consulting services                   0.03       3,500,000        35       104,965             --
   Issuance of common stock, for testing                               0.04       5,000,000        50       174,950             --
   Net loss, year ended December 31, 1993                                                --        --            --       (563,309)
                                                                                -----------    ------    ----------    -----------
Balance, December 31, 1993                                                      236,276,991     2,363     3,416,070     (2,854,076)
                                                                                -----------    ------    ----------    -----------



            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2001



                                                                COMMON STOCK                             DEFICIT
                                                       ----------------------------                    ACCUMULATED
                                                       AMOUNT                          ADDITIONAL      DURING THE         DEFERRED
                                                        PER                             PAID-IN        DEVELOPMENT     COMPENSATION
                                                       SHARE     SHARES      AMOUNT     CAPITAL           STAGE            COST
                                                       -----     ------      ------    ----------    ---------------   -----------
Balance, December 31, 1993                                     236,276,991   $2,363   $3,416,070   $  --   $(2,854,076)   $  --
   Issuance of common stock, for consulting services   $0.05     4,750,000       47      237,453      --            --       --
   Issuance of common stock, exercise of options        0.08       400,000        4       31,996      --            --       --
   Issuance of common stock, exercise of options        0.10       190,000        2       18,998      --            --       --
   Net loss, year ended December 31, 1994                               --       --           --      --      (440,837)      --
                                                               -----------   ------   ----------   -----   -----------    -----
Balance, December 31, 1994                                     241,616,991    2,416    3,704,517      --    (3,294,913)      --
   Issuance of common stock, exercise of options        0.05     3,333,333       33      166,633      --            --       --
   Issuance of common stock, exercise of options        0.08     2,092,850       21      167,407      --            --       --
   Issuance of common stock, exercise of options        0.10     2,688,600       27      268,833      --            --       --
   Issuance of common stock, for consulting services    0.11     1,150,000       12      126,488      --            --       --
   Issuance of common stock, for consulting services    0.14       300,000        3       41,997      --            --       --
   Net loss, year ended December 31, 1995                               --       --           --      --      (401,884)      --
                                                               -----------   ------   ----------   -----   -----------    -----
Balance, December 31, 1995                                     251,181,774    2,512    4,475,875      --    (3,696,797)      --
                                                               -----------   ------   ----------   -----   -----------    -----



            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2001


                                                              COMMON STOCK                               DEFICIT
                                                       ----------------------                          ACCUMULATED
                                                       AMOUNT                  ADDITIONAL               DURING THE    DEFERRED
                                                        PER                     PAID-IN    SUBSCRIPTION DEVELOPMENT  COMPENSATION
                                                       SHARE   SHARES   AMOUNT  CAPITAL     RECEIVABLE    STAGE         COST
                                                       -----   ------   ------ ----------   ---------  ------------  -----------
Balance, December 31, 1995                                 251,181,774  $2,512  $4,475,875  $     --   $(3,696,797)  $      --
   Issuance of common stock, exercise of options    $0.05    3,333,334      33     166,634        --            --          --
   Issuance of common stock, exercise of options     0.08    1,158,850      12      92,696        --            --          --
   Issuance of common stock, exercise of options     0.10    7,163,600      72     716,288        --            --          --
   Issuance of common stock, exercise of options     0.11      170,000       2      18,698        --            --          --
   Issuance of common stock, exercise of options     0.12    1,300,000      13     155,987        --            --          --
   Issuance of common stock, exercise of options     0.18    1,400,000      14     251,986        --            --          --
   Issuance of common stock, exercise of options     0.19      500,000       5      94,995        --            --          --
   Issuance of common stock, exercise of options     0.20      473,500       5      94,695        --            --          --
   Issuance of common stock, for services rendered   0.50      350,000       3     174,997        --            --          --
   Options granted                                                  --      --     760,500        --            --    (473,159)
   Subscription receivable                                          --      --          --   (19,000)           --          --
   Net loss, year ended December 31, 1996                           --      --          --        --    (1,154,740)         --
                                                           -----------  ------  ----------  --------   -----------   ---------

Balance, December 31, 1996                                 267,031,058   2,671   7,003,351   (19,000)   (4,851,537)   (473,159)
                                                           -----------  ------  ----------  --------   -----------   ---------

            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2001


                                                             COMMON STOCK                                DEFICIT
                                                       -----------------------                         ACCUMULATED
                                                       AMOUNT                  ADDITIONAL               DURING THE    DEFERRED
                                                        PER                     PAID-IN    SUBSCRIPTION DEVELOPMENT  COMPENSATION
                                                       SHARE   SHARES   AMOUNT  CAPITAL     RECEIVABLE    STAGE         COST
                                                       -----   ------   ------ ----------   ---------  ------------  -----------
Balance, December 31, 1996                                    267,031,058 $2,671 $ 7,003,351  $(19,000)  $(4,851,537)  $(473,159)

   Issuance of common stock, exercise of options      $ 0.08    3,333,333     33     247,633        --            --          --
   Issuance of common stock, conversion of debt         0.20    1,648,352     16     329,984        --            --          --
   Issuance of common stock, conversion of debt         0.15      894,526      9     133,991        --            --          --
   Issuance of common stock, conversion of debt         0.12    2,323,580     23     269,977        --            --          --
   Issuance of common stock, conversion of debt         0.15    1,809,524     18     265,982        --            --          --
   Issuance of common stock, conversion of debt         0.16      772,201      8     119,992        --            --          --
   Issuance of common stock, for services rendered      0.41       50,000     --      20,500        --            --          --
   Issuance of common stock, for services rendered      0.24      100,000      1      23,999        --            --          --
   Beneficial conversion feature, February debenture                   --     --     413,793        --            --          --
   Beneficial conversion feature, October debenture                    --     --   1,350,000        --            --          --
   Warrant costs, February debenture                                   --     --      37,242        --            --          --
   Warrant costs, October debenture                                    --     --     291,555        --            --          --
   Amortization of deferred compensation cost                          --     --          --        --            --     399,322
   Imputed interest on convertible debenture                           --     --       4,768        --            --          --
   Net loss, year ended December 31, 1997                              --     --          --        --    (4,141,729)         --
                                                              ----------- ------ -----------  --------   -----------   ---------

Balance, December 31, 1997                                    277,962,574  2,779  10,512,767   (19,000)   (8,993,266)    (73,837)
                                                              ----------- ------ -----------  --------   -----------   ---------



            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2001



                                                            COMMON STOCK                                   DEFICIT
                                                       -----------------------                           ACCUMULATED
                                                       AMOUNT                  ADDITIONAL                 DURING THE    DEFERRED
                                                        PER                     PAID-IN    SUBSCRIPTION   DEVELOPMENT  COMPENSATION
                                                       SHARE   SHARES   AMOUNT  CAPITAL     RECEIVABLE      STAGE        COST
                                                       -----   ------   ------ ----------   ---------    ------------  ----------
Balance, December 31, 1997                                  277,962,574  $2,779  $ 10,512,767   $(19,000) $ (8,993,266)  $ (73,837)

   Issuance of common stock, exercise of options     $0.12      295,000       3        35,397         --            --          --
   Issuance of common stock, exercise of options      0.14      500,000       5        69,995         --            --          --
   Issuance of common stock, exercise of options      0.16      450,000       5        71,995         --            --          --
   Issuance of common stock, exercise of options      0.20       10,000      --         2,000         --            --          --
   Issuance of common stock, exercise of options      0.26      300,000       3        77,997         --            --          --
   Issuance of common stock, conversion of debt       0.13    1,017,011      10       132,990         --            --          --
   Issuance of common stock, conversion of debt       0.14    2,512,887      25       341,225         --            --          --
   Issuance of common stock, conversion of debt       0.15    5,114,218      51       749,949         --            --          --
   Issuance of common stock, conversion of debt       0.18    1,491,485      15       274,985         --            --          --
   Issuance of common stock, conversion of debt       0.19    3,299,979      33       619,967         --            --          --
   Issuance of common stock, conversion of debt       0.22    1,498,884      15       335,735         --            --          --
   Issuance of common stock, conversion of debt       0.23    1,870,869      19       424,981         --            --          --
   Issuance of common stock, for services rendered    0.21      100,000       1        20,999         --            --          --
   Beneficial conversion feature, November debenture                                                                       625,000
   Warrant costs, November debenture                                                                                        48,094
   Amortization of deferred compensation cost                        --      --            --         --            --      59,068
   Write off of subscription receivable                              --      --       (19,000)    19,000            --          --
   Net loss, year ended December 31, 1998                            --      --            --         --    (4,557,710)         --
                                                            -----------  ------  ------------   --------  ------------   ---------
Balance, December 31, 1998                                  296,422,907   2,964    14,325,076         --   (13,550,976)    (14,769)
                                                            -----------  ------  ------------   --------  ------------   ---------

            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2001


                                                             COMMON STOCK                                  DEFICIT
                                                       -----------------------                           ACCUMULATED
                                                       AMOUNT                  ADDITIONAL                 DURING THE    DEFERRED
                                                        PER                     PAID-IN    SUBSCRIPTION   DEVELOPMENT  COMPENSATION
                                                       SHARE   SHARES   AMOUNT  CAPITAL     RECEIVABLE      STAGE        COST
                                                       -----   ------   ------ ----------   ---------    ------------  ----------
Balance, December 31, 1998                                    296,422,907  $  2,964  $14,325,076  $(13,550,976)  $(14,769)$    --
   Issuance of common stock, securities
     purchase agreement                            $    0.16    4,917,276        49      802,451            --       --        --
   Issuance of common stock, securities
     purchase agreement                                 0.27    1,851,852        18      499,982            --       --        --
   Issuance of common stock, for services
     rendered                                           0.22      100,000         1       21,999            --       --        --
   Issuance of common stock, for services
     rendered                                           0.25      180,000         2       44,998            --       --        --
   Beneficial conversion feature, August
     debenture                                                         --        --      687,500            --       --        --
   Beneficial conversion feature, December
     debenture                                                         --        --      357,143            --       --        --
   Warrant costs, securities purchase agreement                        --        --      494,138            --       --  (494,138)
   Warrant costs, securities purchase agreement                        --        --       37,025            --       --   (37,025)
   Warrant costs, August debenture                                     --        --       52,592            --       --        --
   Warrant costs, December debenture                                   --        --        4,285            --       --        --
   Amortization of warrant costs, securities
     purchase agreement                                                --        --           --            --       --   102,674
   Amortization of deferred compensation cost                          --        --           --            --   14,769        --
   Compensation expense related to modification
     of existing options                                               --        --      210,144            --       --        --
   Net loss, year ended December 31, 1999                              --        --           --    (6,174,262)      --        --
                                                              -----------  --------  -----------  ------------   ------  --------
Balance, December 31, 1999                                    303,472,035     3,034   17,537,333   (19,725,238)      --  (428,489)
                                                              -----------  --------  -----------  ------------   ------  --------


            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2001




                                                        COMMON STOCK                                     DEFICIT
                                                 ------------------------                              ACCUMULATED
                                                 AMOUNT                      ADDITIONAL                 DURING THE    DEFERRED
                                                  PER                         PAID-IN    SUBSCRIPTION   DEVELOPMENT  COMPENSATION
                                                 SHARE   SHARES   AMOUNT      CAPITAL     RECEIVABLE      STAGE        COST
                                                 -----   ------   ------     ----------   ---------    ------------  ----------
Balance, December 31, 1999                             303,472,035  $3,034  $ 17,537,333   $(19,725,238)  $  --    $(428,489)

Issuance of common stock, exercise of options   $0.14      600,000       6        83,994             --      --           --
Issuance of common stock, exercise of options    0.15    1,600,000      16       239,984             --      --           --
Issuance of common stock, exercise of options    0.16      650,000       7       103,994             --      --           --
Issuance of common stock, exercise of options    0.17      100,000       1        16,999             --      --           --
Issuance of common stock, exercise of options    0.21      792,500       8       166,417             --      --           --
Issuance of common stock, exercise of options    0.25    1,000,000      10       246,090             --      --           --
Issuance of common stock, exercise of options    0.27      281,000       3        75,867             --      --           --
Issuance of common stock, exercise of options    0.36      135,000       1        48,599             --      --           --
Issuance of common stock, exercise of warrants   0.20      220,589       2        44,998             --      --           --
Issuance of common stock, exercise of warrants   0.24      220,589       2        53,998             --      --           --
Issuance of common stock, exercise of warrants   0.28       90,909       1        24,999             --      --           --
Issuance of common stock, exercise of warrants   0.33       90,909       1        29,999             --      --           --
Issuance of common stock, conversion of debt     0.14   35,072,571     351     4,907,146             --      --           --
Issuance of common stock, conversion of debt     0.19    1,431,785      14       275,535             --      --           --
Issuance of common stock, conversion of debt     0.20    1,887,500      19       377,481             --      --           --
Issuance of common stock, conversion of debt     0.36       43,960      --        15,667             --      --           --
Issuance of common stock, cashless exercise
  of warrants                                              563,597       6       326,153             --      --           --
Issuance of common stock, services rendered      0.47      100,000       1        46,499             --      --           --
Private placement of common stock                0.22   13,636,357     136     2,999,864             --      --           --
Private placement of common stock                0.30    4,960,317      50     1,499,950             --      --           --
Private placement of common stock                0.40   13,265,000     133     5,305,867             --      --           --
Cashless exercise of warrants                                   --      --      (326,159)            --      --           --
Beneficial conversion feature, January
  Debenture                                                     --      --       386,909             --      --           --
Warrant costs, consulting agreement                             --      --       200,249             --      --           --
Warrant costs, January Debenture                                --      --        13,600             --      --           --
Warrant costs, private placement                                --      --     3,346,414             --      --   (3,346,414)
Recovery of subscription receivable
  previously written off                                        --      --        19,000             --      --           --
Amortization of warrant costs, securities
  purchase agreements                                           --      --            --             --      --      544,163
Compensation expense related to modification
  of existing options                                           --      --     1,901,927             --      --           --
Net loss, year ended December 31, 2000                          --      --            --     (9,354,664)     --           --
                                                       -----------  ------  ------------   ------------   -----  -----------
Balance, December 31, 2000                             380,214,618   3,802    39,969,373    (29,079,902)     --   (3,230,740)
                                                       -----------  ------  ------------   ------------   -----  -----------


            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

     CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO JUNE 30, 2001





                                                      COMMON STOCK                                       DEFICIT
                                                 -----------------------                               ACCUMULATED
                                                 AMOUNT                      ADDITIONAL                 DURING THE    DEFERRED
                                                  PER                         PAID-IN    SUBSCRIPTION   DEVELOPMENT  COMPENSATION
                                                 SHARE   SHARES   AMOUNT      CAPITAL     RECEIVABLE      STAGE        COST
                                                 -----   ------   ------     ----------   ---------    ------------  ----------
Balance, December 31, 2000                               380,214,618   $3,802   $39,969,373   $(29,079,902)   $--   $(3,230,740)

Issuance of common stock, exercise of options   $ 0.27        40,000        1        10,799             --     --            --
Issuance of common stock, exercise of options     0.36        20,000        1         7,199             --     --            --
Private placement shares issued                   0.40       162,500        2        64,998             --     --            --
Warrant costs, private placement                                  --       --        23,962             --     --       (23,962)
Warrant costs, private equity line of credit                      --       --     1,019,153             --     --    (1,019,153)
Amortization of warrants costs, securities
  purchase agreements                                             --       --            --             --     --       457,423
Compensation expense related to modification
  of existing options                                             --       --       357,975             --     --            --
Net loss, six months ended June 30, 2001                          --       --            --     (4,940,697)    --            --
                                                         -----------   ------   -----------   ------------    ---   -----------

Balance, June 30, 2001 (Unaudited)                       380,437,118   $3,806   $41,453,459   $(34,020,599)   $--   $(3,816,432)
                                                         ===========   ======   ===========   ============    ===   ===========


            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                                                                                               INCEPTION
                                                                                     SIX MONTHS ENDED         (FEBRUARY 20,
                                                                                         JUNE 30,                1984) TO
                                                                               ---------------------------       JUNE 30,
                                                                                   2001            2000            2001
                                                                               -----------     -----------     ------------
Cash Flows from Operating Activities:
   Net loss                                                                    $(4,940,697)    $(3,390,848)    $(34,020,599)
                                                                               -----------     -----------     ------------
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Depreciation                                                              229,092         143,969        1,137,617
         Amortization of debt issue costs                                            6,974         106,030          786,189
         Amortization of deferred interest cost on beneficial
            conversion feature of convertible debenture                                 --         386,909        3,820,270
         Amortization of discount on warrants                                      457,423         225,602        1,507,116
         Amortization of discount on warrants - consulting services                     --         156,113          230,249
         Amortization of deferred compensation cost                                     --              --          760,500
         Issuance of common stock for debenture interest                                --              --           76,212
         Issuance of common stock for services                                          --              --        1,551,000
         Expenses related to modification of existing options                      357,975              --        2,470,046
         Other                                                                          --              --           (1,607)
         Changes in operating assets and liabilities:
            Increase in inventory                                                       --              --          (19,729)
            Increase in other current assets                                       (83,419)        (15,788)        (148,217)
            Increase in other assets                                               (25,098)        (25,050)      (1,520,093)
            Increase (decrease) in accounts payable and accrued liabilities        169,483        (181,394)       1,078,644
                                                                               -----------     -----------     ------------
                  Total adjustments                                              1,112,430         796,391       11,728,197
                                                                               -----------     -----------     ------------
                  Net cash used by operating activities                         (3,828,267)     (2,594,457)     (22,292,402)
                                                                               -----------     -----------     ------------

Cash Flows from Investing Activities:
   Purchase of investments                                                              --              --       (6,292,979)
   Proceeds from sale of investments                                                    --              --        6,292,979
   Expenditures for property and equipment                                        (903,898)       (472,968)      (3,372,119)
   Proceeds from sale of property and equipment                                         --              --            1,200
                                                                               -----------     -----------     ------------
                  Net cash used by investing activities                           (903,898)       (472,968)      (3,370,919)
                                                                               -----------     -----------     ------------

Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt                                           --       1,000,000        9,500,000
   Proceeds from sale of securities, net of issuance costs                          83,000       3,814,910       17,600,058
   Payments under capital lease                                                    (28,688)        (24,573)        (137,600)
   Payments on note payable                                                        (10,438)         (7,780)         (43,795)
   Recovery of subscription receivable written off                                      --          19,000           19,000
                                                                               -----------     -----------     ------------
                  Net cash provided by financing activities                         43,874       4,801,557       26,937,663
                                                                               -----------     -----------     ------------

Net Increase (Decrease) in Cash and Cash Equivalents                            (4,688,291)      1,734,132        1,274,342

Cash and Cash Equivalents, Beginning                                             5,962,633         836,876               --
                                                                               -----------     -----------     ------------

Cash and Cash Equivalents, Ending                                              $ 1,274,342     $ 2,571,008     $  1,274,342
                                                                               ===========     ===========     ============


            See notes to consolidated condensed financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

             The accompanying unaudited consolidated condensed financial statements at June 30, 2001 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial position as of June 30, 2001 and results of operations for the three and six months ended June 30, 2001 and 2000 and cash flows for the six months ended June 30, 2001 and 2000. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. Certain amounts in the 2000 financial statements have been reclassified to conform to 2001 presentation. The statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

NOTE 2.  COMMITMENTS AND CONTINGENCIES

         LIQUIDITY

             The Company has suffered accumulated net losses of approximately $34,000,000 during its history. The Company is dependent upon registration of Product R for sale before it can begin commercial operations. As used in this report, the term Product R refers to the current formulation as well as the former formulation, which is known by the trade name Reticulose(R). The Company's cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials required by the FDA. Unless and until Product R is approved for sale in the United States or another industrially developed country, the Company will be dependent upon the continued sale of its securities, debt or equity financing for funds to meet its cash requirements.

             During November and December 2000, the Company completed several private placements of its securities under securities purchase agreements in which it has received cash proceeds of $6,871,000. In February 2001, the Company entered into a private equity line of credit agreement to sell up to $50,000,000 of common stock, which it anticipates realizing during 2001 (see Note 3 - Private Equity Line of Credit). Additionally, during July 2001, the Company completed additional private placements of securities in which it received cash proceeds of $1,490,000 (see Note 3 - Subsequent Events).

             Management believes that cash flows from sales of securities and from current financing arrangements will be sufficient to fund operations for the next year. Management intends to continue to sell the Company's securities in an attempt to meet its cash flow requirements; however, no assurance can be given that equity or debt financing, if and when required, will be available.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         POTENTIAL CLAIM FOR ROYALTIES

             The Company may be subject to claims from certain third parties for royalties due on sale of the Company's product. The Company has not as yet received any notice of claim from such parties.

         PRODUCT LIABILITY

             The Company is unaware of any claims or threatened claims since Product R was initially marketed in the 1940's; however, one study noted adverse reactions from highly concentrated doses in guinea pigs. Therefore, the Company could be subjected to claims for adverse reactions resulting from the use of Product R. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of Product R. As of the date hereof, the Company does not have product liability insurance for Product R. There can be no assurance that the Company will be able to secure such insurance in adequate amounts or at reasonable premiums if it determined to do so. Should the Company be unable to secure such product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.

         LACK OF PATENT PROTECTION

             The Company has four issued U.S. patents, one allowed U.S. patent and one issued Australian patent for the use of Product R. The Company currently has 15 patent applications pending with the U.S. Patent Office and 18 foreign patent applications. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

         TESTING AGREEMENTS

         PLATA PARTNERS LIMITED PARTNERSHIP

             On March 20, 1992, the Company entered into an agreement with Plata Partners Limited Partnership ("Plata") pursuant to which Plata agreed to perform a demonstration in the Dominican Republic in accordance with a certain agreed upon protocol (the "Protocol") to assess the efficacy of a treatment using Product R incorporated in the Protocol against AIDS (the "Plata Agreement"). Plata covered all costs and expenses associated with the demonstration.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS

         PLATA PARTNERS LIMITED PARTNERSHIP

             Pursuant to the Plata Agreement, the Company authorized the issuance to Plata of 5,000,000 shares of common stock and options to purchase an additional 5,000,000 shares at $0.08 per share through July 9, 1994 (the "Plata Options") and 5,000,000 shares at $0.10 per share through July 9, 1994 (the "Additional Plata Options"). Pursuant to several amendments, the Plata Options and the Additional Plata Options were exercisable through June 30, 2000 at an exercise price of $0.15 and $0.17, respectively. The fair value of these options was estimated to be $32,925 ($0.0348 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount was charged to compensation expense at December 31, 1999 as it related to services previously provided. Through June 30, 2001, the Company has received approximately $1,422,000 pursuant to the issuance of approximately 9.8 million shares in connection with the exercise of the Plata Options and the Additional Plata Options.

         ARGENTINE AGREEMENTS

             In April 1996, the Company entered into an agreement (the "Argentine Agreement") with DCT SRL, an Argentine corporation unaffiliated with the Company ("DCT") pursuant to which DCT was to cause a clinical trial to be conducted in two separate hospitals located in Buenos Aires, Argentina (the "Clinical Trials"). Pursuant to the Argentine Agreement, the Clinical Trials were to be conducted pursuant to a protocol developed by Juan Carlos Flichman, M.D. and the purpose of the Clinical Trials was to assess the efficacy of the Company's drug Product R on the Human Papilloma Virus (HPV). The protocol calls for, among other things, a study to be performed with clinical and laboratory follow-up on 12 male and female human patients between the ages of 18 and 50.

             Pursuant to the Argentine Agreement, the Company delivered $34,000 to DCT to cover out-of-pocket expenses associated with the Clinical Trials. The Argentine Agreement further provides that at the conclusion of the Clinical Trials, DCT shall cause Dr. Flichman to prepare and deliver a written report to the Company regarding the methodology and results of the Clinical Trials (the "Written Report"). In September 1996, Dr. Flichman delivered the Written Report to the Company. Upon delivery of the Written Report to the Company, the Company delivered to the principals of DCT options to acquire 2,000,000 shares of the Company's common stock for a period of one year from the date of the delivery of the Written Report, at a purchase price of $0.20 per share. Pursuant to several amendments, the DCT options were exercisable through June 30, 2000 at an exercise price of $0.21 per share. The fair value of these options was estimated to be $1,788 ($0.0012 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         ARGENTINE AGREEMENTS (Continued)

             with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount was charged to compensation expense at December 31, 1999 as it related to services previously provided. Effective July 1, 2000, these options were extended to December 31, 2000 at an exercise price of $0.22 per share. As a result of the modification of the option terms, the fair value of these options was estimated to be $166,860 ($0.2273 per option share) based on a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 50%; risk free interest rate of 6%. This amount was charged to expense related to modification of existing option terms during the year ended December 31, 2000. Effective December 31, 2000, these options were extended to December 31, 2001 at an exercise price of $0.24 per share. As a result of the modification of the option terms, the fair value of these options was estimated to be $108,429 ($0.1457 per option share) based on a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; risk free interest rate of 6%. This amount was charged to expense related to modification of existing option terms during the year ended December 31, 2000. As of June 30, 2001, 1,256,000 shares of common stock were issued pursuant to the exercise of these options for an aggregate exercise price of approximately $261,500.

             In June 1994, DCT SRL and the Company entered into an exclusive distribution agreement whereby the Company granted to DCT, subject to certain conditions, the exclusive right to market and sell Product R in Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (the "DCT Exclusive Distribution Agreement").

             In April 1996, the Company entered into an agreement with DCT (the HIV-HPV Agreement") whereby the Company agreed to provide to DCT or its assignees, up to $600,000 to cover the costs of a double blind placebo controlled study in approximately 150 patients to assess the efficacy of Product R for the treatment of persons diagnosed with the HIV virus (AIDS) and HPV (the "HIV-HPV Study"). Subsequently, the Company has agreed to advance additional funds towards such study. In connection with the HIV-HPV Agreement, the Company advanced approximately $665,000, which was accounted for as research and development expense. The amounts have been used to cover expenses associated with clinical activities of the HIV-HPV Study. The HIV-HPV Agreement provides that (i) in the event the data from the HIV-HPV Study is used in connection with Product R being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii) DCT receives financing to cover the costs of the HIV-HPV Study, then DCT is obligated to reimburse the Company for all amounts expended in connection with the HIV-HPV Study.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         ARGENTINE AGREEMENTS (Continued)

             In October 1997, the Company entered into two agreements with DCT, whereby the Company agreed to provide DCT or its assignees, up to $220,000 and $341,000 to cover the costs of double blind placebo controlled studies in approximately 360 and 240 patients, respectively, to assess the efficacy of the topical application of Product R for the treatment of persons diagnosed with Herpes Labialis/Genital Infections (the "Herpes Study") and HPV (the "HPV Topical Study").

             In connection with the Herpes Study and the HPV Topical Study (collectively, the "Studies"), the Company advanced approximately $58,000 and $132,000, respectively. Such expenses were accounted for as research and development expense. The amounts expended have been used to cover expenses associated with pre-clinical activities. Neither the Herpes Study nor the HPV Topical Study has commenced. Both Agreements with DCT provide that (i) in the event the data from the Studies are used in connection with Product R being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii), DCT receives financing to cover the costs of the Studies, then DCT is obligated to reimburse the Company for all amounts expended in connection with the Studies.

             In February 1998, the Company entered into an agreement with DCT (the "Concurrent Agreement") whereby the Company agreed to provide DCT or its assignees, up to $413,000 to cover the costs of a study in 65 patients to compare the results of treatment of patients with AIDS taking a three drug cocktail and Product R with those taking a three drug cocktail and a placebo. As of June 30, 2001, the Company advanced approximately $50,000 for such study, which has been accounted for as research and development expense.

             In May 1998, the Company entered into an agreement with DCT (the "Rheumatoid Arthritis Agreement") whereby the Company agreed to provide DCT or its assignees, up to $95,000 to cover the costs of a controlled study in 30 patients to determine the efficacy of Product R for the treatment of rheumatoid arthritis in humans. In connection with this study, the Company advanced approximately $95,000, which has been accounted for as research and development expense.

             In July 1998, the Company authorized expenditures of up to $90,000 to study the effects of Product R in inhibiting the mutation of the AIDS virus. As of June 30, 2001, the Company advanced approximately $70,000 for such study, which has been accounted for as research and development expense.

             As of June 30, 2001, the Company advanced approximately $442,000 for expenses in connection with the drug approval process in Argentina.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         BARBADOS STUDY

             A double blind study assessing the efficacy of the Company's drug Product R in 43 human patients diagnosed with HIV (AIDS) has been conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados (the "Barbados Study"). As of June 30, 2001, the Company expended approximately $390,000 to cover the costs of the Barbados Study.

             In July 1998, the Company authorized expenditures of up to $45,000 to study the effects of Product R in inhibiting the mutation of the AIDS virus. As of June 30, 2001, the Company advanced approximately $20,000 for such study, which has been accounted for as research and development expense.

         ISRAEL STUDIES

             In January 2001, the Company entered into a 12 month agreement with the Weizmann Institute of Science, and Yeda, its developmental arm in Israel, to conduct research on the effects of Product R on the immune system, especially on T lymphocytes. In addition, scientists will explore the effects of Product R on adjuvant arthritis. The total cost to the Company of this research is expected to be approximately $120,000. As of June 30, 2001, the Company advanced $60,000 for such research, which has been accounted for as research and development expense.

             In April 2001, the Company formalized a 12 month agreement with Selikoff Center in Israel to develop clinical trials in Israel using Product R. It is anticipated that these trials will support future FDA application. The Center will begin with clinical trials using Product R to mitigate the toxic effect of chemotherapy in patients with advanced stage cancer and develop further clinical trials using Product R to treat other diseases as well. The cost of the first phase of this research is expected to be approximately $250,000. As of June 30, 2001, the Company advanced $57,000 for such research, which has been accounted for as research and development expense.

         CONSULTING AND EMPLOYMENT AGREEMENTS

         HIRSCHMAN AGREEMENT

             In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries. In connection with the consulting agreement, the Company issued to Dr.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

             Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $0.18 per share. As of June 30, 2001, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

             In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending February 17, 2008 at an exercise price of $0.19 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending February 17, 2008 at an exercise price of $0.27 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending February 17, 2008 at an exercise price of $0.36 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company.

             As of June 30, 2001, 976,000 shares of common stock were issued pursuant to the exercise of stock options by Richard Rubin. Mr. Rubin has, from time to time in the past, advised the Company on matters unrelated to his consultation with Dr. Hirschman.

             In March 2000, Mr. Rubin transferred 75,000 of his $0.27 options and 75,000 of his $0.36 options to Elliot Bauer, an individual who also received and exercised shares and options as a result of the "Cohen Agreements".

             In November 1997, Dr. Hirschman assigned to Henry Kamioner, a consultant to Dr. Hirschman, options to acquire 1,500,000 shares (500,000 at $0.19, 500,000 at $0.27, and 500,000 at $0.36).

             Effective March 23, 2001, the remaining unexercised $0.19, $0.27 and $0.36 options referred to above which were exercisable until March 23, 2001, were extended to December 31, 2001 at their same exercise prices. As a result of the modification of the option terms, the fair

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

             value of the options was estimated to be $357,975 based on a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; risk free interest rate of 6%. This amount has been charged to compensation expense related to modification of existing option terms during the three months ended March 31, 2001.

             In May 2000, the Company and Dr. Hirschman entered into a second amended and restated employment agreement (the "Agreement") which supersedes in its entirety the July 1988 Employment Agreement. Pursuant to this Agreement, Dr. Hirschman was employed to serve as Chief Executive Officer and President of the Company until December 31, 2002. The Agreement further provides that Bernard Friedland and William Bregman will vote all shares owned or voted by them in favor of Dr. Hirschman as a member of the Board of Directors of the Company. The Agreement provides for Dr. Hirschman to receive an annual base salary of $361,000 (effective January 1, 2000), use of an automobile, major medical, disability, dental and term life insurance benefits for the term of his employment and for the payment of $100,000 to Dr. Hirschman on the earlier to occur of (i) the date an IND number is obtained from and approved by the FDA so that human research may be conducted using Product R; or (ii) the execution of an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to us of at least $15 million. The Agreement also provides for previously issued options to acquire 23,000,000 shares of common stock at $0.27 per option share to be immediately vested as of the date of this agreement and are exercisable until February 17, 2008.

             The fair value of these options was estimated to be $5,328,441 ($0.2317 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected life of 32 months. The Company is recognizing the $5,328,441 fair value of the options as compensation expense on a pro-forma basis over the 32 month service period (the term of the employment agreement).

         GALLANTAR AGREEMENT

             On October 1, 1999, the Company entered into an employment agreement with Alan Gallantar whereby Mr. Gallantar has agreed to serve as the Chief Financial Officer of the Company for a period of three years, subject to earlier termination by either party, either for cause as defined in and in accordance with the provisions of the agreement, without cause or upon the occurrence of certain events. Such agreement provides for Mr. Gallantar to receive a base salary of $175,000, $200,000 and $225,000 annually for each of the three years of the term of the agreement as well as various performance based bonuses ranging from 10% to

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         GALLANTAR AGREEMENT (Continued)

             50% of the base salary and various other benefits. Additionally, in connection with such agreement, the Company granted Mr. Gallantar options to purchase an aggregate of 4,547,880 shares of the Company's common stock. Such options have a term of ten years and have an exercise price of $0.24255 per share. 1,515,960 options vest on each of the first, second and third anniversary dates of this employment agreement. The fair value of these options was estimated to be $376,126 ($0.0827 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected life of ten years. The Company is recognizing the $376,126 fair value of the options as compensation expense on a pro-forma basis over the three year service period (the term of the employment agreement). A performance bonus for Mr. Gallantar's first year in the amount of $25,000 was charged to expense for the year ended December 31, 2000.

         OTHER EMPLOYEES

             On January 3 and December 29, 2000, the Company issued to certain other employees stock options to acquire an aggregate of 430,000 and 716,000 shares of common stock at an exercise price of $0.21 and $0.328 per share, respectively. These options expire on January 2, 2010 and December 29, 2010, respectively, and vest in 20% increments at the end of each year for five years.

             The fair value of the these options was estimated to be $42,342 ($0.1721 per option share) and $117,893 ($0.2788 per option share), respectively, based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6%; an expected life of ten years; and a termination rate of 10%. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis over a one year service period (the term of the employment agreements).

             Financial reporting of the Hirschman, Gallantar and other employee options has been prepared pursuant to the Company's policy of following APB No. 25, and related interpretations, in accounting for its employee stock options.

             Accordingly, the following pro forma financial information is presented to reflect amortization of the fair value of the options.

                                                                    AS REPORTED
                                                                 SIX MONTHS ENDED      PRO FORMA           AS
                                                                   JUNE 30, 2001       ADJUSTMENT       ADJUSTED
                                                                 -----------------     ----------       --------

              Net loss                                              $(4,940,697)      $(1,187,322)    $(6,128,019)
                                                                     ==========        ==========      ==========
              Net loss per share                                         $(0.01)           $(0.01)         $(0.02)
                                                                     ==========        ==========      ==========


                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         OTHER EMPLOYEES (Continued)


                                                                    AS REPORTED
                                                                 SIX MONTHS ENDED      PRO FORMA           AS
                                                                   JUNE 30, 2000       ADJUSTMENT       ADJUSTED
                                                                 -----------------     ----------       --------
              Net loss                                              $(3,390,848)       $(297,766)     $(3,688,614)
                                                                     ==========         ========       ==========
              Net loss per share                                         $(0.01)          $(0.00)          $(0.01)
                                                                     ==========         ========       ==========

             There were no other options outstanding that would require pro forma presentation.

         COHEN AGREEMENTS

             In September 1992, the Company entered into a one year consulting agreement with Leonard Cohen (the "September 1992 Cohen Agreement"). The September 1992 Cohen Agreement required that Mr. Cohen provide certain consulting services to the Company in exchange for the Company's issuing to Mr. Cohen 1,000,000 shares of common stock (the "September 1992 Cohen Shares"), 500,000 of which were issuable upon execution of the September 1992 Cohen Agreement and the remaining 500,000 shares of which were issuable upon Mr. Cohen completing 50 hours of consulting service to the Company. The Company issued the first 500,000 shares to Mr. Cohen in October 1992 and the remaining 500,000 shares to Mr. Cohen in February 1993. Further pursuant to the September 1992 Cohen Agreement, the Company granted to Mr. Cohen the option to acquire, at any time and from time to time through September 10, 1993 (which date has been extended through June 30, 2000), the option to acquire 3,000,000 shares of common stock of the Company at an exercise price of $0.09 per share (which exercise price has been increased to $0.16 per share) (the "September 1992 Cohen Options"). The fair value of these options was estimated to be $59,030 ($0.0347 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount was charged to compensation expense at December 31, 1999 as it related to services previously provided. Effective July 1, 2000, these options were extended to December 31, 2000 at an exercise price of $0.17 per share. As a result of the modification of the option terms, the fair value of these options was estimated to be $55,023 ($0.2751 per option share) based on a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 50%; risk free interest rate of 6%. This amount has been charged to compensation expense related to modification of existing option terms during the year ended December 31, 2000. Effective December 31, 2000, these options were extended to December 31, 2001 at an exercise price of $0.19 per share. As a result of the modification of the option terms, the fair value of these options was estimated to be $17,311 ($0.1731 per option share) based on a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; risk free interest rate of 6%. This amount has been charged to compensation expense related to modification of existing option terms during the year ended December 31, 2000. As of June 30, 2001, 2,900,000 of the September 1992 Cohen Options have been exercised for cash consideration of $403,000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         COHEN AGREEMENTS (Continued)

             In February 1993, the Company entered into a second consulting agreement with Mr. Cohen (the "February 1993 Cohen Agreement") for a three year term commencing on March 1, 1993. The February 1993 Cohen Agreement provides that Mr. Cohen provide business consulting services concerning the operations of the Company and possible strategic transactions in exchange for the Company issuing to Mr. Cohen 3,500,000 shares of common stock (the "February 1993 Cohen Shares"), 1,500,000 shares of which Mr. Cohen informed the Company that he assigned to certain other persons not affiliated with the Company or any of its officers or directors.

             In July 1994, in consideration for services related to the introduction, negotiation and execution of a distribution agreement, the Company issued: (i) to Mr. Cohen, an additional 2,500,000 shares (the "April 1994 Cohen Shares") and (ii) to each of Elliot Bauer and Lee Rizzuto, 625,000 shares (the "Bauer and Rizzuto Shares") as well as options to acquire an additional 5,000,000 shares each at $0.10 per share exercisable through May 1, 1996 (the "Bauer and Rizzuto Options"). Through June 30, 2001, 2,855,000 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $285,500. Mr. Rizzuto sold all of his shares and all shares underlying his options. Pursuant to several amendments, the remaining Bauer options were exercisable through June 30, 2000 at an option price of $0.14. The fair value of these options was estimated to be $116,101 ($0.0541 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; risk free interest rate of 6%. This amount was charged to compensation expense at December 31, 1999 as it related to services previously provided. Effective July 1, 2000, these options were extended to December 31, 2000 at an exercise price of $0.16 per share. As a result of the modification of the option terms, the fair value of these options was estimated to be $953,885 ($0.2848 per option share) based on a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 50%; risk free interest rate of 6%. This amount was charged to expense related to modification of existing option terms during the year ended December 31, 2000. Effective December 31, 2000, these options were extended to December 31, 2001 at an exercise price of $0.18 per share. As a result of the modification of the option terms, the fair value of these options was estimated to be $600,419 ($0.1793 per option share) based on a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; risk free interest rate of 6%. This amount has been charged to compensation expense related to modification of existing option terms during the year ended December 31, 2000. Through June 30, 2001, 6,650,500 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $696,050. Mr. Rizzuto sold all of his shares and all shares underlying his options.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         GLOBOMAX AGREEMENT

             On January 18, 1999, the Company entered into a consulting agreement with GloboMax LLC to provide services at hourly rates established by the contract to the Company's Investigational New Drug application submission and to perform all work that is necessary to obtain FDA approval. The contract was extended by mutual consent of both parties. The Company has paid approximately $2,530,000 for services rendered by GloboMax through June 30, 2001.

         HARBOR VIEW AGREEMENT

             On February 7, 2000, the Company entered into a consulting agreement with Harbor View Group, Inc. for past and future consulting services related to corporate structure, financial transactions, public relations and other matters through December 31, 2000.

             In connection with this agreement, the Company issued warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share until February 28, 2005. The fair value of the warrants was estimated to be $200,249 ($0.057 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of eleven months (the term of the consulting agreement). This amount has been amortized to consulting expense during the year ended December 31, 2000.

         DISTRIBUTION AGREEMENTS

         The Company currently is a party to separate agreements with four different entities whereby the Company has granted exclusive rights to distribute Product R in the countries of Canada, China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, distributors are obligated to cause Product R to be approved for commercial sale in such countries and, upon such approval, to purchase from the Company certain minimum quantities of Product R to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSTRUCTION COMMITMENT

         In November 1999, the Company entered into an agreement with an unaffiliated third party to construct leasehold improvements at an approximate cost of $380,000 for research and development purposes at the Company's Yonkers, New York facilities, which has been completed as of June 30, 2001. In October 2000, the Company entered into another agreement with the unaffiliated third party to construct additional leasehold improvements at an approximate cost of $325,000 for research and development purposes at the Company's Yonkers, New York facilities, of which $228,000 has been incurred as of June 30, 2001.

         LITIGATION

         In June 2000, the Company filed an action and complaint in the Supreme Court of New York, Westchester County, against Commonwealth Pharmaceuticals, Ltd., Immune Modulation Maximum Corp. ("IMMC") and Charles E. Miller (collectively, the "Defendants") alleging a breach by Commonwealth of an exclusive distribution agreement between the Company and Commonwealth, misappropriation of trade secrets and confidential information, conversion and conspiracy to convert the Company's property interests in Reticulose (Product R). The agreement, which the Company alleges in its complaint is currently in force and effect, provides that: (i) all laboratory or clinical studies initiated by Commonwealth for which Reticulose is provided for free must first be approved by the Company; (ii) the results of all studies, all research data and documentation and any research publications resulting from studies initiated by Commonwealth or any of its agents will belong to the Company and will be made use of at the Company's discretion; and
         (iii) such studies are only permitted as part of such agreement. In its complaint, the Company alleged that Defendant Miller filed and obtained a U.S. patent entitled "Composition Containing Peptides and Nucleic Acids and Methods of Making Same" (the "1996 patent") based on a study conducted by a third party using Reticulose obtained free of charge from the Company, and that such patent was assigned to Defendant IMMC, a company controlled by Defendant Miller, in violation of the exclusive distribution agreement.

         In its complaint, the Company seeks relief in the form of (i) assignment of the patent to the Company; (ii) adjudgment that Defendants breached, misappropriated, converted and conspired to convert the Company's property rights; (iii) damages, profits realized and interest thereon; and (iv) attorneys' fees, costs and expenses. In response, on August 3, 2000, Defendants filed a Motion to Dismiss the Complaint alleging lack of personal jurisdiction or, in the alternative, that the agreement underlying the Company's claim is legally inoperative.

         In August 2000, Commonwealth and IMMC, filed a suit against the Company in the United States District Court for the Eastern District of Michigan which alleges that IMMC, and not the Company, is the owner of the exclusive/broad rights in Reticulose, and seeks, among other things, (i) a declaratory judgment that Defendant IMMC is the exclusive owner of the broad/exclusive rights to Reticulose and the subject patent; (ii) an injunction against the Company from further attempts to use, market or assert any claims of ownership over any

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         LITIGATION (Continued)

         broad/exclusive rights in Reticulose, or the use, publication or disclosure of information regarding Reticulose; (iii) return of such information to IMMC; (iv) that the Company assign any Reticulose-related trademarks to IMMC; and (v) that the Company pay Plaintiffs of this case damages, profits, costs and attorneys' fees. The Company was served with the Complaint on August 8, 2000.

         In January 2001, the Company and Commonwealth, et al., agreed to dismiss the case in New York without prejudice. All disputes between the parties are now handled by the District Court of Michigan.

         In July 2001, the Company filed a motion for Summary Judgment seeking dismissal of Commonwealth and IMMC's claim of exclusive ownership to Reticulose and grant of such exclusive ownership to the Company. The motion is pending.

         The Company believes that the allegations contained in Commonwealth and IMMC's complaint are without merit and the Company intends to vigorously defend itself against all allegations contained therein.

NOTE 3.  SECURITIES PURCHASE AGREEMENTS

         CONVERTIBLE DEBENTURES AND WARRANTS

             In February 1997 and October 1997, in order to finance research and development, the Company sold $1,000,000 and $3,000,000, respectively, principal amount of its ten-year 7% Convertible Debentures (the "February Debenture" and the "October Debenture", collectively, the "Debentures") due February 28, 2007 and August 30, 2007, respectively, to RBB Bank Aktiengesellschaft ("RBB") in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended. Accrued interest under the Debentures was payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The Debentures were convertible, at the option of the holder, into shares of Common Stock pursuant to specified formulas. As of May 5, 1998, the October Debenture was fully converted.

             In connection with the issuance of the February Debenture, the Company issued to RBB three warrants (the "February Warrants") to purchase common stock, each such February Warrant entitling the holder to purchase, from February 21, 1997 through February 28, 2007, 178,378 shares of common stock. The exercise price of the three February Warrants was $0.288,

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES (Continued)

             $0.576 and $0.864 per warrant share, respectively. The fair value of the February Warrants were estimated to be $37,242 ($0.209 per warrant), $19,196 ($0.108 per warrant), and $9,946 ($0.056 per warrant), respectively, based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model. This amount has been reflected in the accompanying financial statements as interest expense related to the convertible February Debenture.

             In connection with the issuance of the October Debenture, the Company issued to RBB three warrants (the "October Warrants") to purchase Common Stock, each such October Warrant entitling the holder to purchase, from the date of grant through August 30, 2007, 600,000 shares of the Common Stock. The exercise price of the three October Warrants was $0.20, $0.23 and $0.27 per warrant share, respectively. The fair value of the three October Warrants was established to be $106,571 ($0.178 per warrant), $97,912 ($0.163 per warrant) and $87,472 ($0.146 per warrant), respectively, based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model. This amount has been reflected in the accompanying financial statements as a discount on the convertible debenture, with a corresponding credit to additional paid-in capital, and is being amortized over the expected term of the notes, which at December 31, 1997 was 120 months. In May 1998, the remaining unamortized discount of $276,957 was amortized upon full conversion of the October Debenture.

             In November 1998, in order to finance further research and development, the Company sold $1,500,000 principal amount of its ten year 7% Convertible Debenture (the "November Debenture") due October 31, 2008, to RBB. As of March 7, 2000, the November Debenture was fully converted.

             In connection with the issuance of the November Debenture, the Company issued to RBB two warrants (the "November Warrants") to purchase Common Stock, each such November Warrant entitling the holder to purchase 375,000 shares of the Common Stock at any time and from time to time through October 31, 2008. The exercise price of the two November Warrants was $0.20 and $0.24 per warrant share, respectively. The fair value of the November warrants was estimated to be $48,000 ($0.064 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of one year. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

             In August 1999, in order to finance further research and development, the Company entered into a securities purchase agreement to issue an aggregate of 20 units, each unit consisting of $100,000 principal amount of the Company's 7% convertible debenture (the "August Debenture") due August 3, 2009 to Focus Investors LLC ("Focus"). Accrued interest under

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES (Continued)

             the August Debenture was payable semi-annually, computed at the rate of 7% on the unpaid principal balance from the date of issuance until the date of the interest payment. No payment of the principal of the August Debenture may be made prior to the maturity date without the consent of the holder. The August Debenture was convertible, at the option of the holder, into shares of common stock. On January 19, 2000, February 17, 2000 and March 3, 2000 pursuant to notice by the holder, Focus, to the Company under the August Debenture, $300,000, $900,000 and $800,000, respectively, of the principal amount of the August Debenture was converted into 2,178,155, 6,440,735 and 5,729,967 shares of the common stock, respectively. As of March 3, 2000, the November Debenture was fully converted. Based on the terms for conversion associated with the August Debenture, there was an intrinsic value associated with the beneficial conversion feature of $687,500. This amount was recorded as interest expense in 1999.

             In connection with the issuance of the August Debenture, the Company issued to Focus one warrant (the "August Warrant") to purchase Common Stock, such August Warrant entitling the holder to purchase 1,000,000 shares of the Common Stock at any time and from time to time through August 3, 2004. The exercise price of the August Warrant was $0.2461 per warrant share. The fair value of the August Warrants was estimated to be $52,592 ($0.0526 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

             In December 1999, in order to finance further research and development, the Company entered into a securities purchase agreement to sell $2,000,000 principal amount of the Company's 7% convertible debenture (the December Debenture) due December 28, 2009 to Endeavour Capital ("Endeavour"). Accrued interest under the December Debenture was payable semi-annually, computed at the rate of 7% on the unpaid principal balance from the date of issuance until the date of the interest payment. No payment of the principal of the December Debenture may be made prior to the maturity date without the consent of the holder. The December Debenture was convertible, at the option of the holder, into shares of common stock. During 1999, $1,000,000 of these debentures was sold. The remaining $1,000,000 was not available until the shares underlying the first $1,000,000 were registered. Such registration statement was declared effective in January 2000 and the remaining $1,000,000 transaction was consummated. Based on the terms for conversion associated with the first $1,000,000 of the December Debenture, there was an intrinsic value associated with the beneficial conversion feature of $357,143. This amount has been recorded as interest expense in 1999. Based on the terms for conversion associated with the second $1,000,000 of the December Debenture, there was an intrinsic value associated with the beneficial conversion feature of $386,909. This amount was recorded as interest expense in 2000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES (Continued)

             On January 27, 2000, February 22, 2000, February 23, 2000, February 24, 2000, February 29, 2000 and October 25, 2000 pursuant to notice by the holder, Endeavour, to the Company under the December Debenture, $150,000, $135,000, $715,000, $785,000, $200,000 and
             $15,000, respectively, of the principal amount of the December Debenture was converted into 1,105,435, 988,913, 5,149,035,
             5,622,696, 1,036,674 and 43,960 shares of the common stock, respectively.

             In connection with the issuance of the first $1,000,000 of the December Debenture, the Company issued to Endeavour warrants (the December Warrants) to purchase Common Stock, such December Warrant entitling the holder to purchase 100,000 shares of the Common Stock at any time and from time to time through December 31, 2002. The exercise price of the December Warrant was $0.19 per warrant share. The fair value of the December Warrants was estimated to be $4,285 ($0.0429 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of three years. This amount was amortized to interest expense.

             In connection with the issuance of the second $1,000,000 of the December Debenture, the Company issued to Endeavour warrants (the December Warrants) to purchase Common Stock, such December Warrants entitling the holder to purchase 110,000 shares of the Common Stock at any time and from time to time through December 31, 2002. The exercise price of the December Warrant was $0.20 per warrant share. The fair value of the December Warrants was estimated to be $13,600 ($0.136 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of three years. This amount was amortized to interest expense.

         OTHER

             In January 1999, pursuant to a securities purchase agreement, the Company issued 4,917,276 shares of its common stock for an aggregate purchase price of $802,500. Such agreement also provided for the issuance of four warrants to purchase a total of 2,366,788 shares of common stock at prices ranging from $0.204 to $0.2448 per share at any time until December 31, 2003. The fair value of these warrants was estimated to be $494,000 ($0.209 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements. As of June 30, 2001, 441,178 shares of common stock were issued pursuant to the exercise of these warrants for an aggregate exercise price of approximately $99,000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3.  SECURITIES PURCHASE AGREEMENTS (Continued)

         OTHER (Continued)

             On June 23, 1999, the Company entered into a securities purchase agreement with certain individuals whereby the Company issued 1,851,852 shares of its common stock for an aggregate purchase price of $500,000. These proceeds were received in July 1999. Such agreement also provided for the issuance of warrants to purchase an aggregate of 925,926 shares of common stock at any time until June 30, 2004. The fair value of these warrants was estimated to be $37,000 ($0.04 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 5.75% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

             Pursuant to a securities purchase agreement with Harbor View Group and other various purchasers, dated February 16, 2000, the Company received $3,000,000 on March 9, 2000 in exchange for 13,636,357 shares of common stock.

             Additionally, in connection with the above described securities purchase agreement, the Company issued warrants to purchase an aggregate of 5,454,544 shares of common stock. Fifty percent (50%) of the warrants are exercisable at $0.275 per share and fifty percent (50%) of the warrants are exercisable at $0.33 per share, until February 28, 2005. The fair value of these warrants was estimated to be $1,582,734 ($0.295 and $0.285 per warrant share) based upon a financial analysis of the terms of the warrant using the Black-Scholes Pricing Model with the following assumptions; expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements. As of June 30, 2001, 181,818 shares of common stock were issued pursuant to the exercise of these warrants for an aggregate exercise price of approximately $55,000.

             On November 8, 2000, the Company entered into a securities purchase agreement with Harbor View Group, Inc. and various other purchasers, whereby the Company authorized the issuance and sale of up to 50,000,000 shares of common stock in a private offering transaction at a purchase price of $0.40 per share. As of June 30, 2001, 13,427,500 shares were issued for a purchase price of $5,371,000.

             Such agreement also provided for the issuance of warrants to purchase an aggregate of 30,000,000 shares of common stock, half at an exercise price of $0.48 and half at an exercise price of $0.56. As of June 30, 2001, 8,056,500 warrants had been issued (4,028,250 at $0.48 and 4,028,250 at $0.56) exercisable at any time until November 8, 2005. The fair value of these warrants was estimated to be $1,787,642 ($0.222 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements. The Company paid a fee of $265,300 relative to this agreement, which has been charged to interest expense.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3.  SECURITIES PURCHASE AGREEMENTS (Continued)

         OTHER (Continued)

             On November 16, 2000, the Company entered into a securities purchase agreement with Roseworth Group, Ltd., whereby the Company agreed to sell 4,960,317 shares of its common stock at a price of $0.3024 per share for an aggregate purchase price of $1,500,000. The Company received such proceeds in November 2000.

         PRIVATE EQUITY LINE OF CREDIT

             On February 9, 2001, the Company entered into an equity line of credit agreement with Cornell Capital Partners, LP, an institutional investor, to sell up to $50,000,000 of the Company's common stock. Under such agreement, the Company may exercise "put options" to sell shares for certain prices based on certain average trading prices. Upon signing this agreement, the Company issued to its placement agent, May Davis Group, Inc., and certain investors, Class A warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price of $1.00 per share, exercisable in part or whole until February 9, 2006, and Class B warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price on the applicable advance date. Such Class B warrants are exercisable pro rata with respect to the number of warrant shares as determined by the fraction of the advance payable on that date as the numerator and $20,000,000 as the denominator multiplied by 5,000,000 until sixty months from the date of issuance.

             The fair value of the Class A warrants was estimated to be $1,019,153 ($0.204 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

         SUBSEQUENT EVENTS

             On July 19, 2001, the Company entered into a securities purchase agreement with BNC Bach International, Ltd., whereby the Company sold to BNC Bach International 3,125,000 shares of its common stock at a price of $.32 per share for an aggregate purchase price of $1,000,000.

             On July 27, 2001, the Company entered into a securities purchase agreement with various purchasers, whereby the Company agreed to sell 1,225,000 shares of its common stock at a price of $0.40 per share for an aggregate purchase price of $490,000. Additionally, the agreement authorizes the issuance of 735,000 warrants to purchase common stock, half of such warrants are exercisable at $0.48 per share and half of such are exercisable at $0.56 per share until July 27, 2006. The Company received $490,000 of proceeds in July 2001.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4.  SUBMISSION OF IND APPLICATION

         On July 30, 2001, the Company submitted an Investigational New Drug
         (IND) application to the United States Food and Drug Administration
         (FDA) to begin Phase I clinical trials of Product R as a topical treatment for genital warts caused by human papilloma virus (HPV) infection. Upon approval of the IND application by the FDA, the Company will begin Phase I studies to evaluate safety in humans. Phase I clinical trials cannot begin until the FDA approves the IND application. There is no assurance that the FDA will approve this IND application.

                          ADVANCED VIRAL RESEARCH CORP.



                              --------------------
                                   PROSPECTUS
                              --------------------



                             Up to 23,444,000 Shares

                                       of
                                  Common Stock





























                                 August __, 2001

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, which will be paid solely by Advanced Viral Research Corp. (the "Registrant"). All amounts shown are estimates, except the Commission registration fee:


         Commission registration fee.................................$2,283
         Printing and mailing expenses..............................$10,000
         Legal fees and expenses....................................$15,000
         Accounting fees and expenses................................$5,000
                                                                    -------
                  TOTAL.............................................$32,283
                                                                    =======


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Ninth of our Certificate of Incorporation contains the following provision with respect to indemnification of directors and officers:

         Ninth: The Corporation shall, to the fullest extent permitted by
         Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person, who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 145 of the General Corporate Law of the State of Delaware (the "DGCL") contains provisions regarding indemnification, among others, of officers and directors. Section 145 of the DGCL provides in relevant part:

                   (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made , with respect to a person who is a director or officer at the time of such determination,
         (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL.

         Our Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article Eleventh, which provides:

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The above discussion of our Certificate of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such document.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

         The following information relates to our securities issued or sold within the past three years which were not registered under the Securities Act. No underwriters were employed with respect to the sale of any of the securities listed below. Except as noted below, each of these transactions was completed without registration of the respective securities under the Securities Act in reliance upon the exemptions provided by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder on the basis that such transactions did not involve a public offering. The purchasers were sophisticated with access to the kind of information registration would provide and such purchasers acquired such securities without a view toward the distribution thereof.


On October 1997, we sold to RBB Bank, A.G. $3,000,000 principal amount of our ten-year 7% convertible debentures in an offshore transaction. In connection with the issuance of the debentures, we also issued to RBB three warrants to purchase 600,000 shares each of common stock from August 30, 1997 through August 30, 2007 at exercise prices of $0.20, $0.23 and $0.27 per share, respectively. This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation S.

2. In February 1998 we granted to Dr. Shalom Z. Hirschman, our President and Chief Executive Officer, options to acquire 23,000,000 shares of our common stock at$0.27 per share. Such options are 100% vested as of the date of grant and expire (to the extent not previously exercised) on February 17, 2008. Dr. Hirschman is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

3. In November 1998 pursuant to a securities purchase agreement, we sold $1,500,000 principal amount of our ten-year 7% convertible debenture due October 31, 2008 to RBB, as agent for the accounts of certain persons, in an offshore transaction. In connection with the issuance of the debenture, we also issued to RBB two warrants to purchase common stock , each warrant entitling the holder to purchase, until October 31, 2008, 375,000 shares of the common stock at exercise prices of$0.20 and $0.24 per warrant share, respectively. This transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation S.

4. In December 1998, pursuant to a securities purchase agreement, we sold to Harbor View Group, Inc. and various other purchasers 4,917,276 shares of common stock, and warrants to purchase an aggregate of 2,366,788 shares of common stock, including (x) warrants to purchase an aggregate of 1,966,788 shares of common stock and (y) a finder's fee paid to Harbor View Group consisting of two warrants to purchase an aggregate 400,000 shares of common stock, for an aggregate purchase price of $802,500. Half of the warrants are exercisable at $0.204 per share, and half of the warrants are exercisable at $0.2448 per share, until December 31, 2003.

5. During our fiscal year ended December 31, 1998, we issued approximately 16.8 million shares in connection with the conversion of debentures; 100,000 shares for consulting services; and 1,555,000 shares issued upon exercise of options.

6. In July 1999 pursuant to a securities purchase agreement, we sold to Michael Berman, Pak-Lin Law and Kwong Wai Au 1,851,852 shares of common stock and warrants to purchase an aggregate of 925,926 shares of common stock, for an aggregate purchase price of $500,000. The warrants entitle the holders to purchase 463,264 and 463,264 shares of common stock at exercise prices of $0.324 and $0.378 per share, respectively, and are exercisable at any time and from time to time until June 28, 2004.

7. In August 1999 pursuant to a securities purchase agreement with Focus Investors LLC and various other purchasers, we sold $2,000,000 principal amount of our ten-year 7% convertible debentures due August 3, 2009, and series W warrants to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.2461 per warrant share until August 3, 2004.

8. In October 1999, we granted Alan Gallantar, our Chief Financial Officer, stock options to acquire 4,547,880 shares of common stock, exercisable at $0.24255 per share in one third increments on October 1, 2000, 2001, and 2002, until October 1, 2009. Mr. Gallantar is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

9. In December 1999, pursuant to a securities purchase agreement, we issued the first $1,000,000 tranche of $2,000,000 in aggregate principal amount of our 7% convertible debentures due December 31, 2004 to Endeavour Capital Fund, S.A. In connection with the sale of the first tranche of debentures, we issued warrants to purchase 100,000 shares of our common stock to Endeavour, and two warrants to purchase 5,000 shares of common stock to Endeavour's legal counsel. The warrants expire on December 31, 2002 and are exercisable at $0.19916667 per share.

10. During our fiscal year ended December 31, 1999, we issued 280,000 shares for consulting services.

11. In January 2000, pursuant to the securities purchase agreement with Endeavour Capital Fund, S.A. discussed above, we issued the second $1,000,000 tranche of $2,000,000 in aggregate principal amount of our 7% convertible debentures due December 31, 2004 to Endeavour Capital Fund, S.A.

12. In February 2000 pursuant to a consulting agreement with Harbor View Group, we issued to Harbor View warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share, and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share, until February 28, 2005, in exchange for consulting services provided or to be provided to us.

13. In February 2000 pursuant to a securities purchase agreement, we sold to Harbor View Group and various other purchasers 13,636,357 shares of common stock, and warrants to purchase an aggregate of 5,454,544 shares of common stock for an aggregate purchase price of $3,000,000. Half of the warrants are exercisable at $0.275 per share, and half of the warrants are exercisable at $0.33 per share, until February 28, 2005.

14. In May 2000, we granted Louis Silver, a director stock options to acquire 100,000 shares of common stock, exercisable at $0.25 per share, until May 31, 2002. Mr. Silver is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

15. On September 18, 2000 we entered into a private equity line of credit agreement with Spinneret Financial Systems, Inc., who assigned their rights to GMF Holdings, Inc., for the right to put shares of our common stock to the investor from time to time to raise up to $20,000,000, subject to certain conditions and restrictions. This agreement and all agreements contemplated in connection with such agreement was terminated by mutual agreement of the parties on January 22, 2001.

16. From November 2000 through March 2001, pursuant to a securities purchase agreement, we sold to Harbor View Group and various other purchasers 13,427,500 shares of common stock, and warrants to purchase an aggregate of 8,056,500 shares of common stock for an aggregate purchase price of $5,371,000. Half of the warrants are exercisable at $0.48 per share, and half of the warrants are exercisable at $0.56 per share, until November 8, 2005.

17. On November On November 16, 2000, we entered into a securities purchase agreement with Roseworth Group, Ltd., whereby we agreed to sell 4,960,317 shares of our common stock at a price of $.3024 per share for an aggregate purchase price of $1,500,000.

18. During the year 2000, we issued approximately 38.4 million shares in connection with the conversion of debentures; approximately 1.2 million shares upon the exercise of warrants; and approximately 5.2 million shares upon exercise of options.


19. We entered into an equity line of credit agreement dated February 9, 2001 with Cornell Capital Partners, LP. Pursuant to the equity line of credit agreement, subject to the satisfaction of certain conditions, Cornell Capital, an "accredited investor" as defined in Rule 501(a) under the Securities Act, may sell and issue, from time to time, up to an aggregate of $50,000,000 of its common stock. In connection with the equity line of credit, we issued to the placement agent, May Davis Group, Inc., which introduced Cornell Capital to us, and certain other investors Class A Warrants to purchase in the aggregate 5,000,000 shares of our common stock at an exercise price per share equal to $1.00, exercisable in part or in whole at any time until February 9, 2006, and Class B Warrants to purchase in the aggregate 5,000,000 shares of our common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price of the common stock on the applicable advance date under the private equity line of credit agreement. The Class B Warrant is exercisable pro rata on or after each advance date with respect to that number of warrant shares equal to the product obtained by multiplying 5,000,000 by a fraction, the numerator of which is the amount of the advance payable on the applicable advance date and the denominator of which is $50,000,000, until sixty months from the date of issuance.


20. In June 2001 we issued 60,000 shares of our common stock pursuant to the exercise of certain options.

21. On July 27, 2001, pursuant to a securities purchase agreement with various purchasers, we authorized the issuance and sale of up to 1,225,000 shares of our common stock and warrants to purchase an aggregate of 735,000 shares of common stock in a private offering transaction pursuant to Section 4(2) of the Securities Act for a purchase price of $0.40 per share, for an aggregate purchase price of $490,000. Half of the warrants are exercisable at $0.48 per share, and half of the warrants are exercisable at $0.56 per share, until July 27, 2006. Each warrant contains anti-dilution provisions, which provide for the adjustment of warrant price and warrant shares. As of the date hereof, none of the warrants had been exercised.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


(a)  Exhibits

EXHIBIT
NUMBER     DESCRIPTION
------     -----------
3.1        Articles of Incorporation of Advanced Viral Research Corp. ("ADVR") (2)
3.2        Bylaws of ADVR, as amended(1)
3.3        Amendment to Articles of Incorporation of ADVR(2)
4.1        Specimen Certificate of Common Stock(1)
4.2        Specimen Warrant Certificate(1)
4.3        Warrant Agreement between ADVR and American Stock Transfer and Trust Company(1)
4.4        Forms of Common Stock Options and Agreements granted by ADVR to TRM Management Corp.(5)
4.5        Form of Common Stock Option and Agreement granted by ADVR to Plata Partners Limited Partnership(12)
4.6        Consulting Agreement, dated September 11, 1992, and Form of Common Stock granted by ADVR to Leonard
           Cohen(6)
4.7        Addendum to Agreement granted by ADVR to Shalom Z. Hirschman, M.D. dated March 24, 1996(10)
4.8        Securities Purchase Agreement dated November 16, 1998 by and between ADVR and RBB Bank AG. (11)(o)
4.9        7% Convertible Debenture dated November 16, 1998. (11)(o)
4.10       Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.20 per share. (11)(o)
4.11       Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.24 per share. (11)(o)
4.12       Securities Purchase Agreement dated December 22, 1998 by and between ADVR and various purchasers. (15)
4.13       Form of Warrant dated December 22, 1998 to purchase shares of common stock of ADVR at $0.2040 per share. (15)
4.14       Form of Warrant dated December 22, 1998 to purchase shares of common stock of ADVR at $0.2448 per share. (15)
4.15       Securities Purchase Agreement dated June 23, 1999 by and between ADVR and various purchasers. (15)
4.16       Form of Warrant dated June 23, 1999 to purchase shares of common stock of ADVR at $0.324 per share. (15)
4.17       Form of Warrant dated June 23, 1999 to purchase shares of common stock of ADVR at $0.378 per share. (15)
4.18       Securities Purchase Agreement dated August 3, 1999 by and between ADVR and Focus Investors, LLC. (15)
4.19       Form of 7% Convertible Debenture dated August 3, 1999. (15)
4.20       Form of Warrant dated August 3, 1999 to purchase 50,000 shares of common stock at $0.2461 per share.
           (15)
4.21       Securities Purchase Agreement dated December 28, 1999 between ADVR and Endeavour Capital Fund S.A. (16)
4.22       Form of 7% Convertible Debenture dated December 28, 1999. (16)
4.23       Form of Warrant dated December 28, 1999 to purchase shares of common stock at $0.19916667 per share.
           (16)
4.24       Form of Warrant dated February 7, 2000 to purchase shares of common stock at $0.21 per share. (17)
4.25       Form of Warrant dated February 7, 2000 to purchase shares of common stock at $0.26 per share. (17)
4.26       Form of Warrant dated February 16, 2000 to purchase shares of common stock at $0.275 per share. (17)
4.27       Form of Warrant dated February 16, 2000 to purchase shares of common stock at $0.33 per share. (17)
4.28       Form of Class A Warrant dated September 18, 2000 to purchase 5,000,000 shares of common stock. (19)
4.29       Form of Class B Warrant dated September 18, 2000 to purchase 5,000,000 shares of common stock. (19)
4.30       Form of Class A Warrant dated February 9, 2001 to purchase 5,000,000 shares of common stock. (21)
4.31       Form of Class B Warrant dated February 9, 2001 to purchase 5,000,000 shares of common stock. (21)
5.1        Opinion and Consent of the law firm of Berman Wolfe Rennert Vogel & Mandler, P.A. *
10.1       Declaration of Trust by Bernard Friedland and William Bregman in favor of ADVR dated November 16,
           1987(12)
10.2       Clinical Trials Agreement, dated September 19, 1990, between Clinique Medical Actuel and ADVR. (3)
10.3       Letter, dated March 15, 1991 to ADVR from Health Protection Branch(3)
10.4       Agreement dated August 20, 1991 between TRM Management Corp. and ADVR. (11)(a




EXHIBIT
NUMBER     DESCRIPTION
------     -----------
10.5       Lease dated December 18, 1991 between Bayview Associates, Inc. and ADVR. (4)
10.6       Lease Agreement, dated February 16, 1993 between Stortford Brickell Inc. and ADVR. (7)
10.7       Consulting Agreement dated February 28, 1993 between Leonard Cohen and ADVR. (8)
10.8       Medical Advisor Agreement, dated as of September 14, 1993, between Lionel Resnick, M.D. and ADVR.
           (11)(b)
10.9       Agreement, dated November 9, 1993, between Dormer Laboratories Inc. and ADVR. (12)
10.10      Exclusive Distribution Agreement, dated April 25, 1994, between C.U.R.E. Pharmaceutical Corp. and ADVR.
           (11)(c)
10.11      Exclusive Distribution Agreement, dated as of June 1, 1994, between C.U.R.E. Pharmaceutica Central
           Americas Ltd. and ADVR. (11)(d)
10.12      Exclusive Distribution Agreement dated as of June 17, 1994 between DCT S.R.L. and ADVR, as amended(11)(e)
10.13      Contract, dated as of October 25, 1994 between Commonwealth Pharmaceuticals of the Channel Islands and
           ADVR. (11)(f)
10.14      Agreement dated May 24, 1995 between ADVR and Deborah Silver(9)
10.15      Agreement dated May 29, 1995 between ADVR and Shalom Z. Hirschman, M.D.(9)
10.16      Exclusive Distribution Agreement, dated as of June 2, 1995, between AVIX International Pharmaceutical
           Corp. and ADVR. (12)
10.17      Supplement to Exclusive Distribution Agreement, dated November 2, 1995 with Commonwealth
           Pharmaceuticals(12)
10.18      Exclusive Distributorship & Limited License Agreement, dated December 28, 1995, between AVIX
           International Pharmaceutical Corp., Beijing Unistone Pharmaceutical Co., Ltd. and ADVR. (11)(g)
10.19      Modification Agreement, dated December 28, 1995, between AVIX International Pharmaceutical Corp. and
           ADVR. (11)(g)
10.20      Agreement dated April 1, 1996, between DCT S.R.L. and ADVR. (11)(h)
10.21      Addendum, dated as of March 24, 1996, to Consulting Agreement between ADVR and Shalom Z. Hirschman,
           M.D.(10)
10.22      Addendum to Agreement, dated July 11, 1996, between AVIX International Pharmaceutical Corp. and ADVR.
           (11)(i)
10.23      Employment Agreement, dated October 17, 1996, between ADVR and Shalom Z. Hirschman, M.D.(11)(j)
10.24      Lease, dated February 7, 1997 between Robert Martin Company, LLC and ADVR. (12)
10.25      Copy of Purchase and Sale Agreement, dated February 21, 1997 between ADVR and Interfi Capital
           Group(11)(k)
10.26      Material Transfer Agreement-Cooperative Research And Development Agreement, dated March 13, 1997, between National Institute of Health, Food and Drug Administration and the Centers for Disease Control
           and Prevention(11)(l)
10.27      Copy of Purchase and Sale Agreement, dated September 26, 1997 between ADVR and RBB Bank AG. (11)(m)
10.28      Copy of Extension to Materials Transfer Agreement-Cooperative Research and Development Agreement, dated
           March 4, 1998, between National Institute of Health, Food and Drug Administration and the Centers for
           Disease Control and Prevention. (13)
10.29      Amended and Restated Employment Agreement dated July 8, 1998 between ADVR and Shalom Z. Hirschman,
           M.D.(11)(n)
10.30      Agreement between ADVR and Angelo Chinnici, M.D. dated July 1, 1999. (14)
10.31      Consulting Agreement between ADVR and GloboMax LLC dated January 18, 1999. (15)
10.32      Registration Rights Agreement dated August 3, 1999 between ADVR Research and Focus Investors LLC. (15)
10.33      Employment Agreement dated October 1, 1999 between ADVR and Alan V. Gallantar (15)
10.34      Registration Rights Agreement dated December 28, 1999 between ADVR and Endeavour Capital Fund, S.A. (16)
10.35      Consulting Agreement dated February 7, 2000 between ADVR and Harbor View Group, Inc.(17)
10.36      Securities Purchase Agreement dated February 16, 2000 between ADVR and Harbor View Group, Inc. (17)
10.37      Letter Agreement dated November 16, 1999 between ADVR and Bratskeir & Company. (18)
10.38      Amended and Restated Employment Agreement dated May 12, 2000 between ADVR and Shalom Z. Hirschman, M.D.
           (18)
10.39      Equity Line of Credit Agreement dated as of September 18, 2000 between ADVR and Spinneret Financial
           Systems, Inc.(19)
10.40      Registration Rights Agreement dated as of September 18, 2000 between ADVR and Spinneret Financial
           Systems, Inc. (19)
10.41      Registration Rights Agreement dated as of September 18, 2000 between ADVR and May Davis Group, Inc.(19)
10.42      Placement Agent Agreement dated September 18, 2000 between ADVR and May Davis Group, Inc.(19)



EXHIBIT
NUMBER     DESCRIPTION
------     -----------

10.43      Assignment and Assumption Agreement dated December 12, 2000 between Spinneret Financial Systems, Inc.
           and GMF Holdings Inc. (20)
10.44      Agreement to Waive Assignment Rights dated December 12, 2000 by GMF Holdings Inc. (20)
10.45      Termination Agreement dated January 22, 2001 between GMF Holdings, Inc., May Davis Group, Inc. and
           ADVR. (21)
10.46      Equity Line of Credit Agreement dated as of February 9, 2001 between ADVR and Cornell Capital Partners,
           LP. (21)
10.47      Registration Rights Agreement dated as of February 9, 2001 between ADVR and Cornell Capital Partners,
           LP.(21)
10.48      Registration Rights Agreement dated as of February 9, 2001 between ADVR and May Davis Group, Inc. (21)
10.49      Placement Agent Agreement dated February 9, 2001 between ADVR and May Davis Group, Inc. (21)
10.50      Agreement dated as of April 2, 2001 between ADVR and Selikoff Center of Ra'Anana, Israel. (22)
10.51      Agreement dated as of January 29, 2001 between ADVR and The Weizmann Institute of Science and Yeda. (22)
10.52      Securities Purchase Agreement dated November 8, 2000 by and between ADVR and various investors.  *
10.53      Securities Purchase Agreement dated July 27, 2001 by and between ADVR and various investors.  *
21.1       Subsidiaries of Registrant:  Advance Viral Research Ltd., a Bahamian corporation.
23.1       Consent of Rachlin Cohen & Holtz LLP, Independent Certified Public Accountants.*
23.2       Consent of the law firm of Berman Wolfe Rennert Vogel & Mandler, P.A. (See Exhibit 5.1).


-----------------------------

*    Filed herewith.

(1) Documents incorporated by reference herein to certain exhibits our registration statement on Form S-1, as amended, File No. 33-33895, filed with the Securities and Exchange Commission on March 19, 1990.

(2) Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-18, File No. 33-2262-A, filed with the Securities and Exchange Commission on February 12, 1989.

(3) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

(4) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for period ended March 31, 1991.

(5) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

(6) Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended September 30, 1992.

(7) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992.

(8) Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended March 31, 1993.

(9) Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended June 30, 1995.

(10) Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended March 31, 1996.

(11) Incorporated by reference herein to our Current Reports on Form 8-K and exhibits thereto as follows:

       (a)    A report on Form 8-K dated January 3, 1992.
       (b)    A report on Form 8-K dated September 14, 1993.
       (c)    A report on Form 8-K dated April 25, 1994.
       (d)    A report on Form 8-K dated June 3, 1994.
       (e)    A report on Form 8-K dated June 17, 1994.
       (f)    A report on Form 8-K dated October 25, 1994.
       (g)    A report on Form 8-K dated December 28, 1995.
       (h)    A report on Form 8-K dated April 22, 1996.
       (i)    A report on Form 8-K dated July 12, 1996.
       (j)    A report on Form 8-K dated October 17, 1996.
       (k)    A report on Form 8-K dated February 21, 1997.
       (l)    A report on Form 8-K dated March 25, 1997.
       (m)    A report on Form 8-K dated September 26, 1997.
       (n)    A report on Form 8-K dated July 21, 1998.
       (o)    A report on Form 8-K dated November 24, 1998.

(12) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

(13) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

(14) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

(15) Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 33-70523, filed with the Securities and Exchange Commission on January 13, 1999, and Amendment No. 5 thereto, declared effective on December 15, 1999.

(16) Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 333-94529, filed with the Securities and Exchange Commission on January 12, 2000.

(17) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(18) Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 333-37974, filed with the Securities and Exchange Commission on June 6, 2000.

(19) Documents incorporated by reference herein to certain exhibits to Post-effective Amendment No. 1 to our Registration Statement on Form S-1, as amended, File No. 333-70523, filed with the Securities and Exchange Commission on September 25, 2000.

(20) Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-49038, filed with the Securities and Exchange Commission on October 31, 2000 and amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on December 15, 2000.

(21) Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-55430, filed with the Securities and Exchange Commission on February 12, 2001 and amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on February 13, 2000.

(22) Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.


(b) Financial Statement Schedules

       All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.


ITEM 17.  UNDERTAKINGS

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provision described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on August 21, 2001.



                                  ADVANCED VIRAL RESEARCH CORP.

                                  By:  /s/ SHALOM Z. HIRSCHMAN, M.D.
                                       -------------------------------------
                                       Shalom Z. Hirschman, M.D.
                                       President and Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933 as amended, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.




SIGNATURE                                      TITLE                                    DATE
---------                                      -----                                    ----

/s/ SHALOM Z. HIRSCHMAN, M.D.                  President and Chief                      August 21, 2001
------------------------------------           Executive Officer and Director
Shalom Z. Hirschman, M.D.


/s/ BERNARD FRIEDLAND                          Chairman of the Board                    August 21, 2001
------------------------------------
Bernard Friedland


/s/ ALAN GALLANTAR                             Chief Financial Officer                  August 21, 2001
------------------------------------
Alan Gallantar

/s/ WILLIAM BREGMAN                            Secretary-Treasurer,                     August 21, 2001
------------------------------------           Director
William Bregman

/s/ LOUIS J. SILVER                            Director                                 August 21, 2001
------------------------------------
Louis J. Silver


                                INDEX TO EXHIBITS



         EXHIBIT
         NUMBER            DESCRIPTION
         ------            -----------

         5.1               Legal opinion and consent of the law firm Berman Wolfe Rennert Vogel & Mandler, P.A.

         10.52             Securities Purchase Agreement dated November 8, 2000 by and between ADVR and various investors.

         10.53             Securities Purchase Agreement dated July 27, 2001 by and between ADVR and various investors.

         23.1              Consent of Rachlin Cohen & Holtz LLP, Independent Certified Public Accountants
